Filed Pursuant to Rule 424(b)(3)
 File No. 333-274706

SENSTAR TECHNOLOGIES LTD.

November 21, 2023

To the Shareholders of Senstar Technologies Ltd.:

You are cordially invited to attend the Special and Annual General Meeting of Shareholders of Senstar Technologies Ltd. (“Senstar-Israel”), to be held at Senstar-Israel’s principal executive offices, at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, on December 27, 2023 at 3:00 p.m. (Israel time), and thereafter as it may be adjourned from time to time (the “General Meeting”).

On September 26, 2023, Senstar-Israel entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with a newly established Ontario corporation known as Senstar Technologies Corporation (“Senstar-Ontario”), and Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario (“Merger Sub”), pursuant to which Senstar-Ontario will become the parent company of Senstar-Israel as a result of the merger of Merger Sub with and into Senstar-Israel (the “Merger”), with Senstar-Israel surviving the Merger as a wholly-owned subsidiary of Senstar-Ontario. The Merger is structured as a statutory merger pursuant to Sections 314-327 of the Companies Law, 5759-1999, of the State of Israel (the “ICL”).

As more fully described in the attached proxy statement/prospectus, upon completion of the Merger, Senstar-Israel’s shareholders as of immediately prior to the effective time of the Merger will be entitled to receive one (1) validly issued, fully paid and nonassessable Common Share of Senstar-Ontario (the “Senstar-Ontario Common Share”), subject to applicable withholding taxes, for each one (1) ordinary share, par value NIS 1.00 per share, of Senstar-Israel (the “Senstar-Israel Shares”) held as of immediately prior to the effective time of the Merger.

The purpose of the Merger is to redomicile Senstar-Israel, the parent company of the Senstar group of companies (the “Senstar Group”), to be an entity organized in the Province of Ontario, Canada instead of Israel. In addition, following the consummation of the Merger, Senstar-Israel  intends to dissolve, and as part of the dissolution, Senstar-Israel will transfer to Senstar-Ontario its interests in its subsidiaries by way of distribution.

While our incorporation in Israel has served us and our shareholders well, there are compelling reasons that support redomiciling to cause the parent company of our group to be an entity organized in the Province of Ontario, Canada at this time.

After considering various factors, the Senstar-Israel Board of Directors (the “Senstar-Israel Board”) unanimously determined that restructuring our corporate group to cause the parent company of our group to be an entity incorporated in Ontario is in the best interests of Senstar-Israel and its shareholders and will best help us accomplish our strategic objectives. The vast majority of all of the Senstar Group’s employees and substantially all of our operating assets are in Canada. As a result, we think it is in the best interest of Senstar-Israel and its shareholders, to have our parent company based in Ontario.

For you, our shareholders, much will remain unchanged following the time the Merger comes into effect. There will be some differences in your shareholder rights, given the differences in the laws between Israel and Ontario. We have included a detailed chart outlining these differences in the attached proxy statement/prospectus in the section titled “Comparison of Rights of Senstar-Israel Shareholders and Senstar-Ontario Shareholders.”

We currently anticipate that Redomiciliation will become effective in the first quarter of 2024, although we may abandon the Redomiciliation at any time prior to its completion, including after obtaining shareholder approval.

Just as is the case today with Senstar Israel’s ordinary shares, we expect the common shares of Senstar-Ontario will trade on the Nasdaq Global Market, under the symbol “SNT.” We will remain subject to the reporting requirements of the U.S. Securities and Exchange Commission, the mandates of the Sarbanes-Oxley Act of 2002 and the corporate governance rules of Nasdaq. We will continue to report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles.

It is intended that holders of Senstar Israel ordinary shares and options to purchase Senstar Israel ordinary shares will not recognize any gain or loss for U.S. federal income tax purposes in connection with the transaction.

With regard to Israeli capital gains taxation, in connection with the Merger Agreement, Senstar-Israel has applied for a tax ruling from the Israel Tax Authority (the “ITA”), on behalf of Senstar-Israel shareholders who purchased Senstar Israel ordinary shares in the ordinary course trading on Nasdaq and satisfies all the conditions stated in such ruling (which are referred to in the ruling as the “Interested Public”), regarding the capital gains taxation arrangements that shall apply in respect of a transfer by such Interested Public of all Senstar-Israel ordinary shares in exchange for Senstar-Ontario Common Shares (the “Tax Ruling”). It is expected that the Tax Ruling will find that capital gains taxation related to the Merger will be deferred until a later disposition event and, as such, no tax will be due for the Interested Public at the time of the Merger, and Senstar-Ontario and the surviving company and their respective agents (including any exchange agent that may be appointed for such purpose) shall be exempt from any obligation to withhold Israeli Tax from the Merger Consideration. The Tax Ruling will not apply to shareholders classified as “Controlling Shareholders” for purposes of the Israeli tax rules, interested parties or office holders. Please see “Material U.S. Federal Income Tax Consequences”, “Material Israeli Tax Consequences”, and “Material Canadian Federal Income Tax Considerations” for a description of the material U.S. federal income tax consequences, Israeli tax consequences, and Canadian federal income tax considerations of the Merger to Senstar-Israel shareholders. Determining the actual tax consequences of the Merger to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Merger to you.

At the General Meeting, you will be asked to consider and vote on a resolution for the approval of (i) the Merger Agreement; (ii) the merger of Merger Sub with and into Senstar-Israel in accordance with Sections 314-327 of the ICL, following which Merger Sub will cease to exist as a separate legal entity and Senstar-Israel will become a wholly-owned subsidiary of Senstar-Ontario; (iii) the right to receive one (1) validly issued, fully paid and nonassessable Senstar-Ontario Common Share, subject to applicable withholding taxes, for each one (1) ordinary share, par value NIS 1.00 per share, of Senstar-Israel held by Senstar-Israel’s shareholders as of immediately prior to the effective time of the Merger; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”).

The Senstar-Israel Board has unanimously: (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Senstar-Israel and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the surviving company will be unable to fulfill the obligations of Senstar-Israel to its creditors; (ii) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement; and (iii)  determined to recommend that the shareholders of Senstar-Israel approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement.

In addition to the Redomiciliation Proposal, the following matters will be on the agenda for the General Meeting:

-
the reelection of four Senstar-Israel directors – Gillon Beck, Amit Ben-Zvi, Jacob Berman and Avraham Bigger, until the earlier of (i) the closing of the Merger, (ii) the next annual meeting, or (iii) their prior termination or resignation;

-
the reelection of Moshe Tsabari, an External Director of Senstar-Israel (within the meaning of the ICL), until the earlier of (i) the closing of the Merger, (ii) the three year anniversary of the General Meeting, or (iii) his prior termination or resignation; and

-
the ratification of the appointment and compensation of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as Senstar-Israel’s independent registered public accounting firm for the year ending December 31, 2023 and until the next annual general meeting of shareholders, and to authorize the Senstar-Israel’s Board of Directors (with power of delegation to its Audit Committee) to set the fees to be paid to such auditors (when this proposal is raised, you will also be invited to discuss the Senstar-Israel’s 2022 consolidated financial statements).

SENSTAR-ISRAEL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE REDOMICILIATION PROPOSAL AND THE OTHER PROPOSALS ON THE AGENDA.

Enclosed with this letter you will find a copy of the Notice of the Special and Annual General Meeting and the Proxy Statement for the General Meeting. The enclosed proxy statement/prospectus and the attachments thereto contain important information about the General Meeting, the Merger Agreement, the Merger, all the other transactions contemplated by the Merger Agreement and the other agenda items, and you are urged to read them carefully and in their entirety.

We urge you to read the accompanying proxy statement/prospectus, including the Annexes and the documents incorporated by reference, carefully and in its entirety. In particular, we urge you to read carefully the section entitled “Risk Factors”.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SENSTAR-ISRAEL SHARES YOU OWN. ACCORDINGLY, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SENSTAR-ISRAEL SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE MEETING.

Thank you for your cooperation, /S/ GILLON BECK Gillon Beck Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities commission, including the Israel Securities Authority, has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated November 21, 2023 and is first being made available to the Senstar-Israel shareholders on or about November 28, 2023.

SENSTAR TECHNOLOGIES LTD.

NOTICE OF SPECIAL AND ANNUAL GENERAL MEETING OF SHAREHOLDERS

To the Shareholders of Senstar Technologies Ltd. (“Senstar-Israel”):

Senstar-Israel cordially invites you to attend the Special and Annual General Meeting of Shareholders of Senstar-Israel (the “General Meeting” or the “Meeting”) to be held at Senstar-Israel’s principal executive offices, at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, on December 27, 2023 at 3:00 p.m. (Israel time) (the telephone number at that address is +972-74-794-5200), and thereafter, as it may be adjourned from time to time.

The following proposals are on the agenda for the General Meeting:

1.
the approval of (i) the Agreement and Plan of Merger dated as of September 26, 2023 (as it may be amended from time to time, the “Merger Agreement”) by and among Senstar-Israel, a newly established Ontario corporation known as Senstar Technologies Corporation (“Senstar-Ontario”), and Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario (“Merger Sub”); (ii) the merger of Merger Sub with and into Senstar-Israel in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999 (the “ICL”), following which Merger Sub will cease to exist as a separate legal entity and Senstar-Israel will become a wholly-owned subsidiary of Senstar-Ontario (the “Merger”); (iii) the right to receive one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario, subject to applicable withholding taxes (the “Merger Consideration”), for each one (1) ordinary share, par value NIS 1.00 per share, of Senstar-Israel held by Senstar-Israel’s shareholders as of immediately prior to the effective time of the Merger; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”);

2.
the reelection of four Senstar-Israel directors – Gillon Beck, Amit Ben-Zvi, Jacob Berman and Avraham Bigger, until the earlier of (i) the closing of the Merger, (ii) the next annual meeting, or (iii) their prior termination or resignation;

3.
the reelection of Moshe Tsabari, an External Director of Senstar-Israel (within the meaning of the ICL), until the earlier of (i) the closing of the Merger, (ii) the three year anniversary of the General Meeting, or (iii) his prior termination or resignation; and

4.
the ratification of the appointment and compensation of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as Senstar-Israel’s independent registered public accounting firm for the year ending December 31, 2023 and until the next annual general meeting of shareholders, and to authorize the Senstar-Israel’s Board of Directors (with power of delegation to its Audit Committee) to set the fees to be paid to such auditors (when this proposal is raised, you will also be invited to discuss the Senstar-Israel’s 2022 consolidated financial statements).

SENSTAR-ISRAEL’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE REDOMICILIATION PROPOSAL AND THE OTHER PROPOSALS ON THE AGENDA.

Further information regarding the Redomiciliation Proposal and the other proposals are included in the proxy statement/prospectus, which is being mailed to Senstar-Israel’s shareholders in advance of the General Meeting. The proxy statement/prospectus is also being furnished to the United States Securities and Exchange Commission (the “SEC”) on Form 6-K and is available to the public on the SEC’s website at http://www.sec.gov and Senstar-Israel’s website at www.senstartechnologies.com. A form of proxy card will be enclosed with the proxy statement/prospectus.

Record Date

Only shareholders of record at the close of business on November 27, 2023 (the “Record Date”) will be entitled to receive notice of, and to vote at, the General Meeting.

Quorum and Voting

A quorum must be present in order for the General Meeting to be held. Pursuant to Senstar-Israel’s Articles of Association, the quorum required for the General Meeting consists of at least two shareholders present, in person or by proxy, who hold or represent at least twenty-five percent (25%) of Senstar-Israel’s issued and outstanding share capital. Broker non-votes and abstentions will be counted as present at the General Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a bank, broker or other nominee holding Senstar-Israel Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. While counted for quorum purposes, abstentions and broker non-votes will not be treated as voting shares and will not have any effect on whether the requisite vote is obtained for all matters placed before shareholders for their vote. The Redomiciliation Proposal and the other proposals on the agenda at the General Meeting do not allow for discretionary voting by banks, brokers or other nominees. If within half an hour from the time ap-pointed for the meeting a quorum is not present, the meeting shall be adjourned to December 28, 2023, at the same time and place. At such adjourned meeting, the presence of at least two shareholders in person or by proxy (regardless of the voting power possessed by their shares) will constitute a quorum.

The approval of the Redomiciliation Proposal requires the affirmative vote of holders of at least a majority of the Senstar-Israel ordinary shares present, in person or by proxy, and voting on the Redomiciliation Proposal (not taking into consideration abstentions), excluding any Senstar-Israel Shares that are held by Merger Sub, Senstar-Ontario or by any person or entity holding at least 25% of the “means of control” (within the meaning of the ICL) of either Merger Sub or Senstar-Ontario (excluding, in accordance with the ICL, any holding resulting solely from such person’s holding of Senstar-Israel Shares).

The approval of each of Proposals 2, 3 and 4 requires the affirmative vote of holders of at least a majority of the Senstar-Israel ordinary shares present, in person or by proxy, and voting on such proposal (not taking into consideration abstentions).  In addition, in order to approve Proposal No. 3, the shareholders’ approval must either (i) include at least a majority of the Senstar-Israel ordinary shares voted by shareholders who are not controlling shareholders (within the meaning of the ICL) and who are not shareholders who have a personal interest (within the meaning of the ICL) in the approval of such proposal (excluding a personal interest that is not related to a relationship with the controlling shareholders), not taking into consideration abstentions, or (ii) be obtained such that the total Senstar-Israel ordinary shares of non-controlling shareholders and non-interested shareholders voted against such proposal do not represent more than two percent of the outstanding Senstar-Israel ordinary shares.

Proposals by Shareholders

In accordance with Section 66(b) of the ICL, eligible shareholders, holding at least one percent of Senstar-Israel’s outstanding ordinary shares, may present proper proposals for inclusion in the Meeting by submitting their proposals to Senstar-Israel no later than one week following the date hereof and, if Senstar-Israel determines that a shareholder proposal is appropriate to be added to the agenda of the Meeting, it will publish a revised agenda with SEC on Form 6-K, and the revised agenda will be made available to the public on the SEC’s website at http://www.sec.gov and Senstar-Israel’s website at www.senstartechnologies.com. The last date for submitting a request to include a proposal in accordance with Section 66(b) of the ICL is November 28, 2023.

All shareholders are entitled to contact Senstar-Israel directly and receive the text of the proxy materials. Once made available to the public as described above, such documents will also be available for inspection at Senstar-Israel’s offices, which are located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, during regular business hours and subject to prior coordination. Senstar-Israel’s phone number is ++972-74-794-5200).

By Order of the Board of Directors, /S/ GILLON BECK Gillon Beck Chairman of the Board of Directors

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE
COMPLETED, SIGNED, DATED AND RETURNED PROMPTLY

PROXY STATEMENT

SPECIAL AND ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 27, 2023

INTRODUCTION

This proxy statement/prospectus is being distributed to Senstar Technologies Ltd.’s (“Senstar-Israel”) shareholders in connection with the solicitation by Senstar-Israel’s Board of Directors of proxies to be used at the Special and Annual General Meeting of Shareholders, as it may be adjourned or postponed from time to time (the “General Meeting” or the “Meeting”), to be held at Senstar-Israel’s principal executive offices located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, on December 27, 2023, at 3:00 p.m. (Israel time) and thereafter as it may be adjourned from time to time.

At the General Meeting, shareholders will be asked to consider and vote on the following proposals:

1.
the approval of (i) the Agreement and Plan of Merger dated as of September 26, 2023 (as it may be amended from time to time, the “Merger Agreement”) by and among Senstar-Israel, a newly established Ontario corporation known as Senstar Technologies Corporation (“Senstar-Ontario”), and Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario (“Merger Sub”); (ii) the merger of Merger Sub with and into Senstar-Israel in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999 (the “ICL”), following which Merger Sub will cease to exist as a separate legal entity and Senstar-Israel will become a wholly-owned subsidiary of Senstar-Ontario (the “Merger”); (iii) the right to receive one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario, subject to applicable withholding taxes (the “Merger Consideration”), for each ordinary share, par value NIS 1.00 per share, of Senstar-Israel held by Senstar-Israel’s shareholders as of immediately prior to the effective time of the Merger; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”);

2.
the reelection of four Senstar-Israel directors – Gillon Beck, Amit Ben-Zvi, Jacob Berman and Avraham Bigger, until the earlier of (i) the closing of the Merger, (ii) the next annual meeting, or (iii) their prior termination or resignation;

3.
the reelection of Moshe Tsabari, an External Director of Senstar-Israel (within the meaning of the ICL), until the earlier of (i) the closing of the Merger, (ii) the three year anniversary of the General Meeting, or (iii) his prior termination or resignation; and

4.
the ratification of the appointment and compensation of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as Senstar-Israel’s independent registered public accounting firm for the year ending December 31, 2023 and until the next annual general meeting of shareholders, and to authorize the Senstar-Israel’s Board of Directors (with power of delegation to its Audit Committee) to set the fees to be paid to such auditors (when this proposal is raised, you will also be invited to discuss the Senstar-Israel’s 2022 consolidated financial statements).

Shareholders Entitled to Vote

Shareholders of record who held Senstar-Israel ordinary shares at the close of business on November 27, 2023 (the “Record Date”), are entitled to notice of, and to vote at, the General Meeting.

In addition, shareholders who, as of the Record Date, held Senstar-Israel ordinary shares through a bank, broker or other nominee which is a shareholder of record of Senstar-Israel or which appears in the participant list of a securities depository, are considered to be beneficial owners of shares held in “street name.” These proxy materials are being forwarded to beneficial owners by your bank, broker or other nominee that is considered the holder of record. Beneficial owners have the right to direct how their shares should be voted and are also invited to attend the General Meeting, but may not actually vote their shares in person at the General Meeting. For those beneficial owners, the bank, broker or other nominee that is a shareholder of record has enclosed a voting instruction card for you to use in directing the holder of record how to vote the shares.

As of November 10, 2023, there were 23,309,987 Senstar-Israel ordinary shares issued, outstanding and entitled to one vote each upon each of the matters to be presented at the General Meeting.

Quorum

A quorum must be present in order for the General Meeting to be held. Pursuant to Senstar-Israel’s Articles of Association, the quorum required for the General Meeting consists of at least two shareholders present, in person or by proxy, who hold or represent at least twenty-five percent (25%) of Senstar-Israel’s issued and outstanding share capital. Broker non-votes and abstentions will be counted as present at the General Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a bank, broker or other nominee holding Senstar-Israel Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. While counted for quorum purposes, abstentions and broker non-votes will not be treated as voting shares and will not have any effect on whether the requisite vote is obtained for all matters placed before shareholders for their vote. The Redomiciliation Proposal and the other proposals on the agenda at the General Meeting do not allow for discretionary voting by banks, brokers or other nominees. If within half an hour from the time ap-pointed for the meeting a quorum is not present, the meeting shall be adjourned to December 28, 2023, at the same time and place. At such adjourned meeting, the presence of at least two shareholders in person or by proxy (regardless of the voting power possessed by their shares) will constitute a quorum.

Vote Required

The approval of the Redomiciliation Proposal requires the affirmative vote of holders of at least a majority of the Senstar-Israel ordinary shares present, in person or by proxy, and voting on the Redomiciliation Proposal (not taking into consideration abstentions), excluding any Senstar-Israel Shares that are held by Merger Sub, Senstar-Ontario or by any person or entity holding at least 25% of the “means of control” (within the meaning of the ICL) of either Merger Sub or Senstar-Ontario (excluding, in accordance with the ICL, any holding resulting solely from such person’s holding of Senstar-Israel Shares). Under the Merger Agreement, Senstar-Ontario has represented that it does not own directly or indirectly any Senstar-Israel ordinary shares.

The approval of each of Proposals 2, 3 and 4 requires the affirmative vote of holders of at least a majority of the Senstar-Israel ordinary shares present, in person or by proxy, and voting on such proposal (not taking into consideration abstentions).  In addition, in order to approve Proposal No. 3, the shareholders’ approval must either (i) include at least a majority of the Senstar-Israel ordinary shares voted by shareholders who are not controlling shareholders (within the meaning of the ICL) and who are not shareholders who have a personal interest (within the meaning of the ICL) in the approval of such proposal (excluding a personal interest that is not related to a relationship with the controlling shareholders), not taking into consideration abstentions, or (ii) be obtained such that the total Senstar-Israel ordinary shares of non-controlling shareholders and non-interested shareholders voted against such proposal do not represent more than two percent of the outstanding Senstar-Israel ordinary shares.

Each Senstar-Israel ordinary share is entitled to one vote on the Redomiciliation Proposal and the other proposals on the agenda. If two or more persons are registered as joint owners of any Senstar-Israel ordinary shares, the right to attend the General Meeting shall be conferred upon all of the joint owners, but the right to vote at the General Meeting and/or the right to be counted as part of the quorum required for the General Meeting shall be conferred exclusively upon the senior among the joint owners attending the General Meeting, in person or by proxy, and for this purpose seniority shall be determined by the order in which the names appear on Senstar-Israel’s Shareholder Register.

Only Senstar-Israel ordinary shares that are voted will be counted at the General Meeting. Senstar-Israel ordinary shares present at the General Meeting that are not voted on a particular proposal or Senstar-Israel ordinary shares present by proxy where the shareholder properly withheld authority to vote on such proposal (including broker non-votes) will not be counted in determining whether such matter is approved by shareholders, but will be counted for purposes of determining whether a quorum exists.

Proposed Resolutions

It is proposed that the following resolutions be adopted at the General Meeting to approve the Redomiciliation Proposal and the other proposals on the agenda:

RESOLVED, to approve (i) the Agreement and Plan of Merger dated as of September 26, 2023 (as it may be amended from time to time, the “Merger Agreement”) by and among Senstar-Israel, a newly established Ontario corporation known as Senstar Technologies Corporation (“Senstar-Ontario”), and Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario (“Merger Sub”); (ii) the merger of Merger Sub with and into Senstar-Israel in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999 (the “ICL”), following which Merger Sub will cease to exist as a separate legal entity and Senstar-Israel will become a wholly-owned subsidiary of Senstar-Ontario (the “Merger”); (iii) the right to receive one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario, subject to applicable withholding taxes (the “Merger Consideration”), for each ordinary share, par value NIS 1.00 per share, of Senstar-Israel held by Senstar-Israel’s shareholders as of immediately prior to the effective time of the Merger; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”).

FURTHER RESOLVED, to reelect Gillon Beck to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.

FURTHER RESOLVED, to reelect Amit Ben-Zvi to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.

FURTHER RESOLVED, to reelect Jacob Berman to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.

FURTHER RESOLVED, to reelect Avraham Bigger to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.

FURTHER RESOLVED, to reelect Moshe Tsabari to serve as an External Director (within the meaning of the ICL) on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the three year anniversary of the General Meeting, or (iii) his prior termination or resignation.

FURTHER RESOLVED, that the appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as Senstar-Israel’s independent public accountants for the year ending December 31, 2023, and for such additional period until the next annual general meeting of shareholders, be, and it hereby is, ratified, and the Board of Directors (or, the Audit Committee, if authorized by the Board of Directors (subject to the ratification of the Board of Directors)) be, and it hereby is, authorized to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services.

Senstar-Israel cannot complete the Merger and the Redomiciliation unless its shareholders approve the Redomiciliation Proposal.

Senstar-Israel’s Board of Directors unanimously recommends a vote “FOR” approval of the Redomiciliation Proposal and the other proposals on the agenda.

Proxies

All Senstar-Israel ordinary shares represented by properly executed proxies received by Senstar-Israel no later than four (4) hours prior to the General Meeting and not revoked prior to or at the General Meeting in accordance with the procedure described below will be voted as specified in the instructions indicated in such proxies. If no instructions are indicated, such proxies will not be voted at the General Meeting.

Revocation of Proxies

A shareholder returning a proxy may revoke it at any time prior to commencement of the General Meeting by communicating such revocation in writing to Senstar-Israel or by executing and delivering a later-dated proxy. In addition, any person who has executed a proxy and is present at the General Meeting may vote in person instead of by proxy, thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given. Any written notice revoking a proxy should be sent to Senstar-Israel at its principal executive offices located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, Attention: Chief Financial Officer. Attendance without voting at the General Meeting will not in and of itself constitute revocation of a proxy.

Solicitation of Proxies

Senstar-Israel will bear the costs of solicitation of proxies for the General Meeting. In addition to solicitation by mail, Senstar-Israel’s directors, officers and employees may solicit proxies from shareholders by telephone, email, personal interview or otherwise. Senstar-Israel’s directors, officers and employees will not receive additional compensation for such solicitation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Senstar-Israel ordinary shares held of record by them, and such custodians will be reimbursed for their reasonable expenses. Senstar-Israel may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold Senstar-Israel Shares.

As a foreign private issuer, Senstar-Israel is exempt, among other things, from the rules under the Securities Exchange Act of 1934, as amended, related to the furnishing and content of proxy statements. The circulation of this notice and proxy statement/prospectus should not be taken as an admission that Senstar-Israel is subject to such rules.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about Senstar-Israel from other documents that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information.”

You can obtain any of the documents incorporated by reference into this proxy statement/prospectus without charge by requesting them in writing as follows:

Senstar Technologies Ltd.
10th Floor, Gibor Sport Tower
7 Menachem Begin Road
Ramat Gan 5268102, Israel
Attn: Chief Financial Officer

To receive timely delivery of the documents in advance of the General Meeting, you should make your request no later than December 22, 2023, which is five business days before the General Meeting.

You may also obtain copies of all documents incorporate by reference into this proxy statement/prospectus without charge through the SEC’s website (www.sec.gov). In addition, you may obtain copies of documents filed by Senstar-Israel with the SEC on Senstar-Israel’s Investor Relations page on Senstar-Israel’s website at www. senstartechnologies.com.

We are not incorporating the contents of the websites of the SEC, Senstar-Ontario, Senstar-Israel or any other entity into this proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this proxy statement/ prospectus at these websites only for your convenience.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form F-4 filed with the SEC by Senstar-Ontario, constitutes a prospectus of Senstar-Ontario under Section 5 of the Securities Act with respect to the Senstar-Ontario Common Shares to be issued to Senstar-Israel shareholders pursuant to the Merger Agreement. This proxy statement/prospectus also constitutes a notification with respect to the Special and Annual General Meeting of Senstar-Israel shareholders.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated November 21, 2023. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any other date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither our making available this proxy statement/prospectus to Senstar-Israel shareholders nor the issuance by Senstar-Ontario of common shares pursuant to the Merger Agreement will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation.

All references in this proxy statement/prospectus to “Senstar-Ontario” refer to Senstar Technologies Corporation, the newly formed Ontario corporation formed for purposes of the Redomiciliation; all references in this proxy statement/prospectus to “Senstar-Israel” refer to Senstar Technologies Ltd., a company organized under the laws of the State of Israel; all references to “Merger Sub” refer to Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario formed for the sole purpose of effecting the Merger, or its permitted assignees; unless otherwise indicated or as the context requires, all references in this proxy statement/prospectus to the “Senstar Group,” “we,” “our” and “us” refer to Senstar-Israel and its subsidiaries collectively; unless otherwise indicated or as the context requires, all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of September 26, 2023 among Senstar-Ontario, Merger Sub and Senstar-Israel, a copy of which is attached to this proxy statement/prospectus as Annex A; all references to the “Merger” refer to the merger of Merger Sub with and into Senstar-Israel, with Senstar-Israel as the surviving company.

Page
QUESTIONS AND ANSWERS	i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
RISK FACTORS	2
THE PARTIES TO THE MERGER	6
Senstar Technologies Ltd.	6
Senstar Technologies Corporation	6
Can Co Sub Ltd.	6
THE SENSTAR-ISRAEL GENERAL MEETING	7
THE MERGER	13
Effects of the Merger	13
Senstar-Israel’s Reasons for the Redomiciliation and the Merger; Recommendation of the Senstar-Israel Board	13
Treatment of Senstar-Israel Options	15
Obtaining Senstar-Israel Shares in the Merger	15
Nasdaq Listing of Senstar-Ontario Common Shares	16
Delisting of Senstar-Israel Shares	16
Management of Senstar-Ontario	16
Interest of Certain Persons in the Transaction	16
Appraisal Rights	16
THE MERGER AGREEMENT	17
The Merger	17
Structure of the Merger	17
Merger Consideration	17
Closing and Effective Time	18
Israel Tax Ruling; Withholding	18
Representations and Warranties	19
Preparation of the Form F-4 and the Proxy Statement/Prospectus; Senstar-Israel Shareholder Meeting	20
Reasonable Best Efforts	20
Directors’ and Officers’ Indemnification and Insurance	20
Obligations of Senstar-Ontario and Merger Sub	21
Israel Securities Authority Approval	21
Conditions to Completion of the Merger	22
Termination of the Merger Agreement	23
Amendments, Extensions and Waivers	23
No Third Party Beneficiaries	23
Governing Law	23
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER	24
MATERIAL ISRAELI TAX CONSEQUENCES	27
MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	29
CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR SENSTAR-ISRAEL OPTIONHOLDERS	32
ELIGIBILITY FOR INVESTMENT	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SENSTAR-ISRAEL	34
DESCRIPTION OF SENSTAR-ONTARIO SHARE CAPITAL	35
DESCRIPTION OF SENSTAR-ISRAEL ORDINARY SHARES	41
COMPARISON OF RIGHTS OF SENSTAR-ISRAEL SHAREHOLDERS AND SENSTAR-ONTARIO SHAREHOLDERS	44
APPRAISAL RIGHTS	58
LEGAL MATTERS	58
EXPERTS	58
PROPOSAL NO 2 – REELECTION OF DIRECTORS	59
PROPOSAL NO 3 – REELECTION OF EXTERNAL DIRECTOR	61
PROPOSAL NO 4 – RATIFICATION OF THE APPOINTMENT AND COMPENSATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; REVIEW AND DISCUSSION OF 2022 CONSOLIDATED FINANCIAL STATEMENTS	63
OTHER MATTERS	64
WHERE YOU CAN FIND MORE INFORMATION	65

Annex A	Merger Agreement
Annex B	Proxy Card
Annex C	Senstar Technologies Corporation Certificate and Articles of Incorporation
Annex D	Senstar Technologies Corporation By-laws

QUESTIONS AND ANSWERS

The following are some questions that you, as a shareholder of Senstar-Israel, may have regarding the Redomiciliation Proposal and the other proposals being considered at the General Meeting and the answers to those questions. Senstar-Ontario and Senstar-Israel urge you to carefully read the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Redomiciliation Proposal and the other proposals being considered at the General Meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

Q:	Why is the General Meeting taking place and why am I receiving this proxy statement/prospectus?

A:
After considering various factors, the Senstar-Israel Board unanimously determined that restructuring our corporate group to cause Senstar-Israel to be an entity incorporated in Ontario is in the best interests of Senstar-Israel and its shareholders and will best help us accomplish our strategic objectives.

In order to effect the Redomiciliation Proposal, Senstar-Ontario, Senstar-Israel and Merger Sub have agreed to a merger of Merger Sub with and into Senstar-Israel, with Senstar-Israel continuing as the surviving company, under the terms of the Merger Agreement that is described in this proxy statement/prospectus. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A. The Merger Agreement is the legal document governing the Merger.

In order to consummate the Merger, Senstar-Israel shareholders must vote to approve and adopt the Redomiciliation Proposal described in this proxy statement/prospectus, and all other conditions to the Merger must be satisfied or waived.

Senstar-Israel will hold the General Meeting to obtain this approval for the Redomiciliation Proposal. In addition, the General Meeting will also serve as Senstar-Israel’s 2023 Annual General Meeting and Senstar-Israel shareholders will be asked to vote on the reelection of Senstar-Israel directors and the reappointment of Senstar-Israel’s independent accounting firm, as described in more detail in Proposals 2, 3 and 4 of this proxy statement/prospectus.

This proxy statement/prospectus contains important information about the Merger, the Redomiciliation Proposal and the General Meeting and the other proposals on the agenda, and you should read it carefully.

Your vote is important. We encourage you to vote as soon as possible.

Q:	Why do you want your ultimate parent company to be incorporated in Ontario rather than Israel?

A:
While Senstar-Israel’s incorporation in Israel has served us and our shareholders well, there are compelling reasons that support restructuring our corporate group to cause us to be an entity organized in Ontario, Canada at this time.

In June 2021, Senstar-Israel completed the sale of its Integration Solution Division to Aeronautics Ltd., a subsidiary of RAFAEL Advanced Defense Systems Ltd., and as part of the acquisition, Aeronautics also acquired Senstar-Israel’s principal facility in Israel.

Following such sale, the vast majority all of the Senstar Group’s employees and substantially all of our operating assets are in Canada. Senstar-Israel currently employs only two employees, including our Chief Financial Officer.

After considering various factors, the Senstar-Israel Board determined that it was advisable to proceed with the Redomiciliation. The Senstar-Israel Board’s determination that Ontario is the preferred jurisdiction of incorporation was based on many factors, including the following:

•	Ontario offers predictable and well-established corporate laws;
•	Ontario has a well-developed legal system which we believe encourages high standards of corporate governance and provides shareholders with substantial rights;
•	the perception of an Ontario corporation among regulatory authorities, prospective customers, investors and creditors as being highly favorable; and
•
Ontario corporate law provides significant flexibility around corporate transactions, including the issuance of equity and the payment of dividends, while at the same time protecting the rights of shareholders.

As a result, we think it is in the best interest of Senstar-Israel and its shareholders, to have our parent company based in Ontario.

For a discussion of the factors that the Senstar-Israel Board considered in determining to recommend the approval and adoption of the Redomiciliation Proposal, see “The Merger— Senstar-Israel’s Reasons for the Redomiciliation and the Merger; Recommendation of the Senstar-Israel Board.”

Despite the potential benefits described above there are risks and we cannot assure you that the anticipated benefits of the Redomiciliation will be realized. Please see the discussion under “Risk Factors.”

The following diagrams describe the stages of the Redomiciliation and our organizational structure immediately before and after the Merger (and prior to any potential liquidation process of Senstar Israel):

Prior to Redomiciliation:

Post Restructuring Chart:

Q:	Are there any risks associated with the consummation of the Redomiciliation?

A:
While the Senstar-Israel Board has considered the potential risks associated with the Redomiciliation and has recommended that Senstar-Israel shareholders vote for approval of the Redomiciliation Proposal, there are risks and we cannot assure you that the anticipated benefits of the Redomiciliation will be realized. For example:

•	your rights as a shareholder will change due to differences between Israel and Ontario law and between the governing documents of Senstar-Israel and Senstar-Ontario; and
•	the market for Senstar-Ontario Common Shares may differ from the market for Senstar-Israel Shares.

You should consider these risks carefully. For additional information, please see the discussion under “Risk Factors.”

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Q:	Will the Redomiciliation affect our current or future day-to-day operations?

A:	The Redomiciliation will have no material impact on how we conduct our day-to-day operations.

Q:	How will ordinary shares of Senstar-Israel differ from the common shares of Senstar-Ontario?

A:
Senstar-Ontario Common Shares will be similar to Senstar-Israel’s ordinary shares. However, there are differences between what your rights as a common shareholder will be under Ontario law and what they currently are as an ordinary shareholder under Israeli law. In addition, there are differences between the organizational documents of Senstar-Israel and Senstar-Ontario.

We discuss these differences in detail under “Description of Senstar-Ontario Share Capital” and “Comparison of Rights of Senstar-Israel Shareholders and Senstar-Ontario Shareholders.” Senstar-Ontario’s Certificate and Articles of Incorporation (as amended, the “Articles”) and By-laws (the “By-laws”) are attached as Annex C and Annex D, respectively, to this proxy statement/prospectus.

Q:	Will the Merger dilute my economic interest?

A:
No, your fully-diluted relative economic ownership in Senstar will not change as a result of the Merger and Redomiciliation. Your Senstar-Israel ordinary shares will be exchanged for Senstar-Ontario Common Shares on a one-to-one basis.

Q:	How will the Redomiciliation affect our financial reporting and the information we provide to our shareholders?

A:
Upon completion of the Merger, Senstar-Ontario will be subject to the same reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of Nasdaq as Senstar-Israel before the Merger, and Senstar-Ontario will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. Senstar-Ontario will continue to file reports on Form 20-F and 6-K with the SEC, as we currently do. Senstar-Ontario will also comply with any additional reporting requirements of Ontario law.

Q:	Will the Merger and Redomiciliation have any impact on our ability to pay dividends or, if we elect, to buy back common shares?

A:	Generally, we expect that Ontario law will be more flexible than Israeli law as to these matters.

Q:	What do I need to do now?

A:
After you have carefully read and considered the information contained in or incorporated by reference into this proxy statement/prospectus, please either join us at the General Meeting to vote in person or vote by submitting your proxy card by following the instructions in “The Senstar-Israel General Meeting—Vote Required at the Meeting,” and “—Voting Procedures.”

Questions and Answers about the Redomiciliation Proposal and General Meeting

Q:	When and where is the General Meeting?

A:
The General Meeting will be held on December 27, 2023 at 3:00 p.m. (Israel time), at Senstar-Israel’s principal executive offices at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel.

Q:	Who is entitled to vote at the General Meeting?

A:
Only Senstar-Israel shareholders with Senstar-Israel ordinary shares registered in his, her, its or their name or names as of the close of trading on November 27, 2023, the record date, will be entitled to vote at the General Meeting or at any adjournment thereof. As of the close of trading on November 10, 2023, Senstar-Israel had 23,309,987 outstanding ordinary shares, each of which is entitled to one vote upon the matter presented at the General Meeting.

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Q:	What proposals will be considered at the General Meeting?

A:
At the General Meeting, you will be asked to consider and vote on the approval of (i) the Merger Agreement; (ii) the Merger; (iii) the Merger Consideration; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”).

In addition, the General Meeting will also serve as Senstar-Israel’s 2023 Annual General Meeting and Senstar-Israel shareholders will be asked to vote on the reelection of Senstar-Israel directors and the reappointment of Senstar-Israel’s independent accounting firm, as described in more detail in Proposals 2, 3 and 4 of this proxy statement/prospectus.

Q:	What constitutes a quorum?

A:
No less than two Senstar-Israel shareholders present in person or by proxy, and holding or representing between them at least twenty-five percent (25%) of Senstar-Israel’s issued and outstanding share capital, shall constitute a quorum at the General Meeting. If within one-half hour from the time appointed for the holding of the General Meeting a quorum is not present, the General Meeting shall be adjourned to December 28, 2023, at the same time and place. At such adjourned meeting, the presence of at least two Senstar-Israel shareholders in person or by proxy (regardless of the voting power possessed by their shares) will constitute a quorum.

Broker non-votes and abstentions will be counted as present at the General Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a bank, broker or other nominee holding Senstar-Israel Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. While counted for quorum purposes, abstentions and broker non-votes will not be treated as voting shares and will not have any effect on whether the requisite vote is obtained for all matters placed before shareholders for their vote.

Q:	What vote of Senstar-Israel shareholders is required to approve the Redomiciliation Proposal and the other proposals on the agenda?

A:
The approval of the Redomiciliation Proposal requires the affirmative vote of holders of a majority of the Senstar-Israel Shares present, in person or by proxy, and voting on the Redomiciliation Proposal (not taking into consideration abstentions) excluding any Senstar-Israel Shares that are held by Merger Sub, Senstar-Ontario or by any person or entity holding at least 25% of the “means of control” (within the meaning of the ICL) of either Merger Sub or Senstar-Ontario (excluding, in accordance with the ICL, any holding resulting solely from such person’s holding of Senstar-Israel Shares).

The approval of each of Proposals 2, 3 and 4 requires the affirmative vote of holders of at least a majority of the Senstar-Israel ordinary shares present, in person or by proxy, and voting on such proposal (not taking into consideration abstentions).  In addition, in order to approve Proposal No. 3, the shareholders’ approval must either (i) include at least a majority of the Senstar-Israel ordinary shares voted by shareholders who are not controlling shareholders (within the meaning of the ICL) and who are not shareholders who have a personal interest (within the meaning of the ICL) in the approval of such proposal (excluding a personal interest that is not related to a relationship with the controlling shareholders), not taking into consideration abstentions, or (ii) be obtained such that the total Senstar-Israel ordinary shares of non-controlling shareholders and non-interested shareholders voted against such proposal do not represent more than two percent of the outstanding Senstar-Israel ordinary shares.

Q:	How does the Senstar-Israel Board recommend that I vote?

A:	The Senstar-Israel Board unanimously recommends a vote “FOR” the Redomiciliation Proposal and the other proposals on the agenda.

For a discussion of the factors that the Senstar-Israel Board considered in determining to recommend the approval and adoption of the Redomiciliation Proposal, see “The Merger— Senstar-Israel’s Reasons for the Redomiciliation and the Merger; Recommendation of the Senstar-Israel Board.”

Q:	Do any of Senstar-Israel’s directors or executive officers have any interests in the Merger that may be different from, or in addition to, my interests as a Senstar-Israel shareholder?

A:
Except for the indemnification and insurance arrangements of the directors and executive officers, no person who has been a director or executive officer of Senstar-Israel at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Merger, except for any interest arising from his or her ownership of securities of Senstar-Israel.

Q:	What is a proxy?

A:
A proxy is another person you authorize to vote on your behalf. Senstar-Israel is asking its shareholders to vote, or to instruct their proxy how to vote, their Senstar-Israel ordinary shares so that all their shares may be voted at the General Meeting even if the holders do not attend the General Meeting.

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Q:	What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, including the annexes and the other documents incorporated by reference in this proxy statement/prospectus, please ensure your Senstar-Israel ordinary shares are voted at the General Meeting by completing, dating, signing and mailing the enclosed proxy in the envelope provided at your earliest convenience and in any event so as to be received in a timely manner as discussed in this proxy statement/prospectus.

Your shares can be voted at the General Meeting only if you are present or represented by a valid proxy.

Q:	How do I cast my vote if I am a Senstar-Israel shareholder of record?

A:
If you are a Senstar-Israel shareholder of record, you may vote in person at the General Meeting or by submitting a proxy for the General Meeting. In order for a proxy to be counted, it must be a duly executed proxy and received prior to the General Meeting. This will be deemed to have occurred only if such proxy is received either by Senstar-Israel at its principal executive offices at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, at any time prior to the commencement of the General Meeting (other than proxies that are revoked or superseded before they are voted). If you submit an executed proxy but do not specify how to vote your proxy, your Senstar-Israel ordinary shares will not be voted at the General Meeting.

Senstar-Israel ordinary shares represented by any proxy received after the times specified above will not be counted as present at the meeting and will not be voted. For more detailed instructions on how to vote, see “The Senstar-Israel General Meeting—Vote Required at the Meeting” and “—Voting Procedures.”

If two or more persons are registered as joint owners of any Senstar-Israel ordinary shares, the right to attend the General Meeting shall be conferred upon all of the joint owners, but the right to vote at the General Meeting and/or the right to be counted as part of the quorum required for the General Meeting shall be conferred exclusively upon the senior among the joint owners attending the General Meeting, in person or by proxy, and for this purpose seniority shall be determined by the order in which the names appear on Senstar-Israel’s Shareholder Register.

Q:	How do I cast my vote if my Senstar-Israel ordinary shares are held in “street name” by my broker?

A:
If you hold your Senstar-Israel ordinary shares in “street name” through a bank, broker or other nominee you should follow the instructions on the form you receive from your bank, broker or other nominee. If your Senstar-Israel Shares are held in “street name” and you wish to vote such shares by attending the General Meeting in person, you will need to obtain a proxy from your bank, broker or other nominee. If your Senstar-Israel ordinary shares are held in “street name,” you must contact your bank, broker or other nominee to change or revoke your voting instructions.

Q:	What will happen if I abstain from voting on the Redomiciliation Proposal or other proposals on the agenda?

A:	Proxies submitted with instructions to abstain from voting and broker non-votes will not be considered to be votes “FOR” or “AGAINST” and will have no effect on the result of the vote.

Q:	Can I change my vote after I have delivered my proxy?

A:
You may revoke your proxy at any time before the vote is taken at the General Meeting by (a) delivering to Senstar-Israel at its principal executive offices located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, Attention: Chief Financial Officer, a written notice of revocation, bearing a later date than the proxy, stating that the proxy is revoked, (b) by properly submitting a later-dated proxy relating to the same Senstar-Israel Shares or (c) by attending the General Meeting and voting in person (although attendance at the General Meeting will not, by itself, revoke a proxy). Senstar-Israel Shares represented by properly executed proxies received by us no later than four (4) hours prior to the General Meeting will, unless such proxies have been previously revoked or superseded, be voted at the General Meeting in accordance with the directions on the proxies. Written notices of revocation and other communications concerning the revocation of a previously executed proxy should be addressed to us at our principal executive offices located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, Attention: Chief Financial Officer.

If your Senstar-Israel Shares are held in “street name,” you must contact your bank, broker or other nominee to change or revoke your voting instructions.

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Q:	If I hold my Senstar-Israel ordinary shares in certificated form, should I send in my share certificates now?

A:
No. Following the Effective Time, the transfer agent (the “Transfer  Agent”), will mail to each Senstar-Israel shareholder a statement evidencing that the Senstar-Ontario Common Shares are being held on their behalf in book-entry form by the Transfer Agent under the Direct Registration System.

If you are a Senstar-Israel shareholder with Senstar-Israel ordinary shares held in “street name,” which means your shares are held in an account at a broker, bank or other nominee, your account will be automatically credited with the Senstar-Ontario Common Shares.

Q:	Am I entitled to exercise dissenters’ rights or appraisal rights instead of receiving the Merger Consideration for my Senstar-Israel ordinary shares?

A:	No. Under Israeli law, holders of Senstar-Israel ordinary shares are not entitled to statutory appraisal rights in connection with the Merger.

Questions and Answers about the Merger

Q:	What will happen in the Merger?

A:
Under the terms of the Merger Agreement, Merger Sub will merge with and into Senstar-Israel, with Senstar-Israel continuing as the surviving company and as a wholly-owned subsidiary of Senstar-Ontario.

For Senstar-Israel shareholders much will remain unchanged following the time the Merger. Just as is the case today with our ordinary shares, we expect the common shares of Senstar-Ontario will trade on the Nasdaq Global Market under the symbol “SNT.” We will remain subject to the reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act of 2002 and the corporate governance rules of Nasdaq. We will continue to report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles.

There will be some differences in shareholder rights, given the differences in the laws between Israel and Ontario. We have included a detailed chart outlining these differences in the attached proxy statement/prospectus in the section titled “Comparison of Rights of Senstar-Israel Shareholders and Senstar-Ontario Shareholders.”

After the Merger, Senstar-Israel will no longer be a publicly held company, but rather a wholly-owned subsidiary of Senstar-Ontario. As described above, following the consummation of the Merger, Senstar-Israel intends to dissolve, and as part of the dissolution, Senstar-Israel will transfer to Senstar-Ontario its interests in its subsidiaries by way of distribution.

Q:	What is required to complete the Merger?

A:	Each of Senstar-Ontario’s and Senstar-Israel’s obligation to consummate the Merger is subject, as relevant, to a number of conditions specified in the Merger Agreement, including the following:

•	approval of the Merger Agreement, the Merger and the other transactions contemplated thereby by Senstar-Israel shareholders as described in this proxy statement/prospectus;

•	obtaining all required governmental authorizations;

•	the SEC declaring effective this registration statement on Form F-4 to be filed by Senstar-Ontario with respect to the Senstar-Ontario Common Shares to be issued in the Merger;

•	the Senstar-Ontario Common Shares to be issued in the Merger being approved for listing on Nasdaq;

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•	the expiration of certain statutory waiting periods under the ICL;

•
if required, the submission by Senstar-Ontario to the Israel Innovation Authority (the “IAA”) of a written undertaking in customary form to comply with the provisions of the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 1984 (the “Innovation Law”) following the Merger;

•	the accuracy of the representations and warranties of each party (subject to certain materiality standards);

•	the material compliance by each party with its obligations under the Merger Agreement; and

•
Senstar-Ontario shall have obtained a no-action letter from the Israel Securities Authority that exempts the issuance of the Senstar-Ontario Common Shares to Senstar-Israel’s Israeli shareholders from, and confirms that the Israel Securities Law, 5728-1968 (the “Israel Securities Law”) will not take action against Senstar-Ontario in respect of, the requirements of the Israel Securities Law that would otherwise require the publication of a prospectus in Israel (the “ISA No-Action Letter”).

For more information, see “The Merger Agreement—Conditions to Completion of the Merger” as well as the copy of the Merger Agreement attached to this proxy statement/prospectus as Annex A and incorporated herein by reference.

Q:	When do you expect the Merger to be completed?

A:
Senstar-Ontario and Senstar-Israel expect the closing of the Merger (the “Closing”) to occur in the first quarter of the 2024 calendar year (such date that the Closing occurs, the “Closing Date”). However, the Merger is subject to various regulatory approvals and the satisfaction or waiver of other conditions, and it is possible that factors outside the control of Senstar Group could result in the Merger being completed at an earlier time, a later time or not at all. There may be a substantial amount of time between the date on which the General Meeting is held and the date of the completion of the Merger. The Merger will become effective following the satisfaction or waiver of the conditions to Closing upon the issuance by the Companies Registrar of the State of Israel (the “Israeli Companies Registrar”) of a certificate of merger (the “Effective Time”).

Q:	In the Merger, what will Senstar-Israel shareholders receive for their shares?

A:
If the Merger is consummated, each Senstar-Israel ordinary share that is issued and outstanding immediately prior to the Effective Time will be automatically acquired by Senstar-Ontario  in consideration of the issuance by Senstar-Ontario of one (1) Senstar-Ontario Common Share. For more information, see “The Merger Agreement—Merger Consideration.”

Q:	After the Merger, how much of Senstar-Ontario will Senstar-Israel shareholders own?

A:	The Senstar-Israel shareholders immediately prior to the Effective Time will own 100% of Senstar-Ontario.

Q:	Will Senstar-Israel shareholders be able to trade the common shares of Senstar-Ontario that they receive in the transaction?

A:
Yes. The common shares of Senstar-Ontario are expected to be listed on Nasdaq under the symbol “SNT.” The common shares of Senstar-Ontario received in exchange for Senstar-Israel ordinary shares in the Merger will be freely transferable under U.S. federal securities laws.

Q:	What will happen to my outstanding Senstar-Israel Options in the Merger?

A:	For information regarding the treatment of the Senstar-Israel Options, see “The Merger Agreement—Treatment of Senstar-Israel Options.”

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Q:	How will I receive Senstar-Ontario Common Shares?

A:
If you are a Senstar-Israel shareholder with Senstar-Israel ordinary shares held in “street name,” which means your shares are held in an account at a broker, bank or other nominee, your account will be automatically credited with the Senstar-Ontario Common Shares.

Q:        Do I need to do anything with my certificates representing Senstar-Israel ordinary shares now?

A:
No. After the Merger is consummated, if you held certificates representing Senstar-Israel ordinary shares prior to the Merger, the Transfer Agent will mail to you a statement evidencing that the Senstar-Ontario Common Shares are being held on your behalf in book-entry form by the Transfer Agent under the Direct Registration System.

Q:       What happens if the Merger is not completed?

A:
If the Redomiciliation Proposal is not approved by Senstar-Israel’s shareholders or if the Merger is not completed for any other reason, Senstar-Israel shareholders will not receive the Merger Consideration in exchange for their Senstar-Israel ordinary shares. Instead, Senstar-Israel will remain a public company and Senstar-Israel ordinary shares will continue to be listed and traded on Nasdaq.

Q:	What are the U.S. federal income tax consequences of the exchange of Senstar-Israel ordinary shares for the Merger Consideration?

A:
It is intended that holders of Senstar-Israel ordinary shares will not recognize any gain or loss for U.S. federal income tax purposes on the Merger but the closing of the Merger is not conditioned upon the receipt of any opinion or tax ruling from the IRS to that effect. Please refer to “Material U.S. Federal Income Tax Consequences” for a description of material U.S. federal income tax consequences of the Merger to Senstar-Israel shareholders.

A holder may be subject to special circumstances or rules. Each holder should consult its own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of its particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. A more complete description of the material U.S. federal income tax consequences of the Merger is provided in the “Material U.S. Federal Income Tax Consequences.”

Q:      What are the Israeli tax consequences of the exchange of Senstar-Israel Shares for the Merger Consideration?

A:       The following statements are only a summary of certain material Israeli tax consequences of the Merger.

As a consequence of the Merger, holders of Senstar-Israel ordinary shares will be treated as having sold their Senstar-Israel ordinary shares in the Merger. When an Israeli company is sold, regardless of whether the consideration in the sale is cash or stock, its shareholders are generally subject to Israeli taxation.

The ITO distinguishes between ‘Real Capital Gain’ and ‘Inflationary Surplus’. The Inflationary Surplus is the portion of the total capital gain which is equivalent to the increase of the relevant asset’s purchase price which is attributable to the increase in the Israeli CPI or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. The Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus.

The capital gains tax rate applicable to the Real Capital Gain is 25% for individuals (and if such individual is holding or is entitled to purchase, directly or indirectly, alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, one of the following: (i) at least 10% of the issued and outstanding Senstar-Israel ordinary shares, (ii) at least 10% of the voting rights of Senstar-Israel, (iii) the right to receive at least 10% of Senstar-Israel’s profits or its assets upon liquidation, (iv) the right to appoint a manager/director, or (v) the right to instruct any other person to do any of the foregoing (a “Major Shareholder”) on the date of sale or on any date falling within the 12-month period preceding that date of sale, such Major Shareholder would be subject to Israeli taxation at the rate of 30%) and 23% for corporations. An additional tax at a rate of three percent on the Real Capital Gain may be imposed upon individual shareholders whose annual income from all sources that is taxable in Israel exceeds a certain amount. The Inflationary Surplus is generally exempt from tax, provided that the shares being sold were acquired after December 31, 1993.

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Senstar-Israel applied for a tax ruling from the Israel Tax Authority permitting Senstar-Israel shareholders who purchased Senstar Israel ordinary shares in the ordinary course trading on Nasdaq and satisfies all the conditions stated in such ruling (which are referred to in the ruling as the “Interested Public”), to defer the obligation (if any) to pay Israeli tax on the exchange of the Senstar-Israel ordinary shares for Senstar-Ontario Common Shares in accordance with the provisions of Section 104H of the ITO until a later disposition event, and exempting Senstar-Ontario, the surviving company and their respective agents (including any exchange agent that may be appointed) from any obligation to withhold Israeli Tax from the Merger Consideration, or clarifying that no such obligation exists (the “Tax Ruling”). The Tax Ruling is not applicable for “Controlling Shareholders”, interested parties and office holders. For such “Controlling shareholders”, interested parties and office holders the provisions of the ITO or any other provisions given by the Israeli Tax Authority under separate specific ruling (if any) shall apply. The term “Controlling Shareholders” is defined under the ITO as a person who holds, or is entitled to purchase, directly or indirectly, alone or together with a relative, one of the following: (1) at least 5% of the issued share capital of the company; (2) at least 5% of the voting rights in the company; (3) the right to receive at least 5% of the company’s profits or assets upon liquidation; (4) the right to appoint a manager to the company. If and when the Tax Ruling is finalized, Senstar-Israel will issue a press release and furnish a Form 6-K or other document with the SEC describing the scope of the exemptions provided by the ruling. There can be no assurance that such ruling will be granted before the Closing or at all or that, if obtained, such ruling will be granted under the conditions requested by Senstar-Israel.

In the event the Tax Ruling from the Israel Tax Authority is not obtained prior to Closing and the parties elect notwithstanding to continue to Closing, shareholders will be advised in advance of the Closing of any Israeli tax obligations and Israeli tax withholding requirements and the manner in which any such withholding will be implemented in connection with the Closing. Generally, if a Tax Ruling from the Israel Tax Authority is not obtained prior to Closing and the parties elect notwithstanding to continue to Closing, all Senstar-Israel shareholders will be subject to Israeli tax withholding at the rate of 25% (for individuals) and 23% (for corporations) on the gross Merger Consideration (unless the shareholder requests and obtains an individual certificate of exemption or a reduced tax rate from the Israeli Tax Authority, as described below), and Senstar-Ontario or any exchange agent that may be appointed will be required to withhold an amount equal to 25%, 23% or such other reduced tax rate as stipulated in the certificate obtained, as applicable, of the gross Merger Consideration received by such shareholder.

Regardless of whether Senstar-Israel obtains the requested Tax Ruling from the Israel Tax Authority, any holder of Senstar-Israel Shares who believes that it is entitled to such an exemption (or reduced tax rate) may separately apply to the Israel Tax Authority to obtain a certificate of exemption from withholding or an individual tax ruling providing for no withholding or withholding at a reduced rate, and submit such certificate of exemption or ruling to Senstar-Ontario (or any exchange agent that may be appointed) at least five business days prior to the date that is 180 days following the Closing Date. If Senstar-Ontario (or any exchange agent that may be appointed) receive a valid exemption certificate or tax ruling (as determined in Senstar-Ontario’s discretion (or the discretion of any exchange agent that may be appointed)) at least five business days prior to the date that is 180 days following the Closing Date, then the withholding (if any) of any amounts under the ITO, from the Merger Consideration payable shall be made only in accordance with the provisions of such Israeli tax certificate or tax ruling, subject to delivery by such holder concurrently with such certificate of the withholding amount, if and to the extent required under such certificate or tax ruling (such withholding amount to be increased by interest plus linkage differences, as defined in Section 159A(a) of the ITO, for the period between the 15th day of the calendar month following the month during which the Closing occurs and the time that the Merger Consideration is delivered).

You are urged to consult with your own tax advisor for a full understanding of the tax consequences of the Merger to you, including the consequences under any applicable, state, local, foreign or other tax laws.

For a more detailed description of the material Israeli tax consequences of the Merger, see the section entitled “Material Israeli Tax Consequences.”

Q:	Who can help answer my questions?

A:
If you have questions about the Merger or Redomiciliation or desire additional copies of this proxy statement/prospectus or additional proxy cards, you should contact Senstar-Israel’s Chief Financial Officer at tomer.hay@senstar.com.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of the Securities Act (Ontario), which we refer to collectively as forward-looking statements. These forward-looking statements are not limited to historical facts, but reflect Senstar-Ontario’s and Senstar-Israel’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward‑looking statements include, without limitation, the manner in which the parties plan to effect the proposed Merger; the expected benefits and costs of the proposed Merger; the expected timing of the completion of the proposed Merger; and the parties’ ability to complete the proposed Merger considering the various closing conditions. Without limiting the generality of the preceding sentence, certain statements contained in the “The Merger—Senstar-Israel’s Reasons for the Redomiciliation and the Merger; Recommendation of the Senstar-Israel Board,” contain forward-looking statements.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Senstar-Ontario and Senstar-Israel and are difficult to predict. In addition to the risks and uncertainties described in “Risk Factors” and those described in any documents that are incorporated by reference into this proxy statement/prospectus, such risks and uncertainties include, among others: (1) the risk that the conditions to the Closing are not satisfied; (2) changes or circumstances that could give rise to the termination of the Merger Agreement; (3) litigation relating to the Merger, if any; (4) uncertainties as to the timing of the consummation of the Merger and the ability to consummate the Merger; (5) unexpected costs, charges or expenses resulting from the Merger; and (6) the effects of the current terrorist attacks by Hamas, and the ongoing war and hostilities between Israel and Hamas and Israel and Hezbollah.

The forward-looking statements contained in this proxy statement/prospectus and the documents incorporated by reference are based on a number of material factors or assumptions, including the assumptions regarding: no unforeseen changes in the legislative and operating framework for Senstar Ontario; a stable regulatory environment; no unforeseen changes to economic and market conditions affecting the industries we serve as well as global economic conditions; no significant changes to Senstar-Israel's current credit ratings; geopolitical risk and changes in applicable laws or regulations; our ability to compete successfully in the industries and markets we serve; ability to predict fluctuations in financial results from quarter to quarter; ability to mitigate tax risks and adverse tax consequences, including changes in tax laws or administrative policies relating to taxes and the imposition of new or additional taxes, such as value-added taxes and corporate tax; ability to complete future or announced acquisitions, dispositions, mergers or other business combinations, such as the Merger, or our ability to achieve the benefits, growth prospects and synergies expected by such transactions, including the Merger; the risk that the Merger may not be completed on the anticipated terms and timing, if at all, or a condition to completing the Merger may not be satisfied; the ability to obtain the required regulatory approvals with respect to the Merger, or the potential imposition by applicable regulators of conditions to obtain such regulatory approvals that adversely affect the anticipated benefits from the Merger or cause Senstar-Israel to abandon the same; ability to obtain, maintain and comply with all applicable and required licenses, permits and certifications to offer, operate and market our product offerings, including difficulties or delays in the same; the ability to mitigate foreign exchange and currency risks; risks associated with advancements in technology, including artificial intelligence; ability to develop and enhance existing product offerings and new commercially viable product offerings; our ability to properly manage and accurately estimate costs associated with specific customer projects, in particular for arrangements with fixed price terms; reputation and brand growth; competition and the competitive environment within addressable markets and industries; ability to recruit and retain management and other qualified personnel, including key technical, sales and marketing personnel; no significant event occurring outside the ordinary course of business.

Senstar-Israel and Senstar-Ontario caution that the foregoing list of factors is not exclusive and that you should not place undue reliance on any forward-looking statement. All subsequent written and oral forward-looking statements concerning Senstar-Ontario, Senstar-Israel, the proposed Merger or other matters and attributable to Senstar-Ontario or Senstar-Israel or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. All forward-looking statements contained in this proxy statement/prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained and, except as required by law, neither Senstar-Israel nor Senstar-Ontario nor undertakes any obligation to update publicly any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including the matters addressed in “Special Note Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the Redomiciliation Proposal and the other proposals on the agenda. In addition, you should read and consider the risks associated with the businesses of Senstar-Israel, which can be found in Senstar-Israel’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022 and any amendments thereto, as such risks may be updated or supplemented in Senstar-Israel’s subsequently filed or furnished Reports on Form 6-K. Such filings by Senstar-Israel will be incorporated by reference into this proxy statement/prospectus to the extent described in “Where You Can Find More Information.” You should also read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. For more information, see “Where You Can Find More Information.”

Risk Factors Relating to the Merger and Redomiciliation

The Senstar-Ontario Common Shares to be received by Senstar-Israel shareholders as a result of the Merger and Redomiciliation will have different rights from the Senstar-Israel ordinary shares.

Due to the differences between Ontario law and Israel law and differences between the governing documents of Senstar-Ontario and Senstar-Israel, we are unable to adopt governing documents for Senstar-Ontario that are identical to the governing documents for Senstar-Israel. We have sought to preserve in the Articles and By-laws of Senstar-Ontario a similar allocation of rights and powers between the shareholders and our board of directors that exists under Senstar-Israel’s Articles of Association and Israel Law. Nevertheless, Senstar-Ontario’s proposed Articles and By-laws differ from Senstar-Israel’s Articles of Association, both in form and substance, and your rights as a shareholder will change.

For a description of these differences, please see the comparison chart of your rights as an ordinary shareholder of Senstar-Israel against your rights as a common shareholder of Senstar-Ontario, located in “Comparison of Rights of Senstar-Israel Shareholders and Senstar-Ontario Shareholders.” The forms of Articles and Bylaws are attached as Annex C and Annex D, respectively, to this proxy statement/prospectus, and you are urged to read them.

The Articles, together with the By-laws, and Canadian laws and regulations applicable to Senstar-Ontario may adversely affect Senstar-Ontario’s ability to take actions that could be deemed beneficial to holders of Senstar-Ontario Common Shares, or the ability of another party to acquire control of Senstar-Ontario.

As a corporation incorporated under the laws of the Province of Ontario, Senstar-Ontario will be subject to different corporate requirements than a corporation organized under the laws of the State of Israel. The Articles, the By-laws as well as the Business Corporations Act (Ontario) (the “OBCA”), set forth various rights and obligations that are unique to Senstar-Ontario as an Ontario corporation. These requirements may limit or otherwise adversely affect Senstar-Ontario’s ability to take actions that could be beneficial to its shareholders.

Provisions of the laws of the Province of Ontario and the federal laws of Canada may also have the effect of delaying or preventing a change of control or changes in Senstar-Ontario’s management. For example, under the OBCA, in order for a proposal to include nominations of directors, it must be signed by one or more holders of shares representing not less than 5% of the shares or 5% of the shares of a class or series of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented.

In addition, the Investment Canada Act (Canada) may impose limitations on the ability of a non-Canadian to acquire and hold Senstar-Ontario Common Shares. The Investment Canada Act (Canada) requires that where prescribed financial thresholds are exceeded, a non-Canadian must file an application for review with the responsible Minister and obtain approval prior to acquiring control of a “Canadian business”. The responsible Minister is required to determine whether the acquisition of control is likely to be of net benefit to Canada with reference to certain statutory factors. Where a non-Canadian acquires control of a Canadian business and the prescribed financial thresholds are not exceeded, there is a reporting obligation only. The Investment Canada Act (Canada) also provides that any investment by a non-Canadian in a Canadian business, including where control is not acquired, can be reviewed on national security grounds. Where an investment is determined to be injurious to national security, federal Cabinet can issue a prohibition or divestiture order, or impose terms or conditions on the investment to address the national security concern.

Furthermore, the Competition Act (Canada) may impose limitations on the ability to acquire and hold Senstar-Ontario Common Shares. This legislation permits the Commissioner of Competition to review any “merger” which is defined as the acquisition or establishment, direct or indirect, including through the acquisition of shares, of control over or of a significant interest in the whole or a part of a business. Where the Commissioner of Competition is of the view that a merger prevents or lessens or is likely to prevent or lessen competition substantially, they may within one year of substantial completion of the merger apply to the Competition Tribunal for a remedial order. In addition, Part IX of the Competition Act (Canada) requires that certain classes of transactions that exceed certain prescribed thresholds be notified to the Commissioner of Competition prior to closing. Where a merger is subject to notification, the applicable statutory waiting period must expire or be terminated early or waived before the merger can be completed.

Canadian take-over bid laws may discourage take-over bids being made for Senstar-Ontario and may discourage the acquisition of large numbers of Senstar-Ontario Common Shares.

Senstar-Ontario will be subject to the Canadian take-over bid regime which requires a party seeking to acquire 20% or more of the outstanding shares of any class of voting or equity securities to do so by way of a formal public tender offer, unless an exemption from that requirement is available. These rules may discourage take-over bids being made for Senstar-Ontario and the ability of holders of Senstar-Ontario Common Shares to realize a potential premium for the sale of their shares. See “Comparison of Rights of Senstar-Israel Shareholders and Senstar-Ontario Shareholders – Certain Business Combination Restrictions”.

Canadian issuer bid laws restrict the ability of Senstar-Ontario to purchase Senstar-Ontario Common Shares.

Senstar-Ontario will be subject to the Canadian issuer bid regime, which requires an issuer seeking to repurchase its own securities to do so by way of a formal public self-tender offer, unless an exemption from that requirement is available. These rules and the available exemption for ordinary course market repurchases made on a stock exchange outside Canada will generally limit Senstar-Ontario to purchasing no more than 5% of the outstanding Senstar-Ontario Common Shares in any 12-month period on a published market (such as the Nasdaq Global Market) for not more than their market price plus reasonable brokerage fees or commissions actually paid. See “Comparison of Rights of Senstar-Israel Shareholders and Senstar-Ontario Shareholders – Repurchases / Redemptions of Shares”.

Senstar-Ontario’s constating documents permit it to issue an unlimited amount of additional Senstar-Ontario Common Shares, which may cause its shareholders to experience dilution in the future.

As is conventional for public companies in Canada, Senstar-Ontario’s constating documents authorize it to issue an unlimited number of Senstar-Ontario Common Shares. Its board of directors will have the authority to cause it to issue additional Senstar-Ontario Common Shares without the consent of its shareholders. Senstar-Ontario may issue additional Senstar-Ontario Common Shares or other securities that are dilutive to existing shareholders in the future. The issuance of any such securities may result in a reduction of the book value or market price of a Senstar-Ontario Common Share.

Senstar-Ontario Common Shares are subject to Canadian insolvency laws which are substantially different from Israeli insolvency laws and may offer less protections to its shareholders compared to Israeli insolvency laws.

As a corporation incorporated under the laws of the Province of Ontario, Senstar-Ontario will be subject to Canadian insolvency laws and may also be subject to the insolvency laws of other jurisdictions in which Senstar-Ontario will conduct business or hold assets. These laws may apply where any insolvency proceedings or procedures are to be initiated against or by Senstar-Ontario. Canadian insolvency laws may offer its shareholders less protection than they would have had under Israeli insolvency laws and it may be more difficult (or even impossible) for shareholders to recover the amount they could expect to recover in a liquidation under Israeli insolvency laws.

The expected benefits of the Redomiciliation may not be realized.

There can be no assurance that all of the anticipated benefits of the Redomiciliation will be achievable, particularly as the achievement of the benefits are in many important respects subject to factors that we do not and cannot control, including the reaction of investors and of third parties with whom we enter into contracts and otherwise transact business.

The Merger is subject to a number of conditions, some of which are outside of the parties’ control, and, if these conditions are not satisfied, the Merger Agreement may be terminated and the Merger may not be completed.

The Merger Agreement contains a number of conditions that must be fulfilled to complete the Merger. These conditions include:

•	approval of the Merger Agreement and the transactions contemplated thereby by Senstar-Israel shareholders as described in this proxy statement/prospectus;

•
applicable waiting periods (and extensions thereof) under any applicable antitrust law relating to the consummation of the Merger (if any) shall have expired or been terminated, and any affirmative exemption or approval of a governmental authority required to be obtained under any antitrust laws (if any) shall have been obtained.

•
absence of any law, order, judgment, injunction or other ruling, instituted by a governmental entity of competent jurisdiction, that is then in effect of enjoining, making unlawful or otherwise prohibiting the consummation of the Merger;

•	approval for listing on Nasdaq of the common shares of Senstar-Ontario to be issued in the Merger, subject to official notice of issuance;

•	the expiration of certain statutory waiting periods under the ICL;

•	if required, the submission by Senstar-Ontario to the IIA of a written undertaking in customary form to comply with the provisions of the Innovation Law following the Merger;

•
that this registration statement on Form F-4 has been declared by the SEC to be effective under the Securities Act and no stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC that have not been withdrawn;

•	Senstar-Ontario shall have obtained the ISA No-Action Letter; and

•
subject to certain materiality standards contained in the Merger Agreement, the accuracy of representations and warranties of Senstar-Israel and Senstar-Ontario, respectively, and material performance by Senstar-Israel and Senstar-Ontario of their respective covenants contained in the Merger Agreement.

The required satisfaction of the foregoing conditions could delay the completion of the Merger for a significant period of time or prevent it from occurring. Further, there can be no assurance that the conditions to the Closing will be satisfied or that the Merger will be completed.

Failure to complete the Redomiciliation and Merger could negatively affect the share prices and the future business and financial results of Senstar-Israel.

If the Redomiciliation is not completed, the ongoing businesses of Senstar-Israel may be adversely affected. In addition, Senstar-Israel has incurred and will continue to incur significant transaction expenses in connection with the Redomiciliation regardless of whether the Merger is completed. Furthermore, Senstar-Israel may experience negative reactions from the financial markets, including negative impacts on its stock price, or negative reactions from its customers, suppliers or other business partners, should the Redomiciliation not be completed.

Litigation against Senstar-Israel or the members of the Senstar-Israel Board, could prevent or delay the completion of the Redomiciliation or result in the payment of damages following completion of the Merger.

Claims may be asserted by purported shareholder plaintiffs related to the Redomiciliation and Merger. The results of any such potential legal proceedings are difficult to predict and could delay or prevent the Redomiciliation and Merger from becoming effective in a timely manner. The existence of litigation related to the Redomiciliation and Merger could affect the likelihood of obtaining the required approval from Senstar-Israel shareholders. Moreover, any litigation could be time consuming and expensive, could divert Senstar-Israel’s management’s attention away from its businesses and, if any lawsuit is adversely resolved against any of Senstar-Ontario, Senstar-Israel or the members of their respective boards of directors, could have a material adverse effect on Senstar-Ontario’s or Senstar-Israel’s financial condition.

One of the conditions to the Closing is the absence of any law, order, judgment, injunction or other ruling, instituted by a governmental entity of competent jurisdiction, that is then in effect of enjoining, making unlawful or otherwise prohibiting the consummation of the Merger. Consequently, if a settlement or other resolution is not reached in any lawsuit that is filed and a claimant secures injunctive or other relief prohibiting, delaying or otherwise adversely affecting either party’s ability to complete the Redomiciliation and Merger on the terms contemplated by the Merger Agreement, then such injunctive or other relief may prevent the Merger from becoming effective in a timely manner or at all.

Senstar-Israel shareholders may be subject to Israeli capital gains tax in connection with the Merger and, in the event the Tax Ruling from the Israel Tax Authority is not obtained prior to Closing and the parties elect notwithstanding to continue to Closing, to Israeli tax withholding on the gross Merger Consideration.

As a consequence of the Merger and Redomiciliation, holders of Senstar-Israel ordinary shares will be treated as having sold their shares in the Merger.

Generally, the capital gains tax rate applicable to the Real Capital Gain is 25% for individuals, 30% for individuals who are Major Shareholders on the date of sale or on any date falling within the 12-month period preceding that date of sale and 23% for corporations. An additional tax at a rate of three percent on the Real Capital Gain may be imposed upon individual shareholders whose annual income from all sources that is taxable in Israel exceeds a certain amount. The Inflationary Surplus is generally exempt from tax, provided that the shares being sold were acquired after December 31, 1993.

Senstar-Israel applied for a tax ruling from the Israel Tax Authority permitting Senstar-Israel shareholders who purchased Senstar Israel ordinary shares in the ordinary course trading on Nasdaq and satisfies all the conditions stated in such ruling (which are referred to in the ruling as the “Interested Public”) to defer the obligation (if any) to pay Israeli tax on the exchange of the Senstar-Israel ordinary shares for Senstar-Ontario common shares in accordance with the provisions of Section 104H of the ITO until a later disposition event, and exempting Senstar-Ontario, the Exchange Agent, the surviving company and their respective agents from any obligation to withhold Israeli Tax from the Merger Consideration, or clarifying that no such obligation exists (the “Tax Ruling”). If and when the Tax Ruling is finalized, Senstar-Israel will issue a press release and furnish a Form 6-K or other document with the SEC describing the scope of the exemptions provided by the Tax Ruling. The Tax Ruling is not applicable for “Controlling Shareholders”, interested parties and office holders. For such “Controlling shareholders”, interested parties and office holders, the provisions of the ITO or any other provisions given by the Israeli Tax Authority under separate specific ruling (if any) shall apply. The term “Controlling Shareholders” is defined under the ITO as a person who holds, or is entitled to purchase, directly or indirectly, alone or together with a relative, one of the following: (1) at least 5% of the issued share capital of the company; (2) at least 5% of the voting rights in the company; (3) the right to receive at least 5% of the company’s profits or assets upon liquidation; (4) The right to appoint a manager of the company. There can be no assurance that such Tax Ruling will be granted before the Closing or at all or that, if obtained, such Tax Ruling will be granted under the conditions requested by Senstar-Israel.

In the event the Tax Ruling from the Israel Tax Authority is not obtained prior to Closing and the parties elect notwithstanding to continue to Closing, shareholders will be advised in advance of the Closing of any Israeli tax obligations and Israeli tax withholding requirements and the manner in which any such withholding will be implemented in connection with the Closing. Generally, if a Tax Ruling from the Israel Tax Authority is not obtained prior to Closing and the parties elect notwithstanding to continue to Closing, all Senstar-Israel shareholders will be subject to Israeli tax withholding at the rate of 25% (for individuals) and 23% (for corporations) on the gross Merger Consideration (unless the shareholder requests and obtains an individual certificate of exemption or a reduced tax rate from the Israeli Tax Authority, as described below), and Senstar-Ontario or any agent acting on its behalf will be required to withhold an amount equal to 25%, 23% or such other reduced tax rate as stipulated in the certificate obtained, as applicable, of the gross Merger Consideration received by such shareholder.

The Israeli tax withholding consequences of the Merger to Senstar-Israel shareholders may vary depending upon the particular circumstances of each shareholder and the final tax ruling issued by the Israel Tax Authority. To the extent that tax is withheld on payments to U.S. taxpayers, it is possible that such withheld taxes may not be able to be credited against such taxpayers’ U.S. income tax liability. You are urged to consult with your own tax advisor for a full understanding of the tax consequences of the Merger to you, including the consequences under any applicable, state, local, foreign or other tax laws or tax treaties.

For a more detailed description of the material Israeli tax consequences of the Merger, see “Material Israeli Tax Consequences.”

Risks Factors Related to Our Current  Operations in Israel

Our headquarters  and limited operations are currently located in Israel, and, therefore, our operations may be adversely affected by political and military instability in Israel including the recent war with Hamas and other terrorist organizations from the Gaza Strip.

On October 7, 2023, Israel was attacked by Hamas terrorists and a state of war now exists between Israel and Hamas in Gaza. Although substatially all of our operations are located outside of Israel, a majority  of Senstar-Israel’s directors are currently located in Israel. To date, our operations have not been materially affected by the conflict. However, political, geopolitical, economic and military conditions in Israel may directly affect our business.

THE PARTIES TO THE MERGER

Senstar Technologies Ltd.

Senstar-Israel is a leading international provider of comprehensive physical, video, and access control security products and solutions. Senstar-Israel offers comprehensive solutions for critical sites, which leverage its broad portfolio of homegrown PIDS (Perimeter Intrusion Detection Systems), advanced VMS (Video Management Software) with native IVA (Intelligent Video Analytics) security solutions, as well as access control products and technologies.

Based on its multi-decade industry experience and interaction with customers, Senstar-Israel has developed a comprehensive set of solutions and products, optimized for perimeter, outdoor, and general security applications. Senstar-Israel’s broad portfolio of critical infrastructure protection and site protection technologies includes a variety of smart barriers and fences, fence mounted sensors, virtual gates, buried and concealed detection systems, and sophisticated sensors for sub-surface intrusion such as to secure pipelines, as well as advanced video analytics software and video management systems. Senstar-Israel has successfully installed customized solutions and products in more than 100 countries worldwide.

On June 30, 2021, Senstar-Israel completed the sale of its Integration Solution Division to Aeronautics Ltd., a subsidiary of RAFAEL Advanced Defense Systems Ltd., in a share and asset purchase agreement for a total consideration of $35 million in cash, on a cash-free, debt-free basis. As part of the acquisition, Aeronautics acquired Senstar-Israel’s principal facility in Israel.

Following the sale of the Integrated Solutions (Project) Division, Senstar-Israel changed its name to Senstar Technologies Ltd. (formerly known as Magal Security Systems Ltd.) and focused its business on providing comprehensive physical, video and access control security products and solutions, with development and manufacturing facilities primarily located in Canada and sales and support offices in the US, Canada, EMEA, China, APAC and Latin America regions.

Senstar-Israel’s ordinary shares are traded on Nasdaq under the symbol “SNT.”

The principal executive offices of Senstar-Israel are located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, Israel, and its telephone number is +972-74-794-5200.

Senstar Technologies Corporation

Senstar-Ontario is a newly established Ontario corporation formed for purposes of the Merger and the Redomiciliation that was formed on September 12, 2023. Senstar-Ontario has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Merger and the Redomiciliation. Immediately following the Merger, Senstar-Ontario will become the ultimate parent company of the Senstar Group.

The principal executive offices of Senstar-Ontario are located at 119 John Cavanaugh Drive, Ottawa, ON, Canada K0A 1L0, and its telephone number is +1-613-839-5572

Can Co Sub Ltd.

Merger Sub, a wholly-owned subsidiary of Senstar-Ontario, is a company organized under the laws of the State of Israel that was formed on September 14, 2023 for the sole purpose of effecting the Merger. In the Merger, Merger Sub will be merged with and into Senstar-Israel, with Senstar-Israel surviving as a wholly-owned subsidiary of Senstar-Ontario.

THE SENSTAR-ISRAEL GENERAL MEETING

This proxy statement/prospectus is being made available to the Senstar-Israel shareholders as part of a solicitation of proxies by the Senstar-Israel Board for use at the General Meeting to be held at the time and place specified below, and at any properly convened meeting following any adjournment or postponement thereof. This proxy statement/prospectus provides Senstar-Israel shareholders with the information they need to know to be able to vote or instruct their vote to be cast at the General Meeting.

Time and Place of the General Meeting

This Proxy Statement is being furnished to holders of Senstar-Israel ordinary shares in connection with the solicitation of proxies by and on behalf of the Senstar-Israel Board for use at the General Meeting to be held on December 27, 2023, at 3:00 p.m. (Israel time), at Senstar-Israel’s principal executive offices, at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, and at any adjournment or postponement thereof.

Attendance at the General Meeting is limited to holders of record of Senstar-Israel ordinary shares and holders of valid proxies. If you plan to attend the General Meeting, to gain access to the General Meeting we ask that you bring with you some form of personal identification and verification of your status as a Senstar-Israel shareholder as of the close of trading on November 27, 2023, the record date for the General Meeting. If you are a representative of an institutional investor, please bring evidence demonstrating your representative capacity for such entity to be verified against the list of Senstar-Israel shareholders as of the close of trading on the record date for the General Meeting. In addition, if your Senstar-Israel ordinary shares are held in the name of a broker, bank or other nominee, you will need a valid legal proxy from such entity evidencing your authority to vote the shares that the institution or other nominee held for your account as of the close of trading on the record date for the General Meeting. You must contact your broker, bank or other nominee directly in advance of the General Meeting to obtain a “legal” proxy.

Purposes of the General Meeting; Proposed Resolutions

At the General Meeting, you will be asked to consider and vote on the approval of (i) the Merger Agreement; (ii) the Merger; (iii) the Merger Consideration; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”).

A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus and incorporated herein by reference.

In addition to the Redomiciliation Proposal, the following matters will be on the agenda for the General Meeting:

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the reelection of four Senstar-Israel directors – Gillon Beck, Amit Ben-Zvi, Jacob Berman and Avraham Bigger, until the earlier of (i) the closing of the Merger, (ii) the next annual meeting, or (iii) their prior termination or resignation;

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the reelection of Moshe Tsabari, an External Director of Senstar-Israel (within the meaning of the ICL), until the earlier of (i) the closing of the Merger, (ii) the three year anniversary of the General Meeting, or (iii) his prior termination or resignation; and

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the ratification of the appointment and compensation of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as Senstar-Israel’s independent registered public accounting firm for the year ending December 31, 2023 and until the next annual general meeting of shareholders, and to authorize the Senstar-Israel’s Board of Directors (with power of delegation to its Audit Committee) to set the fees to be paid to such auditors (when this proposal is raised, you will also be invited to discuss the Senstar-Israel’s 2022 consolidated financial statements).

It is proposed that the following resolutions to approve the Redomiciliation Proposal and the other proposals on the agenda be adopted at the General Meeting:

RESOLVED, to approve (i) the Agreement and Plan of Merger dated as of September 26, 2023 (as it may be amended from time to time, the “Merger Agreement”) by and among Senstar-Israel, a newly established Ontario corporation known as Senstar Technologies Corporation (“Senstar-Ontario”), and Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario (“Merger Sub”); (ii) the merger of Merger Sub with and into Senstar-Israel in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999 (the “ICL”), following which Merger Sub will cease to exist as a separate legal entity and Senstar-Israel will become a wholly-owned subsidiary of Senstar-Ontario (the “Merger”); (iii) the right to receive one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario, subject to applicable withholding taxes (the “Merger Consideration”), for each ordinary share, par value NIS 1.00 per share, of Senstar-Israel (held by Senstar-Israel’s shareholders as of immediately prior to the effective time of the Merger; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”).

FURTHER RESOLVED, to reelect Gillon Beck to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.

FURTHER RESOLVED, to reelect Amit Ben-Zvi to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.

FURTHER RESOLVED, to reelect Jacob Berman to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.

FURTHER RESOLVED, to reelect Avraham Bigger to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.

FURTHER RESOLVED, to reelect Moshe Tsabari to serve as an External Director (within the meaning of the ICL) on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the three year anniversary of the General Meeting, or (iii) his prior termination or resignation.

FURTHER RESOLVED, that the appointment of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as Senstar-Israel’s independent public accountants for the year ending December 31, 2023, and for such additional period until the next annual general meeting of shareholders, be, and it hereby is, ratified, and the Board of Directors (or, the Audit Committee, if authorized by the Board of Directors (subject to the ratification of the Board of Directors)) be, and it hereby is, authorized to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services.

Senstar-Israel cannot complete the Merger and the Redomiciliation unless its shareholders approve the Redomiciliation Proposal.

Recommendation of the Senstar-Israel Board

After careful consideration, the Senstar-Israel Board has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to and in the best interests of Senstar-Israel and its shareholders and that, considering the financial position of the merging companies, and assuming, among other things, the accuracy of the representations and warranties of Senstar-Ontario and Merger Sub in the Merger Agreement, no reasonable concern exists that the surviving company, as a result of the Merger, will be unable to fulfill the obligations of Senstar-Israel to its creditors; (ii) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; and (iii) resolved to direct that the Merger Agreement be submitted to the shareholders of Senstar-Israel for approval and adoption and recommend that the shareholders of Senstar-Israel vote in favor of the approval and adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement. Accordingly, the Senstar-Israel Board unanimously recommends that Senstar-Israel shareholders vote “FOR” the Redomiciliation Proposal. For a discussion of the factors that the Senstar-Israel Board considered in determining to recommend the approval and adoption of the Redomiciliation Proposal, see “The Merger – Senstar-Israel’s Reasons for the Redomiciliation and the Merger; Recommendation of the Senstar-Israel Board.”

Record Date; Shareholders Entitled to Vote

In accordance with the ICL and Senstar-Israel’s Articles of Association, the Senstar-Israel Board has fixed November 27, 2023 as the date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at, the General Meeting. Accordingly, you are entitled to notice of, and to vote at, the General Meeting only if you were a record holder of Senstar-Israel Shares at the close of business on that date, irrespective of the amount of Senstar-Israel Shares in your possession on such date.

As of November 10, 2023, there were 23,309,987 ordinary shares of Senstar-Israel outstanding and entitled to vote. Your shares may be voted at the General Meeting only if you are present or your shares are represented by a valid proxy.

If, as of the Record Date, you held Senstar-Israel ordinary shares through a bank, broker or other nominee which is a shareholder of record of Senstar-Israel or which appears in the participant list of a securities depository, you are considered to be beneficial owners of shares held in “street name”. This Proxy Statement and other proxy materials are being forwarded to beneficial owners by your bank, broker or other nominee that is considered the holder of record. Beneficial owners have the right to direct how their shares should be voted and are also invited to attend the General Meeting, but may not actually vote their shares in person at the General Meeting. The bank, broker or other nominee that is a shareholder of record has enclosed a voting instruction card for you to use in directing the holder of record how to vote the shares.

You may receive more than one set of voting materials, including multiple copies of this document and multiple proxy cards or voting instruction cards. For example, shareholders who hold shares in more than one brokerage account will receive a separate voting instruction card for each brokerage account in which shares are held.

Senstar-Israel shareholders of record whose shares are registered in more than one name will receive more than one proxy card. You should complete, sign, date and return each proxy card and voting instruction card you receive.

Quorum

A quorum must be present in order for the General Meeting to be held. Pursuant to Senstar-Israel’s Articles of Association, the quorum required for the General Meeting consists of at least two shareholders present, in person or by proxy, who hold or represent between them at least twenty-five percent (25%) of Senstar-Israel’s issued and outstanding share capital.  Broker non-votes and abstentions will be counted as present at the General Meeting for the purpose of determining whether a quorum is present.  A broker non-vote occurs when a bank, broker or other nominee holding Senstar-Israel Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. While counted for quorum purposes, abstentions and broker non-votes will not be treated as voting shares and will not have any effect on whether the requisite vote is obtained for all matters placed before shareholders for their vote. The Redomiciliation Proposal and the other proposals on the agenda do not allow for discretionary voting by banks, brokers or other nominees. If within half an hour from the time ap-pointed for the meeting a quorum is not present, the meeting shall be adjourned to December 28, 2023, at the same time and place. At such adjourned meeting, the presence of at least two shareholders in person or by proxy (regardless of the voting power possessed by their shares) will constitute a quorum.

Vote Required

The approval of the Redomiciliation Proposal will require the affirmative vote of holders of a majority of the ordinary shares of Senstar-Israel present, in person or by proxy, and voting on the Redomiciliation Proposal (not taking into consideration abstentions), excluding any shares that are held by Merger Sub, Senstar-Ontario or by any person or entity holding at least 25% of the “means of control” (within the meaning of the ICL) of either Merger Sub or Senstar-Ontario (excluding, in accordance with the ICL, any holding resulting solely from such person’s holding of Senstar-Israel Shares). Under the Merger Agreement, Senstar-Ontario has represented that it does not own directly or indirectly any Senstar-Israel Shares.

The approval of each of Proposals 2, 3 and 4 requires the affirmative vote of holders of at least a majority of the Senstar-Israel ordinary shares present, in person or by proxy, and voting on such proposal (not taking into consideration abstentions).  In addition, in order to approve Proposal No. 3, the shareholders’ approval must either (i) include at least a majority of the Senstar-Israel ordinary shares voted by shareholders who are not controlling shareholders (within the meaning of the ICL) and who are not shareholders who have a personal interest (within the meaning of the ICL) in the approval of such proposal (excluding a personal interest that is not related to a relationship with the controlling shareholders), not taking into consideration abstentions, or (ii) be obtained such that the total Senstar-Israel ordinary shares of non-controlling shareholders and non-interested shareholders voted against such proposal do not represent more than two percent of the outstanding Senstar-Israel ordinary shares.  In the enclosed form of proxy card or voting instruction form you will be requested to indicate whether or not you are a controlling shareholder or have a personal interest with respect to Proposals No. 3.  In order to provide for proper counting of shareholder votes, you must confirm that you are not a controlling shareholder and do not have a personal interest with respect to Proposal 3 by marking “YES” on the proxy card or voting instruction form (or in your electronic submission), for your vote to be counted for purposes of the special majority.

Each Senstar-Israel ordinary share is entitled to one vote on the Redomiciliation Proposal and the other proposals on the agenda. If two or more persons are registered as joint owners of any Senstar-Israel ordinary share, the right to attend the General Meeting shall be conferred upon all of the joint owners, but the right to vote at the General Meeting and/or the right to be counted as part of the quorum required for the General Meeting shall be conferred exclusively upon the senior among the joint owners attending the General Meeting, in person or by proxy, and for this purpose seniority shall be determined by the order in which the names appear on Senstar-Israel’s Shareholder Register.

Only Senstar-Israel ordinary shares that are voted will be counted at the General Meeting.  Senstar-Israel ordinary shares present at the General Meeting that are not voted on a particular proposal or Senstar-Israel Shares present by proxy where the shareholder properly withheld authority to vote on such proposal (including broker non-votes) will not be counted in determining whether such matter is approved by shareholders, but will be counted for purposes of determining whether a quorum exists.

A proxy card of a record shareholder that is signed and returned that does not indicate a vote “FOR” or “AGAINST” the Redomiciliation Proposal or other applicable proposal, the shares subject to such proxy card will not be voted at the General Meeting on such proposal but will be counted for purposes of determining whether a quorum exists.

A bank, broker or nominee who holds shares for customers who are the beneficial owners of those shares has the authority to vote on “routine” proposals when it has not received instructions from the beneficial owners.  However, such bank, broker or nominee is prohibited from giving a proxy to vote those customers’ shares with respect to approving non-routine matters, such as the Redomiciliation Proposal and the other proposals on the agenda to be voted on at the General Meeting, without instructions from the customer.  Senstar-Israel ordinary shares held by a bank, broker or nominee that are not voted at the General Meeting because the customer has not provided instructions to the bank, broker or nominee will not be considered to be votes “FOR” or “AGAINST” the Redomiciliation Proposal or other applicable proposal and will have no effect on the result of the vote.

Voting Procedures; Revoking Proxies or Voting Instructions

Shareholders of Record

If you are a shareholder of record, meaning that your Senstar-Israel ordinary shares and your share certificate(s) were registered in your name with us and Senstar-Israel’s transfer agent as of the Record Date, you may vote (a) in person by attending the General Meeting or (b) by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

If you sign, date and return your proxy card without indicating how you want to vote, your Senstar-Israel ordinary shares will not be voted at the General Meeting but will be counted for purposes of determining whether a quorum exists.

Shares Held in “Street Name”

If you hold your Senstar-Israel ordinary shares in “street name” through a bank, broker or other nominee you should follow the instructions on the form you receive from your bank, broker or other nominee.  If your shares are held in “street name” and you wish to vote such shares by attending the General Meeting in person, you will need to obtain a proxy from your bank, broker or other nominee.  If your Senstar-Israel ordinary shares are held in “street name,” you must contact your bank, broker or other nominee to change or revoke your voting instructions.

Voting of Proxies

All Senstar-Israel ordinary shares represented at the General Meeting by valid proxies that we receive in time for the General Meeting as a result of this solicitation (other than proxies that are revoked or superseded before they are voted) will be voted in the manner specified on such proxy.  If you submit an executed proxy but do not specify how to vote your proxy, your Senstar-Israel ordinary shares will not be voted at the General Meeting.

Proxies submitted with instructions to abstain from voting and broker non-votes will not be considered to be votes “FOR” or “AGAINST” the Redomiciliation Proposal or other applicable proposal and will have no effect on the result of the vote.

Revocation of Proxies

You may revoke your proxy at any time before the vote is taken at the General Meeting by (a) delivering to Senstar-Israel at its principal executive offices located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, Attention: Chief Financial Officer, a written notice of revocation, bearing a later date than the proxy, stating that the proxy is revoked, (b) by properly submitting a later-dated proxy relating to the same Senstar-Israel Shares or (c) by attending the General Meeting and voting in person (although attendance at the General Meeting will not, by itself, revoke a proxy).  Senstar-Israel ordinary shares represented by properly executed proxies received by us no later than four (4) hours prior to the General Meeting will, unless such proxies have been previously revoked or superseded, be voted at the General Meeting in accordance with the directions on the proxies.  Written notices of revocation and other communications concerning the revocation of a previously executed proxy should be addressed to us at Senstar-Israel’s principal executive offices located at 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, Attention: Chief Financial Officer.

You may also be represented by another person present at the General Meeting by executing a proxy designating such person to act on your behalf.

No Appraisal Rights; Objections by Creditors

Under Israeli law, holders of Senstar-Israel ordinary shares are not entitled to appraisal rights in connection with the Merger. Under the ICL, objections to the Merger may be filed by Senstar-Israel creditors with the Israeli district court. The court, in its discretion, may provide a remedy to any creditor who so objects if there is a reasonable concern that, as a result of the Merger, Senstar-Israel will not be able to satisfy its obligations to its creditors following completion of the Merger.

Solicitation of Proxies

Senstar-Israel will bear the costs of solicitation of proxies for the General Meeting. In addition to solicitation by mail, Senstar-Israel’s directors, officers and employees may solicit proxies from shareholders by telephone, email, personal interview or otherwise.  Senstar-Israel’s directors, officers and employees will not receive additional compensation for such solicitation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Senstar-Israel ordinary shares held of record by them, and such custodians will be reimbursed for their reasonable expenses.  Senstar-Israel may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares.

As a foreign private issuer, Senstar-Israel is exempt from the rules under the Securities Exchange Act of 1934, as amended, related to the furnishing and content of proxy statements.  The circulation of this notice and proxy statement/prospectus should not be taken as an admission that Senstar-Israel is subject to such rules.

SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SENSTAR-ISRAEL ORDINARY SHARES WITH THEIR PROXY CARDS. IF THE REDOMICILIATION PROPOSAL IS APPROVED AND THE MERGER IS SUBSEQUENTLY COMPLETED

SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.  IN ORDER TO AVOID UNNECESSARY EXPENSE, SENSTAR-ISRAEL ASKS YOUR COOPERATION IN RETURNING YOUR PROXY CARD PROMPTLY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

Adjournments and Postponements

If within half an hour from the time appointed for the holding of the General Meeting a quorum is not present, the General Meeting will stand adjourned to December 28, 2023, at the same time and place.  If within half an hour from the time appointed for holding of the adjourned meeting the aforesaid percentage of Senstar-Israel ordinary shares required for a quorum is not present, two or more shareholders (regardless of the percentage of Senstar-Israel ordinary shares held by them) who are present will constitute a quorum for the business for which the original meeting was called.

Additional Information

If you have questions about the Merger or how to submit your proxy, or if you need any additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact Senstar-Israel’s Chief Financial Officer at tomer.hay@senstar.com.

THE MERGER

The following is a discussion of the Merger and the material terms of the Merger Agreement among Senstar-Ontario, Merger Sub and Senstar-Israel.  You are urged to read the Merger Agreement carefully and in its entirety, a copy of which is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein.

Effects of the Merger

On the terms and subject to the conditions of the Merger Agreement, and in accordance with the ICL, at the Effective Time, Merger Sub will be merged with and into Senstar-Israel. As a result of the Merger, (a) the separate corporate existence of Merger Sub will cease and Senstar-Israel will continue as the Surviving Company; (b) all the properties, rights, privileges, powers and franchises of Senstar-Israel and Merger Sub will vest in Senstar-Israel (as the Surviving Company); (c) all debts, liabilities and duties of Senstar-Israel and Merger Sub shall become the debts, liabilities and duties of Senstar-Israel (as the Surviving Company); and (d) all the rights, privileges, immunities, powers and franchises of Senstar-Israel (as the Surviving Company) will continue unaffected by the merger in accordance with the ICL.

At the Effective Time (as defined in “The Merger Agreement – Closing and Effective Time”), each Senstar-Israel ordinary share issued and outstanding immediately prior to the consummation of the Merger will represent the right to receive, less any applicable withholding taxes, one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario (the “Merger Consideration”) in each case, upon the terms and subject to the conditions and restrictions set forth in the Merger Agreement.

Also, at the Effective Time, by virtue of the Merger, the one ordinary share, nominal value NIS 1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be automatically cancelled and shall have no further effect.

Senstar-Israel’s Reasons for the Redomiciliation and the Merger; Recommendation of the Senstar-Israel Board

At its meeting on September 26, 2023, the Senstar-Israel Board evaluated the terms of the Redomiciliation Proposal, including the terms and conditions of the Merger Agreement, and unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Senstar-Israel and its shareholders, (ii) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (iii) determined that no reasonable concern exists that Senstar-Israel, as the surviving company in the Merger, will be unable to fulfill its obligations to its creditors as a result of the Merger, (iv) directed Senstar-Israel’s management to call a General Meeting of shareholders and to take such other actions as are necessary to complete the Merger and (v) resolved to recommend that the Senstar-Israel shareholders approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and directed that such matters be submitted for consideration of the Senstar-Israel shareholders at the General Meeting.

In evaluating the Merger Agreement, including the Redomiciliation, the Merger and the other transactions contemplated by the Merger Agreement, the Senstar-Israel Board consulted with Senstar-Israel’s management and legal, tax, financial and other outside professional advisors and considered various information and factors in connection with the Redomiciliation and the Merger, including the material factors described below. Among the information and material factors considered by the Senstar-Israel Board were the following (which are not listed in any relative order of importance):

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Following the sale of Senstar Israel’s Integration Solution Division to Aeronautics Ltd. in June 2021, which also included the sale of Senstar-Israel’s principal facility in Israel, the vast majority of all of the Senstar Group’s employees and substantially all of our operating assets are in Canada. Senstar-Israel currently employs only two employees, including our Chief Financial Officer.

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By incorporating our parent company (Senstar-Ontario) in the jurisdiction in which we conduct the largest portion of our business, we expect to realize operational flexibility and administrative efficiencies over the long term.

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The new corporate structure would not change our future operational plans to grow our business. However, organizing under an Ontario parent is expected to permit us to expand in Canada and internationally with greater efficiency than we could achieve under our existing corporate structure and, therefore, may facilitate the growth of our business as opportunities arise.

•	Ontario offers predictable and well-established corporate laws.

•	Ontario has a well-developed legal system which the Senstar-Israel Board believes encourages high standards of corporate governance and provides shareholders with substantial rights.

•	The perception of an Ontario corporation among regulatory authorities, potential customers, investors and creditors as being highly favorable.

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Ontario corporate law provides significant flexibility around corporate transactions, including the issuance of equity and the payment of dividends, while at the same time protecting the rights of shareholders.

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The Redomiciliation may increase the awareness of the strategic importance of our Canadian business and cause our securities to become more attractive to non-Israeli investors, thus providing the opportunity to broaden our investor base. The Redomiciliation could also enhance our recognition by the international investment communities, including financial analysts, investment banks and the financial media. This recognition may translate into an increased level of investment by non-Israeli investors.

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In light of the financial position of Senstar-Israel and Merger Sub, no reasonable concern exists that as a result of the Merger the surviving company will not be able to fulfill the obligations of Senstar-Israel to its creditors.

•	The structure of the Merger as a statutory merger under the ICL, which allows for an informed vote by Senstar-Israel’s shareholders on the merits of the Redomiciliation Proposal.

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The fact that the Redomiciliation Proposal will only be completed if it is approved by the affirmative vote of holders of at least a majority of the Senstar-Israel Shares present and voting on the Redomiciliation Proposal.

•	The Senstar-Israel Board took into account management’s recommendation in favor of the Merger.

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The fact that the Senstar-Israel Board had engaged legal, tax and financial advisors with significant experience in public company transactions to assist it in connection with the Merger, and evaluated the legal, tax and financial consequences to the shareholders.

•	The fact that the members of the Senstar-Israel Board were unanimous in their determination to approve the Merger Agreement and the Merger.

•	There are no third party (other than certain regulatory) consents that are conditions to the Merger.

Risks and Uncertainties

The Senstar-Israel Board also considered a number of uncertainties and risks in its deliberations concerning the Merger Agreement, the Redomiciliation, the Merger and the other transactions contemplated by the Merger Agreement, including the following (which are not listed in any relative order of importance):

•	The rights of the shareholders will change due to differences between Israel and Ontario law and between the governing documents of Senstar-Israel and Senstar-Ontario.

•	The market for Senstar-Ontario Common Shares may differ from the market for Senstar-Israel Shares.

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The risk that the proposed the Redomiciliation and Merger might not be completed, even if approved by Senstar-Israel’s shareholders, and the effect of the resulting public announcement of termination of the Merger Agreement and the Redomiciliation process on:

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The market price of Senstar-Israel Shares, which could be affected by many factors, including (i) the reason for the termination of the Merger Agreement and whether such termination results from factors adversely affecting Senstar-Israel,  and (ii) the possible sale of Senstar-Israel Shares by short-term investors following the announcement of termination of the Merger Agreement.

•	Erosion of employee confidence in the Senstar Group and the ability to maintain, attract and retain key personnel.

•	The risks described in “Risk Factors.”

After taking into account all of the factors set forth above, as well as others, the Senstar-Israel Board unanimously agreed that, overall, the potential benefits of the Redomiciliation and the Merger to Senstar-Israel and its shareholders far outweigh the risks and uncertainties.

The foregoing discussion of the factors considered by the Senstar-Israel Board is not intended to be exhaustive, but rather includes the material factors considered by the Senstar-Israel Board. In view of the wide variety of factors considered by the Senstar-Israel Board in connection with its evaluation of the Redomiciliation and the Merger and the complexity of these matters, the Senstar-Israel Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Senstar-Israel Board. Rather, the Senstar-Israel Board considered all of these factors as a whole and made its recommendation based on the totality of the information available to the Senstar-Israel Board, including discussions with, and questioning of, Senstar-Israel’s management and discussions with Senstar-Israel’s legal, tax and financial advisors. In considering the factors discussed above, individual members of the Senstar-Israel Board may have given different weights to different factors and the factors are not presented in any order of priority.

The Senstar-Israel Board realized that there can be no assurance about future results, including results considered or expected as described in the factors listed above. This explanation of Senstar-Israel Board’s reasoning and all other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Special Note Regarding Forward-Looking Statements.”

The Senstar-Israel Board unanimously recommends that you vote “FOR” the Redomiciliation Proposal.

Treatment of Senstar-Israel Options

In accordance with the terms of the Merger Agreement, at the Effective Time, each option to purchase Senstar-Israel Shares outstanding immediately prior to the Effective Time (each, an “Exchanged Option”), will be assumed by Senstar-Ontario and exchanged into an option to purchase a similar number of Senstar-Ontario Common Shares, with the same terms and conditions, including the same exercise price, vesting schedule and termination date.

As of November 10, 2023, there were options to purchase 137,666 Senstar-Israel Shares outstanding, with a weighted average exercise price of $3.13, of which options to purchase 35,000 Senstar-Israel Shares were granted to current and former Israeli employees of Senstar-Israel under Section 102 of the Israeli Income Tax Ordinance [New Version], 5721-1961 (“Section 102 Options”). None of the Section 102 Options are expected to be outstanding as of the Effective Time.

Following the Effective Time, Senstar-Ontario will prepare and file with the SEC a new registration statement on Form S-8 relating to the of Senstar-Ontario Common Shares issuable with respect to, or underlying, the Exchanged Options.

Obtaining Senstar-Israel Shares in the Merger

If you are a Senstar-Israel shareholder with Senstar-Israel ordinary shares held in “street name,” which means your Senstar-Israel Shares are held in an account at a broker, bank or other nominee, you will automatically receive Senstar-Ontario Common Shares into your account at the Effective Time.

If you hold Senstar Israel Shares following the Effective Time, the Transfer Agent will mail to you a statement evidencing that the Senstar-Ontario Common Shares are being held on your behalf in book-entry form by the Transfer Agent under the Direct Registration System.

Nasdaq Listing of Senstar-Ontario Common Shares

At the Effective Time, the common shares of Senstar-Ontario will succeed to the listing of the Senstar-Israel Shares on Nasdaq.

Delisting of Senstar-Israel Shares

As of the Effective Time, Senstar- Ontario will file a Form 6-K with the SEC for the purpose of establishing Senstar-Ontario as the successor issuer to Senstar-Israel pursuant to Rule 12g-3(a) under the Securities Exchange  Act of 1934, as amended, and will facilitate the deregistration of any outstanding registration statements of Senstar-Israel as of the Effective Time or as promptly as practicable thereafter.

Upon completion of the proposed Merger, the Senstar-Israel ordinary shares will no longer be listed on any stock exchange, including Nasdaq.

Management of Senstar-Ontario

The initial executive management team of Senstar-Ontario consists of Fabien Haubert, Chief Executive Officer, and Alicia Kelly, Chief Financial Officer. The initial Board of Directors of Senstar-Ontario consists of Gillon Beck, Fabien Haubert and Brian Rich. Prior to the completion of the Merger, the Senstar-Ontario’s Board will be expanded to include additional directors, including three or more directors that comply with all applicable SEC and Nasdaq independent directors requirements for Board of Directors, Audit Committee and Compensation Committee membership. Senstar-Ontario’s Articles and Bylaws provide for a single class of directors, and Senstar-Ontario’s directors will be subject to re-election at the next annual meeting of shareholders of Senstar-Ontario following the completion of the Merger.

Interests of Certain Persons in the Transaction

Except for the indemnification and insurance arrangements of the directors and executive officers, no person who has been a director or executive officer of Senstar-Israel at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Merger, except for any interest arising from his or her ownership of securities of Senstar-Israel.

Appraisal Rights

Under Israeli law, holders of Senstar-Israel ordinary shares are not entitled to statutory appraisal rights in connection with the Merger.

THE MERGER AGREEMENT

The following discussion summarizes material provisions of the Merger Agreement entered into by Senstar-Ontario, Merger Sub and Senstar-Israel. This summary does not propose to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information provided elsewhere in this proxy statement/prospectus, including the annexes and the documents incorporated by reference into this proxy statement/prospectus, before making any decisions regarding the Merger.

The Merger Agreement is described in this proxy statement/prospectus only to provide you with information regarding its terms and conditions and is not intended to provide any factual information about Senstar-Ontario, Senstar-Israel or their respective businesses. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, such representations, warranties and covenants: (1) have been made only for purposes of the Merger Agreement; (2) may be subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by you; (3) were made only as of September 26, 2023 or dates specified in the Merger Agreement; and (4) have been included in the Merger Agreement for the purpose of allocating risk rather than establishing matters as facts. Accordingly, the summary of the Merger Agreement is included in this proxy statement/prospectus only to provide you with information regarding the terms of the Merger and not to provide you with any other factual information regarding Senstar-Ontario, Senstar-Israel or their respective businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied upon by any persons as characterizations of the actual state of facts about Senstar-Ontario or Senstar-Israel at the time they were made or otherwise.

The Merger

On September 26, 2023, Senstar-Ontario, Senstar-Israel and Merger Sub entered into the Merger Agreement, pursuant to which Senstar-Ontario will become the parent company of Senstar-Israel as a result of a merger of Merger Sub with and into Senstar-Israel, with Senstar-Israel surviving the Merger as a wholly-owned subsidiary of Senstar-Ontario (the “Surviving Company”). The Surviving Company shall (i) continue to be governed by the laws of the State of Israel; (ii) maintain a registered office in the State of Israel; and (iii) succeed to and assume all of the rights, properties and obligations of Merger Sub and Senstar-Israel in accordance with the ICL.

Structure of the Merger

The Merger Agreement provides for the Merger, in which Merger Sub will be merged with and into Senstar-Israel, with Senstar-Israel surviving the Merger as a wholly-owned subsidiary of Senstar-Ontario. After the completion of the Merger, the Memorandum of Association of Senstar-Israel as in effect immediately prior to the Effective Time will be the Memorandum of Association of the Surviving Company, until duly amended, and Merger Sub’s Articles of Association, as in effect immediately prior to the Effective Time will be the Articles of Association of the Surviving Company except that references to the name of Merger Sub will be replaced by references to the name of the Surviving Company, until duly amended. The individuals holding positions as directors of Merger Sub immediately prior to the Effective Time will become the initial directors of the Surviving Company until their respective successors are duly elected and qualified, or until their resignation or removal. The individuals holding positions as officers of Senstar-Israel as of the Effective Time will continue to be the officers of the Surviving Company until their respective successors are duly elected, appointed or qualified, or until their resignation or removal.

Merger Consideration

At the Effective Time, each Senstar-Israel ordinary share issued and outstanding immediately prior to the consummation of the Merger will represent the right to receive, less any applicable withholding taxes, one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario (the “Merger Consideration”), upon the terms and subject to the conditions and restrictions set forth in the Merger Agreement.

Closing and Effective Time

Unless the Merger Agreement is terminated, the consummation of the Merger will take place on a date to be agreed upon by Senstar-Ontario, Merger Sub and Senstar-Israel, which will be no later than the third business day following the satisfaction or waiver (to the extent permitted in the Merger Agreement) of the last to be satisfied or waived of the conditions to Closing (other than those conditions that by their nature can only be satisfied at Closing, but subject to the satisfaction or waiver, of those conditions), or on such other date as Senstar-Ontario, Merger Sub and Senstar-Israel may mutually agree in writing.

As soon as practicable after the determination of the date on which the Closing is to take place in accordance with the Merger Agreement, each of Senstar-Israel and Merger Sub will, in coordination with each other, deliver to the Israeli Companies Registrar a notice of the contemplated Merger and the proposed date of the Closing, in which notice the parties will request that the Israeli Companies Registrar issue a certificate evidencing the Merger in accordance with Section 323(5) of the ICL (the “Certificate of Merger”) on the date that the parties will provide further notice to the Israeli Companies Registrar that the Closing has occurred, and the parties will deliver such further notice to the Israeli Companies Registrar on the Closing Date. The Merger will become effective upon the issuance by the Israeli Companies Registrar of the Certificate of Merger in accordance with Section 323(5) of the ICL (the “Effective Time”).

Israel Tax Ruling; Withholding

As a consequence of the Merger, holders of Senstar-Israel ordinary shares will be treated as having sold their Senstar-Israel ordinary shares in the Merger. When an Israeli company is sold, regardless of whether the consideration in the sale is cash or stock, its shareholders are generally subject to Israeli taxation.

The ITO distinguishes between ‘Real Capital Gain’ and ‘Inflationary Surplus’. The Inflationary Surplus is the portion of the total capital gain which is equivalent to the increase of the relevant asset’s purchase price which is attributable to the increase in the Israeli CPI or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. The Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus.

The capital gains tax rate applicable to the Real Capital Gain is 25% for individuals (and if such individual is holding or is entitled to purchase, directly or indirectly, alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, one of the following: (i) at least 10% of the issued and outstanding Senstar-Israel ordinary shares, (ii) at least 10% of the voting rights of Senstar-Israel, (iii) the right to receive at least 10% of Senstar-Israel’s profits or its assets upon liquidation, (iv) the right to appoint a manager/director, or (v) the right to instruct any other person to do any of the foregoing (a “Major Shareholder”) on the date of sale or on any date falling within the 12-month period preceding that date of sale, such Major Shareholder would be subject to Israeli taxation at the rate of 30%) and 23% for corporations. An additional tax at a rate of three percent on the Real Capital Gain may be imposed upon individual shareholders whose annual income from all sources that is taxable in Israel exceeds a certain amount. The Inflationary Surplus is generally exempt from tax, provided that the shares being sold were acquired after December 31, 1993.

Senstar-Israel applied for a tax ruling from the Israel Tax Authority permitting Senstar-Israel shareholders who purchased Senstar Israel ordinary shares in the ordinary course trading on Nasdaq and satisfies all the conditions stated in such ruling (which are referred to in the ruling as the “Interested Public”), to defer the obligation (if any) to pay Israeli tax on the exchange of the Senstar-Israel ordinary shares for Senstar-Ontario Common Shares in accordance with the provisions of Section 104H of the ITO until a later disposition event, and exempting Senstar-Ontario, the surviving company and their respective agents (including any exchange agent that may be appointed) from any obligation to withhold Israeli Tax from the Merger Consideration, or clarifying that no such obligation exists. The Tax Ruling is not applicable for “Controlling Shareholders”, interested parties and office holders. For such “Controlling shareholders”, interested parties and office holders the provisions of the ITO or any other provisions given by the Israeli Tax Authority under separate specific ruling (if any) shall apply. The term “Controlling Shareholders” is defined under the ITO as a person who holds, or is entitled to purchase, directly or indirectly, alone or together with a relative, one of the following: (1) at least 5% of the issued share capital of the company; (2) at least 5% of the voting rights in the company; (3) the right to receive at least 5% of the company’s profits or assets upon liquidation; (4) the right to appoint a manager to the company. If and when the Tax Ruling is finalized, Senstar-Israel will issue a press release and furnish a Form 6-K or other document with the SEC describing the scope of the exemptions provided by the ruling. There can be no assurance that such ruling will be granted before the Closing or at all or that, if obtained, such ruling will be granted under the conditions requested by Senstar-Israel.

In the event the Tax Ruling from the Israel Tax Authority is not obtained prior to Closing and the parties elect notwithstanding to continue to Closing, shareholders will be advised in advance of the Closing of any Israeli tax obligations and Israeli tax withholding requirements and the manner in which any such withholding will be implemented in connection with the Closing. Generally, if a Tax Ruling from the Israel Tax Authority is not obtained prior to Closing and the parties elect notwithstanding to continue to Closing, all Senstar-Israel shareholders will be subject to Israeli tax withholding at the rate of 25% (for individuals) and 23% (for corporations) on the gross Merger Consideration (unless the shareholder requests and obtains an individual certificate of exemption or a reduced tax rate from the Israeli Tax Authority, as described below), and Senstar-Ontario or any exchange agent that may be appointed will be required to withhold an amount equal to 25%, 23% or such other reduced tax rate as stipulated in the certificate obtained, as applicable, of the gross Merger Consideration received by such shareholder.

Regardless of whether Senstar-Israel obtains the requested Tax Ruling from the Israel Tax Authority, any holder of Senstar-Israel Shares who believes that it is entitled to such an exemption (or reduced tax rate) may separately apply to the Israel Tax Authority to obtain a certificate of exemption from withholding or an individual tax ruling providing for no withholding or withholding at a reduced rate, and submit such certificate of exemption or ruling to Senstar-Ontario (or any exchange agent that may be appointed) at least five business days prior to the date that is 180 days following the Closing Date. If Senstar-Ontario (or any exchange agent that may be appointed) receive a valid exemption certificate or tax ruling (as determined in Senstar-Ontario’s discretion (or the discretion of any exchange agent that may be appointed)) at least five business days prior to the date that is 180 days following the Closing Date, then the withholding (if any) of any amounts under the ITO, from the Merger Consideration payable shall be made only in accordance with the provisions of such Israeli tax certificate or tax ruling, subject to delivery by such holder concurrently with such certificate of the withholding amount, if and to the extent required under such certificate or tax ruling (such withholding amount to be increased by interest plus linkage differences, as defined in Section 159A(a) of the ITO, for the period between the 15th day of the calendar month following the month during which the Closing occurs and the time that the Merger Consideration is delivered).

You are urged to consult with your own tax advisor for a full understanding of the tax consequences of the Merger to you, including the consequences under any applicable, state, local, foreign or other tax laws.

For a more detailed description of the material Israeli tax consequences of the Merger, see the section entitled “Material Israeli Tax Consequences.”

Representations and Warranties

The Merger Agreement contains certain limited representations and warranties made by Senstar-Ontario, Merger Sub and Senstar-Israel to, and solely for the benefit of, each other. You should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Senstar-Ontario, Merger Sub or Senstar-Israel and should see “Where You Can Find More Information” for the location of documents that are incorporated by reference into this proxy statement/prospectus for information regarding Senstar-Ontario, Merger Sub and Senstar-Israel and their respective businesses.

The Merger Agreement contains certain fundamental representations and warranties made by Senstar-Israel relating to the following:

•	corporate matters, including organization, power to conduct its business and qualification and good standing;

•	authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated by, and to perform its obligations pursuant to, the Merger Agreement;

•	Senstar-Israel’s capital structure; and

•	no conflicts with organizational documents as a result of the Merger and consents from governmental entities required to be obtained in connection with the Merger.

The Merger Agreement contains certain fundamental representations and warranties made by Senstar-Ontario and Merger Sub relating to the following:

•	corporate matters, including organization, power to conduct its business and qualification and good standing;

•	authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated by, and to perform its obligations pursuant to, the Merger Agreement;

•	Senstar-Ontario’s capital structure;

•	no conflicts with organizational documents as a result of the Merger and consents from governmental entities required to be obtained in connection with the Merger;

•	the operations of Merger Sub; and

•	no ownership of Senstar-Israel Shares.

The representations and warranties in the Merger Agreement of each of Senstar-Israel and Senstar-Ontario do not survive the Effective Time.

The representations and warranties by Senstar-Israel and Senstar-Ontario are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure letters and are also qualified by certain documents filed by the parties with the SEC, excluding in each case, any disclosures set forth in any risk factor or forward-looking statement sections, to the extent such disclosures are predictive, cautionary or forward-looking in nature.

Preparation of the Form F-4 and the Proxy Statement/Prospectus; Senstar-Israel Shareholder Meeting

As soon as reasonably practicable following the date of the Merger Agreement, (i) Senstar-Israel has agreed to prepare a proxy statement to be made available to the shareholders of Senstar-Israel relating to the Senstar-Israel shareholder meeting (together with any amendments or supplements thereto, the “Proxy Statement”) and after this Form F-4 is declared effective under the Securities Act, cause it to be furnished to the SEC on Form 6-K and to be sent or otherwise made available to the shareholders of Senstar-Israel in accordance with applicable law; and (ii) Senstar-Ontario has agreed to prepare and cause to be filed with the SEC this Form F-4, in which the Proxy Statement is included as a prospectus.

The parties have agreed to use their respective reasonable best efforts to have this Form F-4 declared effective under the Securities Act as promptly as practicable after such filing and keep this Form F-4 effective for so long as necessary to complete the Merger and ensure it complies in all material respects with applicable law.

Reasonable Best Efforts

Upon the terms and subject to the conditions set forth in the Merger Agreement, the parties will use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties to the Merger Agreement in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement (including the Merger).

Directors’ and Officers’ Indemnification and Insurance

For a period of at least seven years after the Effective Time, the Surviving Company and Senstar-Ontario shall indemnify and hold harmless all past and present directors and officers of Senstar-Israel and its subsidiaries (collectively, the “Covered Persons”) to the same extent such persons were indemnified as of the date of the Merger Agreement by Senstar-Israel pursuant to applicable law, the charter documents of Senstar-Israel or its subsidiaries, and indemnification agreements and, any other indemnification agreements between Covered Persons and Parent, if any, in existence on the Effective Time (collectively, the “Indemnification Agreements”) arising out of acts or omissions in their capacity as directors or officers of Senstar-Israel or any of its subsidiaries occurring at or prior to the Effective Time (including in connection with the adoption and approval of the Merger Agreement and the consummation of the transactions contemplated thereby), in each case, to the extent permitted by applicable law. The Surviving Company and Senstar-Ontario must advance expenses (including reasonable legal fees and expenses) incurred in the defense of any legal proceeding with respect to the matters subject to indemnification under the Merger Agreement in accordance with the procedures (if any) set forth in the charter documents of Senstar-Israel or any of its subsidiaries, any Indemnification Agreements and any other requirements under applicable law, in each case, to the extent permitted by applicable law.  Notwithstanding anything contained in the Merger Agreement, Senstar-Ontario and the Surviving Company (i) will not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (ii) will not have any obligation hereunder to any Covered Person if it is ultimately decided in a final, non-appealable judgment by a court of competent jurisdiction that such indemnification is prohibited by applicable law, in which case the Covered Person shall promptly refund to Senstar-Ontario or the Surviving Company the amount of all such expenses theretofore advanced.

For a period of seven years from the Effective Time, the Surviving Company will, and Senstar-Ontario will cause the Surviving Company to (and if Surviving Company was dissolved, its successor, including Senstar-Ontario), maintain in effect in its charter documents provisions relating to exculpation, indemnification and advancement of expenses in favor of Covered Persons that are no less favorable than the provisions of the charter documents of Senstar-Israel and any subsidiary in effect immediately prior to the Effective Time with respect to acts or omissions occurring prior to the Effective Time, in each case, to the extent permitted by applicable law.

Prior to the Effective Time, Senstar-Israel may, or, if Senstar-Israel is unable to, Senstar-Ontario may cause the Surviving Company as of or after the Effective Time to, purchase a seven-year prepaid “tail” policy or any similar arrangement that provides coverage with respect to matters arising on or before the Effective Time (including in connection with the Merger Agreement and the transactions or actions contemplated by the Merger Agreement) (the “D&O Insurance”), with terms, conditions, retentions and limits of liability that are no less favorable in the aggregate than the coverage provided under Senstar-Israel’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance. If prepaid policies have been obtained prior to the Effective Time providing the level of insurance coverage as described in the preceding sentence, the Surviving Company will, and Senstar-Ontario will cause the Surviving Company to maintain such policy in full force and effect, and cause all obligations thereunder to be honored, in each case, to the extent required by the Merger Agreement.

Each of the Indemnified Parties or other persons who are beneficiaries under the D&O Insurance (and their heirs and representatives) are third party beneficiaries of the foregoing, with full rights of enforcement as if a party thereto.

Obligations of Senstar-Ontario and Merger Sub

Senstar-Ontario will take all action necessary to (i) cause Merger Sub and the Surviving Company to perform their respective obligations under the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and (ii) ensure that Merger Sub prior to the Effective Time will not conduct any business, incur or guarantee any indebtedness or any other liabilities or make any investments, other than those activities incidental to its obligations under the Merger Agreement or the transactions contemplated thereby.

Israel Securities Authority Approval

The issuance by Senstar-Ontario of the Merger Consideration to Senstar-Israel’s Israeli shareholders require compliance with the Israel Securities Law, 5728-1968 (the “Israel Securities Law”). Accordingly, Senstar-Ontario obtained a no-action letter from the Israel Securities Authority (the “ISA No-Action Letter”) on November 6, 2023 that exempts those securities issuances from, and confirmed that the Israel Securities Authority will not take action against Senstar-Ontario in respect of, the requirements of the Israel Securities Law that would otherwise require the publication of a prospectus in Israel.

Conditions to Completion of the Merger

Under the Merger Agreement, each party’s obligation to effect the Merger is subject to satisfaction or, to the extent permitted where permissible under applicable law, mutual waiver at the Effective Time of each of the following conditions:

•	The Senstar-Israel Shareholder approval must have been obtained.

•
All (i) applicable waiting periods (and extensions thereof) under any applicable antitrust laws (if any) relating to the consummation of the Merger shall have expired or been terminated, and (ii) any affirmative exemption or approval of a governmental entity required to be obtained under any antitrust laws shall have been obtained.

•
No governmental entity of competent jurisdiction shall have (i) enacted, promulgated or issued after the date of the Merger Agreement any applicable law that is then in effect and has the effect of enjoining, making unlawful or otherwise prohibiting the consummation of the Merger; or (ii) issued or granted after the date of the Merger Agreement any order (whether temporary, preliminary or permanent)that is then in effect which has the effect of enjoining, making unlawful or otherwise prohibiting the consummation of the Merger.

•	The Senstar-Ontario Common Shares issuable as Merger Consideration pursuant to the Merger Agreement must have been approved for listing on Nasdaq, subject to official notice of issuance.

•
50 days must have elapsed after the filing of the Redomiciliation Proposal with the Israeli Companies Registrar and 30 days must have elapsed after the approval of the Merger by the Senstar-Israel shareholders at the General Meeting.

•
This Form F-4 must have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of this Form F-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC that have not been withdrawn.

•	Senstar-Ontario shall have obtained the ISA No-Action Letter.

•	If required, Senstar-Ontario shall have delivered to the IIA a written undertaking in customary form to comply with the provisions of the Innovation Law following the Merger.

Senstar-Ontario’s and Merger Sub’s obligation to effect the Merger is further subject to the satisfaction by Senstar-Israel or waiver by Senstar-Ontario and Merger Sub of the following conditions:

•
Each of the representations and warranties of Senstar-Israel set forth in the Merger Agreement shall have been true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made as of the Effective Time, except where any failure to be so true and correct would not, individually or in the aggregate, have a material adverse effect on Senstar-Israel.

•	Senstar-Israel must have complied with and performed in all material respects all obligations under the Merger Agreement required to be complied with and performed by it at or prior to the Closing.

•
Senstar-Ontario must have received a certificate signed on behalf of Senstar-Israel by a duly authorized officer of Senstar-Israel certifying to the effect that the preceding two conditions have been satisfied.

Senstar-Israel’s obligation to effect the Merger is further subject to the satisfaction by Senstar-Ontario or waiver by Senstar-Israel of the following conditions:

•
Each of the representations and warranties of Senstar-Ontario and Merger Sub set forth in the Merger Agreement shall have been true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made as of the Effective Time, except where any failure to be so true and correct would not, individually or in the aggregate, have a material adverse effect on Senstar-Ontario.

•
Each of Senstar-Ontario and Merger Sub must have complied with and performed in all material respects all obligations under the Merger Agreement required to be complied with and performed by each of them at or prior to the Closing.

•
Senstar-Israel must have received a certificate signed on behalf of Senstar-Ontario and Merger Sub by a duly authorized officer of each Senstar-Ontario and Merger Sub certifying to the effect that the preceding two conditions have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time (a) by mutual written agreement of Senstar-Ontario and Senstar-Israel, or (b) by Senstar-Israel, if the Senstar-Israel Board modifies, qualifies or withdraws its recommendation to the Senstar-Israel shareholders to approve the Merger (see “The Merger— Senstar-Israel’s Reasons for the Redomiciliation and the Merger; Recommendation of the Senstar-Israel Board”).

Amendments, Extensions and Waivers

The Merger Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of Senstar-Ontario, Merger Sub and Senstar-Israel, except that if the Merger Agreement has been approved by shareholders of Senstar-Israel in accordance with Israeli law, no amendment shall be made to the Merger Agreement that requires the approval of such shareholders of Senstar-Israel without such approval.

At any time and from time to time prior to the Effective Time, any party or parties may, to the extent legally permitted and except as otherwise set forth in the Merger Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such party or parties contained therein or in any document delivered pursuant thereto; or (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties contained therein. Any agreement on the part of a party or parties to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable.

No Third Party Beneficiaries

Except as otherwise set forth in the Merger Agreement, the Merger Agreement is not intended to confer upon any other Person any rights or remedies thereunder.

Governing Law

The Merger Agreement and any dispute, controversy or claim arising out of, relating to or in connection with the Merger Agreement, the negotiation, execution, existence, validity, enforceability or performance of the Merger Agreement, or for the breach or alleged breach hereof (whether in contract, in tort or otherwise) will be governed by and construed and enforced solely in accordance with the laws of the State of Israel, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Israel or any other jurisdiction) that would cause application of the law of any jurisdiction other than the State of Israel.

          MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

This section describes the material United States federal income tax consequences of (i) the Merger to certain beneficial owners of Senstar-Israel ordinary shares  and options who exchange their Senstar-Israel ordinary shares  and options for shares of Senstar-Ontario Common Shares and options pursuant to the Merger and (ii) the ownership and disposition of Senstar-Ontario Common Shares received upon the consummation of the Merger.

This discussion is based on the provisions of the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date hereof and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that Senstar-Israel shareholders hold their Senstar-Israel ordinary shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Senstar-Israel shareholder in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to Senstar-Israel shareholders subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Senstar-Israel ordinary shares through the exercise of options or otherwise as compensation, holders who hold their  shares as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders whose functional currency is not the U.S. dollar, and holders who own or have owned (directly, indirectly or constructively) 10% or more (by vote or value) of Senstar-Israel’s ordinary shares. This discussion does not address any tax consequences arising under the Medicare contribution tax, nor does it address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Senstar-Israel ordinary shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. Holders that are partners of a partnership holding Senstar-Israel ordinary shares  should consult their own tax advisors.

All Senstar-Israel shareholders should consult their own tax advisors to determine the particular tax consequences to them in light of their particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of potential changes in such laws.

U.S. Federal Income Tax Treatment of the Merger

For U.S. federal income tax purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) and Section 367 of the Code (a “Reorganization”). Unless otherwise noted, the remainder of this discussion assumes that the Merger will be so treated. Neither Senstar-Ontario nor Senstar-Israel has obtained or will obtain a ruling from the IRS regarding the U.S. federal income tax consequences of the Merger. Accordingly, there is no assurance that the IRS will not take a contrary position regarding the tax consequences described in this discussion, or that any such contrary position would not be sustained, nor is the receipt of any tax opinion a condition to the Closing of the Merger.

U.S. Federal Income Taxation of U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Senstar-Israel ordinary shares  that is, for U.S. federal income tax purposes:

•          an individual citizen or resident of the United States;

•          a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•          a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•          an estate the income of which is subject to U.S. federal income tax regardless of its source.

The tax treatment of a U.S. holder will depend in part on whether or not Senstar-Israel is or was classified as a PFIC for U.S. federal income tax purposes. Except as discussed below under “Passive Foreign Investment Company Rules”, this discussion assumes that Senstar-Israel is not and has not been classified as a PFIC for U.S. federal income tax purposes.

Tax Consequences of the Merger

The exchange of Senstar-Israel ordinary shares for Senstar-Ontario Common Shares will be tax-free to U.S. holders. A U.S. holder’s aggregate tax basis in Senstar-Ontario Common Shares received in the Merger will equal such U.S. holder’s aggregate adjusted tax basis in the Senstar-Israel ordinary shares exchanged therefor. A U.S. holder’s holding period for Senstar-Ontario Common Shares received in the Merger will include the U.S. holder’s holding period in respect of the Senstar-Israel ordinary shares exchanged for such Senstar-Ontario Common Shares.

If a U.S. holder of Senstar-Israel ordinary shares acquired different blocks of Senstar-Israel ordinary shares at different times or at different prices, such U.S. holder’s basis and holding period in Senstar-Ontario Common Shares may be determined separately with reference to each block of Senstar-Israel ordinary shares. Any such U.S. holder should consult its tax advisor regarding the tax bases and holding periods of the particular Senstar-Ontario Common Shares received in the company Merger.

If it is determined that the Merger does not qualify as a Reorganization, the Merger would be a taxable transaction to Senstar-Israel shareholders for U.S. federal income tax purposes. In that case, a U.S. holder would generally recognize capital gain or loss measured by the difference between (a) the fair market value (in U.S. dollars) of Senstar-Ontario Common Shares received in exchange for such U.S. holder’s Senstar-Israel ordinary shares and (b) such U.S. holder’s basis in the Senstar-Israel ordinary shares  it holds. Such capital gain or loss would be long-term capital gain or loss if, at the time of the exchange, such U.S. holder’s holding period in its Senstar-Israel ordinary shares was greater than one year. A U.S. holder’s tax basis in Senstar-Ontario Common Shares received in the Merger would be the fair market value (in U.S. dollars) of those shares on the date such U.S. holder received them.

Passive Foreign Investment Company Rules

The U.S. federal income tax consequences to U.S. holders could differ materially from those described above if, at any relevant time, Senstar-Israel were a PFIC (determined under the rules described below). Senstar-Israel believes that it was not a PFIC for its 2022 taxable year or any prior taxable year, and it does not expect to become a PFIC for any taxable year up to and including the taxable year in which the Merger is completed. However, Senstar-Israel has not conducted and does not expect to conduct a formal study to determine its PFIC status. Moreover, because Senstar-Israel’s PFIC status is based on its income, assets and activities for the entire taxable year, it is not possible to determine whether Senstar-Israel will be characterized as a PFIC for its current taxable year until after the close of the applicable taxable year. As a result, there can be no assurance that Senstar-Israel is not or will not become a PFIC prior to the closing of the Merger.

In general, Senstar-Israel will be a PFIC with respect to a U.S. holder if for any taxable year in which such U.S. holder held Senstar-Israel ordinary shares :

•          at least 75% of Senstar-Israel’s gross income for the taxable year is passive income; or

•          at least 50% of the value, determined on the basis of a quarterly average, of the Senstar-Israel’s assets is attributable to assets that produce or are held for the production of passive income.

“Passive income” generally includes dividends, interest, gains from the sale or exchange of investment property, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), and certain other specified categories of income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is, for purposes of the PFIC tests, treated as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

If Senstar-Israel were to be considered a PFIC at any time that a U.S. holder holds Senstar-Israel ordinary shares, any gain recognized by the U.S. holder on a sale or other disposition of the Senstar-Israel shares generally would be allocated ratably over the U.S. holder’s holding period for its Senstar-Israel ordinary shares . The amounts allocated to the taxable year of the sale or other disposition and to any year before Senstar-Israel became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. If Senstar-Israel is treated as a PFIC with respect to a U.S. holder for any taxable year, the U.S. holder will be subject to the PFIC rules with respect to any of Senstar-Israel’s subsidiaries that are also PFICs. Unless a U.S. holder makes a “qualified electing fund” or “mark-to-market” election with respect to the Senstar-Israel ordinary shares , a U.S. holder that holds Senstar-Israel ordinary shares  during a period in which Senstar-Israel is a PFIC will be subject to the PFIC rules for that taxable year and all subsequent taxable years in which the U.S. holder holds Senstar-Israel ordinary shares , even if Senstar-Israel ceases to be a PFIC. Classification as a PFIC may have other adverse tax consequences. If Senstar-Israel is considered a PFIC, a U.S. holder will also be subject to annual information reporting requirements.

U.S. holders of Senstar-Israel ordinary shares  are urged to consult their tax advisors regarding the application of the PFIC rules to the Merger and Senstar-Israel ordinary shares , including the advisability of making a qualified electing fund or mark-to-market election.

Ownership of Senstar-Ontario Common Shares Received in the Merger

Distributions on Senstar-Ontario Common Shares

Distributions, if any, paid on Senstar-Ontario Common Shares (other than certain pro rata distributions of Senstar-Ontario Common Shares or rights to acquire Senstar-Ontario Common Shares) generally will be treated as dividends and may be eligible for qualified dividend treatment.

Sale or Other Disposition of Senstar-Ontario Common Shares

A U.S. holder that sells or otherwise disposes of Senstar-Ontario Common Shares in a taxable transaction will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that the U.S. holder realizes and the U.S. holder’s tax basis in those shares. Capital gain of a non-corporate U.S. holder is taxed at preferential rates when the holder has a holding period greater than one year. The deduction of capital losses is subject to limitations.  This is due to the fact that capital gain is sourced to a seller’s country of residence.

Backup Withholding and Information Reporting

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 24%) with respect to certain amounts that it receives in the Merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a payee’s U.S. federal income tax liability, if any, so long as such payee furnishes the required information to the IRS in a timely manner.

U.S. Federal Income Taxation of Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of Senstar-Israel ordinary shares that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a U.S. holder.

The Merger is not expected to result in any material U.S. federal income tax consequences to non-U.S. holders. This is due to the fact that capital gain is sourced to a seller’s country of residence.

          MATERIAL ISRAELI TAX CONSEQUENCES

This section describes the material Israeli income tax consequences of the Merger to beneficial owners of Senstar-Israel Shares who exchange their Senstar-Israel Shares for Senstar-Ontario Common Shares pursuant to the Merger .

This discussion is not intended to be an authorized interpretation of the provisions of the Israeli Tax Ordinance and corresponding regulations thereof, or an exhaustive description of legal provisions that may be relevant to the Senstar- Israel shareholders and does not replace individual professional and legal advice on the matter. Shareholders of Senstar- Israel are urged to seek individual professional and legal advice from their own tax experts in order to clarify the results that will apply to them, taking into account their specific circumstances. It is clarified that the purpose of the following is only a general overview of the taxation of traded securities for Israeli income tax and it does not cover specific circumstances. This overview is based on the tax laws as they are accurate at the date of this proxy statement/prospectus and is no intended to be an authorized and/or complete interpretation of the provisions of the Israeli Tax Ordinance and the regulations or orders pursuant to it, or an exhaustive description of the instructions concerning the securities contained therein and there is no substitute for legal and professional advice on the matter, which must be obtained for the special data of each investor. Also, a change in the tax laws or in their interpretation may have retroactive application and/or may lead to different results.

As a consequence of the Merger, holders of Senstar-Israel Shares will be treated as having sold their Senstar-Israel Shares in the Merger. When shares of an Israeli company are sold, regardless of whether the consideration in the sale is cash or stock, its shareholders are generally subject to Israeli taxation.

In accordance with the provisions of Section 91(b)(1) of the Israeli Tax Ordinance, real capital gain from the sale of securities by an individual resident of Israel whose income from the sale of securities does not constitute income from a “business” or “trade” and the individual did not claim the deduction of interest expenses nor the linkage differences due to the security, is generally subject to tax at a rate not exceeding 25%. However, if the sale of the securities is made by an individual who is a “substantial shareholder” in the company (i.e. if such individual holds or is entitled to purchase, directly or indirectly, alone or together with such person’s relatives or another person who collaborates with such person on a permanent basis, one of the following: (i) at least 10% of the issued and outstanding Senstar-Israel Shares, (ii) at least 10% of the voting rights of Senstar-Israel, (iii) the right to receive at least 10% of Senstar-Israel’s profits or its assets upon liquidation, (iv) the right to appoint a manager/director, or (v) the right to instruct any other person to do any of the foregoing the date of sale or on any date falling within the 12-month period preceding that date of sale), the tax rate will not exceed 30%.

The tax rates as stated above apply to the real capital gain from which the inflationary component inherent in the gain is neutralized. In this regard, it should be noted that in accordance with the provisions of Section 88 of the Israeli Tax Ordinance, the index on the basis of which the linkage component is calculated is the Consumer Price Index. However, a person who, being a foreign resident, legally purchased the security in a foreign currency, may request that the foreign currency rate be considered as an index for this matter. The inflationary components is generally exempt from tax, provided that the shares being sold were acquired after December 31, 1993.

In accordance with the provisions of Section 2(1) of the Israeli Tax Ordinance, the limited tax rates for individuals in respect of real capital gain from the sale of securities as mentioned above will not apply to an individual whose income from the sale of securities is income from a “business” or a “trade” or a “random transaction with a commercial nature”, which in such a case he will be charged at the marginal tax rates as stipulated in Section 121 of the Israeli Tax Ordinance (currently- up to 47%). as well as an additional tax, as applicable.

In addition, according to the provisions of section 121b(a) of the Israeli Tax Ordinance, an individual whose overall taxable income from all sources (including capital gain from the sale of the securities) in tax year 2023 exceeds NIS 698,280 (an amount that is adjusted annually), will be liable for an additional tax at a rate of 3% on the part of his or her taxable income that exceeds the said amount.

A company will be liable for tax on real capital gain from the sale of securities at the corporate tax rate as stipulated in the provisions of Section 126(a) of the Israeli Tax Ordinance (currently 23%). Certain Israeli institutions who are exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the Israeli Tax Ordinance (such as exempt trust fund, pension fund) may be exempt from capital gains tax from the sale of the shares.

In general, a foreign resident (individual or a company), as defined in the Israeli Tax Ordinance, is exempt from tax on capital gain from the sale of securities traded on the stock exchange by virtue of the provisions of section 97(b3) of the Israeli Tax Ordinance, provided that the capital gain is not from its permanent establishment in Israel and in accordance with the conditions and limitations listed in the provisions of section 97(b3) of the Israeli Tax Ordinance. The above shall not apply to a non-resident company, if Israeli residents’ control, benefit or are entitled to 25% or more of the income or profits of the non-resident company, directly or indirectly, in accordance with the provisions of Section 68A of the Israeli Tax Ordinance. It should be noted that in the event that the aforementioned exemption does not apply, other tax reliefs may apply in accordance with the provisions of the tax treaty (if any) between Israel and the foreign resident's country of residence, all in accordance with the provisions of the treaty and subject to the prior issuance of a withholding tax exemption or reduction certificate from the ITA.

Withholding Tax from Capital Gain upon Disposal of Shares

In accordance with the provisions of Section 164 of the Israeli Tax Ordinance and the provisions of the Income Tax Regulations (deduction from consideration, payment or capital gain in the sale of a security, in the sale of a unit in a mutual fund or in a future transaction), 2002 (the “Capital Gain Deduction Regulations”), an “obligor” (as such term is defined in the Capital Gain Deduction Regulations) who pays the seller who is an individual, consideration for the sale of the securities, should withhold 25% of the real capital gain and in the case of a company, a corporate tax rate determined under the provisions of section 126(a) of the Israeli Tax Ordinance (23% in 2023). All subject to tax rulings or withholding tax exemption or reduction certificates which were issued by the ITA in advance and subject to offsetting losses that the withholding agent may carry out in accordance with the provisions of the Israeli Tax Ordinance relevant, as the case may be. For a description of the Tax Ruling intended to be issued in connection with the Merger, see “The Merger Agreement – Israeli Tax Ruling”.

Offsetting Losses from the Capital Gain Generated from the Disposal of Shares

As a general rule, capital losses from the sale of the offered securities are offset only in cases where, if capital gain had been generated, they would have been taxable by the shareholder.

According to the principles set forth in the provisions of Section 92 of the Israeli Tax Ordinance, a capital loss from the sale of the securities that, if it had been a capital gain, would be taxable, may be offset against the real capital gain resulting from the sale of any asset, in Israel or abroad.

In accordance with Regulation 9 of the Capital Gains Deduction Regulations, it is determined that as part of the calculation of the capital gain for the purpose of withholding tax by the payer, the payer shall offset the capital loss resulting from the sale of traded securities that were under his management and subject to the fact that the profit was created in the same tax year in which the loss was created. The tax assessor may, in certain cases and for the purposes of withholding tax, approve the offsetting of losses from a portfolio of securities that is not managed by the payer, all in accordance with the conditions of the aforementioned Regulation 9 provisions.

In accordance with the provisions of Section 92(a)(4) of the Israeli Tax Ordinance, a capital loss from the sale of securities may be offset in the same tax year in which it is incurred also both against income from interest or dividends received in that tax year for that security and also against income from interest or dividends from other securities received in the same year tax year, provided that the tax rate applicable to the interest or dividend income from the other security mentioned above does not exceed the corporate tax rate set forth in the provisions of Section 126(a) of the Israeli Tax Ordinance (23% in 2023) if it is a company, and the rate set forth in Sections 125b(1) or 125c(b) (i.e., 25%), as the case may be, if he is an individual. The tax rate that applies on dividends to an individual who is a “substantial shareholder” is 30% (excluding dividends paid by a company that is traded on a stock exchange). Therefore, the capital loss incurred in the tax year from the sale of securities will not be offset against dividend or interest income from other non- traded securities by an individual defined as a “substantial shareholder”.

A capital loss that cannot be offset, in whole or in part, in a particular tax year, as stated above, may be offset against real capital gain in the following tax years one after the other, after the year in which the said capital loss occurred, provided that a report was submitted to the tax assessor for the tax year in which the loss occurred.

In accordance with the provisions of Section 94C of the Israeli Tax Ordinance, in the sale of securities by a company, the amount of the capital loss resulting from the sale of the securities shall be reduced by the amount of the dividends received from that security during the 24 months period prior to the sale, but not more than the amount of the loss, with the exception of a dividend on which tax has been paid (except for tax paid outside of Israel ) at a rate of 15% or more (but not more than the amount of the loss).

Taxation of shareholders on receipt of dividends

An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are publicly traded (whether the recipient is a substantial shareholder or not). If the recipient of the dividend is an Israeli resident corporation such dividend income should be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the ITO is exempt from tax on dividends.

Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25% or 30% if the dividends recipient is a “substantial shareholder” at the time of distribution or on any time during the preceding twelve months (excluding dividends received from publicly traded companies which should generally be subject to 25% withholding tax), which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. A foreign resident who had income from a dividend that was accrued from Israeli source, from which the full tax was deducted, will be generally exempt from filing a tax return in Israel, provided that (1) such income was not generated from business conducted in Israel by the foreign resident, (ii) the foreign resident has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the foreign resident is not liable to additional Surtax  in accordance with Section 121B of the ITO.

          MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the principal Canadian federal income tax considerations generally applicable to a person (a “Holder”) who acquires as a beneficial owner Senstar-Ontario Common Shares in exchange for Senstar-Israel Shares as part of the Merger, and who, at all relevant times, for purposes of the application of the Income Tax Act (Canada) and the regulations adopted thereunder (collectively, the “Canada Tax Act”): (i) deals at arm’s length with Senstar-Ontario and Senstar-Israel; (ii) is not affiliated with Senstar-Ontario or Senstar-Israel; (iii) holds the Senstar-Israel Shares and Senstar-Ontario Common Shares (collectively, referred to as the “Securities”), as the case may be, as capital property; and (iv) has not entered into, with respect to any of the Securities, a “derivative forward agreement” or a “dividend rental arrangement,” each as defined in the Canada Tax Act. Generally, the Securities will be capital property to a Holder provided the Holder does not acquire or hold such Securities in the course of carrying on a business or as part of an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Canada Tax Act, and an understanding of the current administrative practices published in writing by the Canada Revenue Agency prior to the date hereof.  This summary takes into account all specific proposals to amend the Canada Tax Act publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed.  This summary does not otherwise take into account or anticipate any changes in law or administrative policy, whether by legislative, governmental or judicial decision or action, and does not take into account or consider any provincial, territorial or foreign income tax considerations.

This summary is of a general nature. It is not, is not intended to be, and should not be construed to be legal or tax advice to any particular Holder. Accordingly, Holders are urged to consult their own tax advisors having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the Canada Tax Act, all amounts relating to the acquisition, holding or disposition of Senstar-Israel Shares must be converted into Canadian dollars based on exchange rates as determined in accordance with the Canada Tax Act.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canada Tax Act: (i) is not, and is not deemed to be, a resident of Canada, and (ii) does not use or hold, and is not deemed to use or hold, the Securities in a business carried on in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere.

The Merger

A Non-Resident Holder for whom the Senstar-Israel Shares are not and are not deemed to be “taxable Canadian property” for purposes of the Canada Tax Act will generally not be subject to income tax under the Canada Tax Act as a result of the Merger with respect to any gain realized from the disposition of the Non-Resident Holder’s Senstar-Israel Shares. Generally, provided that the Senstar-Israel Shares are listed on a “designated stock exchange” (which includes the Nasdaq Global Market), the Senstar-Israel Shares will not be taxable Canadian property to a Non-Resident Holder at a particular time unless at any time during the 60-month period that ends at that particular time, both of the following conditions were satisfied: (a) one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length (for purposes of the Canada Tax Act), and (iii) partnerships in which the Non-Resident Holder or a person with whom the Non-Resident Holder did not deal at arm’s length held a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of a class of the capital stock of Senstar-Israel, and at that time (b) more than 50% of the fair market value of the Senstar-Israel Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties (as defined in the Canada Tax Act), timber resource properties (as defined in the Canada Tax Act) or options in respect of, interests in, or for civil law rights in, any such property, whether or not such property exists.

Ownership of Senstar-Ontario Common Shares

Dividends on Senstar-Ontario Common Shares. Dividends paid or credited, or deemed under the Canada Tax Act to be paid or credited, by Senstar-Ontario to a Non-Resident Holder on the Senstar-Ontario Common Shares will generally be subject to Canadian withholding tax under the Canada Tax Act at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax convention.  For example, under the Canada-Israel Income Tax Convention, where dividends paid or credited on the Senstar-Ontario Common Shares are paid or credited, a Non-Resident Holder that is an individual beneficial owner of the dividends and that is an Israeli resident for purposes of, and is entitled to benefits of, the Canada-Israel Income Tax Convention, the applicable rate of Canadian withholding tax is generally reduced to 15%.  Non-Resident Holders are advised to consult their tax advisors in this regard.

Disposition of Senstar-Ontario Common Shares. A Non-Resident Holder for whom the Senstar-Ontario Common Shares are not or are not deemed to be “taxable Canadian property” for purposes of the Canada Tax Act will generally not be subject to income tax under the Canada Tax Act on the disposition or deemed disposition of such shares. Generally, provided that the Senstar-Ontario Common Shares are listed on a “designated stock exchange” (which includes the Nasdaq Global Market), the Senstar-Ontario Common Shares will not be taxable Canadian property to a Non-Resident Holder at a particular time unless at any time during the 60-month period that ends at that particular time, both of the following conditions were satisfied: (a) one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length (for purposes of the Canada Tax Act), and (iii) partnerships in which the Non-Resident Holder or a person with whom the Non-Resident Holder did not deal at arm’s length held a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of a class of the capital stock of Senstar-Ontario, and at that time (b) more than 50% of the fair market value of the Senstar-Ontario Common Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canada Tax Act), “timber resource properties” (as defined in the Canada Tax Act) or options in respect of, interests in, or for civil law rights in, any such property, whether or not such property exists. Notwithstanding the foregoing, the Senstar-Ontario Common Shares may otherwise be deemed to be taxable Canadian property of a Non-Resident Holder in certain circumstances.  The Non-Resident Holders whose Senstar-Ontario Common Shares may constitute taxable Canadian property should consult their own tax advisors.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canada Tax Act, is or is deemed to be resident in Canada (a “Canadian Resident Holder”). This portion of the summary is not applicable to a Canadian Resident Holder (i) that is a “specified financial institution”, (ii) an interest in which is, or for whom the Securities would be, a “tax shelter investment”, (iii) that is for purposes of certain rules (referred to as the “mark-to-market” rules) applicable to securities held by financial institutions, a “financial institution”, (iv) that reports its “Canadian tax results” in a currency other than Canadian currency, (v) that is a corporation resident in Canada that is, becomes, or does not deal at arm’s length for purposes of the Canada Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Senstar-Ontario Common Shares, controlled by a non-resident person (or a group of such persons not dealing with each other at arm’s length) for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Canada Tax Act, or (vi) in respect of which Senstar-Israel is a “foreign affiliate”, each expression as defined in the Canada Tax Act. Such Canadian Resident Holders should consult their own tax advisors.

The Merger

A Canadian Resident Holder who disposes of the Senstar-Israel Shares in consideration for Senstar-Ontario Common Shares as part of the Merger will realize a capital gain (or a capital loss) in the taxation year of the disposition equal to the amount by which the proceeds of disposition of the Senstar-Israel Shares received on the Merger, exceed (or are less than) the total of (1) the adjusted cost base to the Canadian Resident Holder of its Senstar-Israel Shares determined immediately before the Merger, and (2) any reasonable costs of disposition . The tax treatment of capital gains and capital losses is discussed below in the section entitled “Disposition of Senstar-Ontario Common Shares.”

Ownership of Senstar-Ontario Common Shares

Dividends on Senstar-Ontario Common Shares. A Canadian Resident Holder will be required to include in computing its income for a taxation year any dividends received (or deemed to have been received) on the Senstar-Ontario- Common Shares. In the case of a Canadian Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from “taxable Canadian corporations”, including the enhanced gross-up and dividend tax credit applicable to any dividends designated by Senstar-Ontario as an “eligible dividend” in accordance with the provisions of the Canada Tax Act.   A dividend received (or deemed to have been received) by a Canadian Resident Holder that is a corporation will generally be deductible in computing the corporation’s taxable income. In certain circumstances, however, a taxable dividend received (or deemed to have been received) by a Canadian Resident Holder that is a corporation will be deemed to be either proceeds of disposition or a gain from the disposition of a capital property. Canadian Resident Holders that are corporations should consult their own tax advisors having regard to their own particular circumstances.

A Canadian Resident Holder that is a “private corporation”, as defined in the Canada Tax Act, or any other corporation controlled, whether because of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), will generally  be liable to pay a refundable tax under Part IV of the Canada Tax Act on dividends received (or deemed to have been received)  on the Senstar-Ontario Common Shares to the extent such dividends are deductible in computing the Canada Resident Holder’s taxable income for the taxation year.

Disposition of Senstar-Ontario Common Shares. Generally, a Canadian Resident Holder who disposes of, or is deemed for purposes of the Canada Tax Act to have disposed of, Senstar-Ontario Common Shares will realize a capital gain (or a capital loss) in the taxation year of the disposition equal to the amount by which the proceeds of disposition of the Senstar-Ontario Common Shares exceed (or are less than) the total of (1) the adjusted cost base to the Canadian Resident Holder of its Senstar-Ontario Common Shares determined immediately before the disposition, and (2) any reasonable costs of disposition. The adjusted cost base to a Canadian Resident Holder of a Senstar-Ontario Common Shares that was acquired as part of the Merger will be averaged with the adjusted cost base of all other Senstar-Ontario Common Shares (if any) held by the Canadian Resident Holder as capital property at the time immediately before the disposition or deemed disposition.

One-half of any capital gain (a “taxable capital gain”) realized by a Canadian Resident Holder from a disposition of a Senstar-Ontario Common Share must be included in the Canadian Resident Holder’s income for the taxation year of disposition. Subject to and in accordance with the provisions of the Canada Tax Act, a Canadian Resident Holder will generally be required to deduct one-half of any capital loss (an “allowable capital loss”) realized in the taxation year of disposition against taxable capital gains realized in the same taxation year. Any unused allowable capital losses for the taxation year of disposition may generally reduce net taxable capital gains realized in any of the three prior taxation years or in any subsequent year in the circumstances and to the extent provided in the Canada Tax Act.

If a Canadian Resident Holder is a corporation, any capital loss realized on a disposition or deemed disposition of Senstar-Ontario Common Shares may, in certain circumstances, be reduced by the amount of any dividends which have been received or which are deemed to have been received on such Senstar-Ontario Common Shares.

Similar rules may apply where a Canadian Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Senstar-Ontario Common Shares directly or indirectly through a partnership or a trust. Canadian Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Canadian Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Canada Tax Act) throughout the relevant taxation year or a “substantive CCPC” (as proposed to be defined in the Proposed Amendments  released on August 9, 2022), at any time in the year may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Canada Tax Act) for the year, including taxable capital gains realized on the disposition of Senstar-Ontario Common Shares. Canadian Resident Holders that are “Canadian-controlled private corporations” or would be “substantive CCPCs” (provided that the Proposed Amendments released on August 9, 2022 are enacted in their current form) should consult their own tax advisors regarding their particular circumstances.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR SENSTAR-ISRAEL OPTIONHOLDERS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Canada Tax Act in respect of the Merger to a holder of Exchanged Options who for purposes of the Canada Tax Act and at all relevant times: (i) is or is deemed to be a resident of Canada; (ii) is a current or former employee or director of Senstar-Israel or any of its subsidiaries, (iii) received their Exchanged Options in respect of, in the course of, or by virtue of, such employment or in consideration for the services performed by them as directors of Senstar-Israel or any of its subsidiaries, (iv) at the time the Exchanged Options were granted, dealt at arm’s length with Senstar-Israel or any of its subsidiaries; and (v) received the Exchanged Options as new grants and not in exchange or in replacement of options previously issued to them by Senstar-Israel or any other person (an “Optionholder”).

This summary does not describe the tax consequences of an exercise or other disposition of Exchanged Options or Senstar-Israel Shares acquired on the exercise of the Exchanged Options prior to the Merger, and holders of Exchanged Options who have, or wish to, exercise or dispose of their Exchanged Options prior to the Effective Time should consult their own tax advisors.

The terms of the Merger provide that Exchanged Options that are not exercised prior to the Effective Time will be exchanged for options of Senstar-Ontario to acquire Senstar-Ontario Common Shares (a “Senstar-Ontario Option”). Provided that the only consideration received by an Optionholder on the exchange is a Senstar-Ontario Option and (i) the amount by which the fair market value of the Senstar-Ontario Common Shares immediately after the exchange exceeds the exercise price to acquire such shares under the Senstar-Ontario Option is not greater than (ii) the amount by which the fair market value of the Senstar-Israel Shares immediately before the exchange exceeded the exercise price to acquire such shares under the Exchanged Option, the exchange should be a tax-deferred exchange under subsection 7(1.4) of the Canada Tax Act such that an Optionholder who exchanges an Exchanged Option for a Senstar-Ontario Option will not be considered to have disposed of their Exchanged Option and the Senstar-Ontario Option will be deemed to be a continuation of the Exchanged Option so exchanged. Whether this proviso will be satisfied is a question of fact that can only be determined as of the Effective Time. However, the exchange of Exchanged Options for Senstar-Ontario Options has been structured with the intent that the proviso be satisfied and that the requirements of subsection 7(1.4) of the Tax Act be met.

The above is not an exhaustive discussion of the tax considerations applicable to Optionholders who exchange their Exchanged Options for Senstar-Ontario Options. Furthermore, the discussion above does not address Optionholders who are consultants or independent contractors and not employees, or non-residents of Canada but who may have received their Options by virtue of providing employment services in Canada. The tax consequences to a particular Optionholder of exchanging their Exchanged Options will depend on the circumstances of that particular Optionholder.

         ELIGIBILITY FOR INVESTMENT

In the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel to Senstar-Israel, based on the current provisions of the Canada Tax Act (Canada), and all specific proposals to amend the Canada Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, provided that the Senstar-Ontario Common Shares are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the Nasdaq Global Market), the Senstar-Ontario Common Shares will be, at such time, “qualified investments” under the Canada Tax Act for trusts governed by a “registered retirement savings plan” (“RRSP”), a “registered retirement income fund” (“RRIF”), a “registered education savings plan” (“RESP”), a “deferred profit sharing plan,” a “registered disability savings plan” (“RDSP”),  a “tax-free savings account” (“TFSA”), or a first home savings account (“FHSA”), each as defined in the Canada Tax Act.

Notwithstanding the foregoing, if the Senstar-Ontario Common Shares held by a TFSA, RRSP, RRIF, RDSP, FHSA, or RESP (a “Registered Plan”) are “prohibited investments” for purposes of the Canada Tax Act, the holder of the TFSA, FHSA or RDSP, the annuitant of the RRSP or RRIF, or the subscriber of a RESP (as the case may be) will be subject to a penalty tax as set out in the Canada Tax Act. The Senstar Ontario Common Shares will generally be a “prohibited investment” if the holder of a TFSA, FHSA or RDSP, the annuitant of a RRSP or RRIF, or the subscriber of a RESP (as the case may be): (i) does not deal at arm’s length with Senstar-Ontario for purposes of the Canada Tax Act; or (ii) has a “significant interest” (within the meaning of the Canada Tax Act) in Senstar-Ontario. In addition, the Senstar-Ontario Common Shares will not be a “prohibited investment” if the Senstar-Ontario Common Shares are “excluded property,” as defined in the Canada Tax Act, for a TFSA, FHSA, RRSP, RRIF, RDSP or RESP. Holders who intend to hold Senstar-Ontario Common Shares in a TFSA, FHSA, RRSP, RRIF, RESP or RDSP should consult their own tax advisors in this regard.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF SENSTAR-ISRAEL

The following table sets forth certain information regarding the beneficial ownership of the ordinary shares of Senstar-Israel as of November 10, 2023, by:

•	each person who Senstar-Israel believes beneficially owns 5% or more of the outstanding Senstar-Israel Shares, and

•	all of Senstar-Israel’s directors and executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.  The percentage ownership of each such person is based on the number of Senstar-Israel Shares outstanding as of November 10, 2023 and includes the number of Senstar-Israel Shares underlying options that are exercisable within sixty (60) days from the date of November 10, 2023.  Senstar-Israel Shares subject to these options are deemed to be outstanding for the purpose of computing the ownership percentage of the person holding these options, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.  The information in the table below is based on 23,309,987 Senstar-Israel Shares outstanding as of November 10, 2023.  Each outstanding Senstar-Israel Share has identical rights in all respects.

Name	Number of Shares	Percent
FIMI Opportunity Five (Delaware), Limited Partnership (1)	4,646,924	19.9%
FIMI Israel Opportunity Five, Limited Partnership (1)	5,207,235	22.4%
All directors and executive officers as a group (8 persons) (2)	56,751	*

* Less than 1%
__________________________

(1)
Based on Schedule 13D/A filed with the SEC on October 11, 2016 and other information available to us. The address of FIMI Opportunity Five (Delaware), Limited Partnership and FIMI Israel Opportunity Five, Limited Partnership is c/o FIMI FIVE 2012 Ltd., Electra Tower, 98 Yigal Alon St., Tel-Aviv 6789141, Israel.

(2)	As of November 10, 2023, all directors and executive officers as a group (8 persons) held 43,001 options that are vested or that vest within 60 days of November 10, 2023.

          DESCRIPTION OF SENSTAR-ONTARIO SHARE CAPITAL

The following is a summary of the terms of Senstar-Ontario Common Shares, including certain provisions contained in the Articles, the By-Laws and applicable Ontario laws in effect on the date of this proxy statement/prospectus. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the OBCA and the full text of the Articles and the By-Laws that will be in effect at the closing of the transactions, which will be substantially in the forms attached as Annex C and Annex D, respectively, to this proxy statement/prospectus. We encourage you to read the OBCA and those documents carefully.

There are differences between Senstar-Israel’s Articles of Association and Senstar-Ontario’s Articles and By-Laws as they are expected to be in effect after the transactions, especially relating to changes that are required by Ontario law. See “Comparison of Rights of Senstar-Israel Shareholders and Senstar-Ontario Shareholders.”

General

Our authorized share capital consists of an unlimited number of common shares. There are no preferred shares authorized under the Articles. All of the Senstar-Ontario Common Shares have the same rights, preferences and restrictions, some of which are detailed below.

Immediately prior to the closing of the transactions, there will be one issued and outstanding common share, registered in the name of Senstar Corporation, a subsidiary of Senstar- Israel, which will be cancelled in connection with the transactions.  Following the closing of the transactions, there are expected to be 23,309,987 common shares issued and outstanding, being the 23,309,987 common shares issued to the holders of the 23,309,987 ordinary shares in the capital of Senstar-Israel that were previously issued and outstanding.

Common Shares

Voting Rights

Holders of Senstar-Ontario Common Shares are entitled to one vote for each share held on all matters submitted to a vote of the shareholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election.

Generally, resolutions are adopted at meetings of shareholders by an ordinary resolution, unless the OBCA, the Articles or By-laws of Senstar-Ontario require a special resolution. An ordinary resolution is a resolution that is submitted to a meeting of the shareholders and passed, with or without amendment, at the meeting by at least a majority of the votes cast.  A special resolution is a resolution that is (i) submitted to a special meeting of the shareholders of a corporation duly called for the purpose of considering the resolution and passed, with or without amendment, at the meeting by at least two-thirds of the votes cast, or (ii) consented to in writing by each shareholder of the corporation entitled to vote at such a meeting or the shareholder’s attorney authorized in writing.

Under the OBCA, certain fundamental changes such as articles amendments, certain amalgamations (other than with certain affiliated corporations), continuances to another jurisdiction and sales, leases or exchanges of all or substantially all of the property of a corporation (other than in the ordinary course of business) and other extraordinary corporate actions such as liquidations, dissolutions and arrangements (if ordered by a court) are required to be approved by special resolution.

The OBCA and the By-Laws provide that directors of Senstar-Ontario will be elected by ordinary resolution passed at an annual meeting of shareholders. There are no requirements under the OBCA requiring the appointment of external directors who meet prescribed independence or other requirements for a non-offering corporation such as Senstar-Ontario. Under the OBCA, shareholders may, by ordinary resolution, remove any director or directors from office. As the Articles do not provide for cumulative voting, all directors are elected annually.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred shares (of which none will be initially authorized), the holders of common shares are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Dividends may be paid in shares, in money or in property. Declaration and payment of any dividend will be subject to the discretion of the Senstar-Ontario board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments, industry trends, the provisions of Ontario law affecting the payment of distributions to shareholders and any other factors the Senstar-Ontario board of directors may consider relevant.

Under the OBCA, the directors are not permitted to declare, and the corporation not permitted to pay, a dividend if there are reasonable grounds for believing that, (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or (b) the realizable value of the corporation’s assets would thereby be less than the aggregate of, (i) its liabilities, and (ii) its stated capital of all classes.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common shares will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any then outstanding preferred shares (of which none will be initially authorized).

Rights and Preferences

Holders of Senstar-Ontario Common Shares have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to such shares. The rights, preferences and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of preferred shares that may in the future be authorized for issuance, if and when an amendment to the articles to authorize one or more classes or series of preferred shares is approved by holders of common shares.

Purchases

Under the OBCA, the purchase or other acquisition by a corporation of its shares is generally subject to a corporation’s articles and to the solvency tests similar to those applicable to the payment of dividends (as set out above). Senstar-Ontario is permitted, under the Articles, to acquire any of its shares.

However, Senstar-Ontario is also subject to the Canadian issuer bid regime pursuant to applicable Canadian securities laws. In general, an issuer bid is an offer to acquire or redeem securities (except for certain classes of prescribed securities) of an issuer made by the issuer to one or more persons in a Canadian jurisdiction, and also includes an acquisition or redemption of securities of the issuer by the issuer from those persons. Subject to the availability of an exemption, issuer bids in Canada are subject to prescribed rules that govern the conduct of a bid by requiring a bidder to comply with detailed disclosure obligations and procedural requirements. Among other things, an issuer bid must be made to all holders of the class of securities being purchased; a bid is required to remain open for a minimum of 35 days; and following the satisfaction or waiver of all the terms and conditions of a bid, the issuer must generally take up and pay for the securities deposited under the bid not later than 10 days after the expiry of the bid.

There are a limited number of exemptions from the formal issuer bid requirements, which include the following: (i) the normal course issuer bid exemption permits the issuer to purchase up to 5% of the outstanding securities of a class of securities of the issuer in any 12-month period (when aggregated with all other purchases in that period) if, among other things, the bid is made in the normal course on a “published market” (as defined) and the issuer does not pay more than the “market price” of the securities (as defined) plus reasonable brokerage fees or commissions actually paid; (ii) the foreign issuer bid exemption exempts a bid from the formal issuer bid requirements if, among other things, less than 10% of the outstanding securities of the class are held by Canadians and the published market on which the greatest volume of trading in securities of the class occurred in the 12 months prior to the bid was not in Canada; and (iii) the de minimis exemption exempts a bid from the formal issuer bid requirements if, among other things, the number of beneficial owners of the class of securities subject to the bid in the Canadian jurisdiction is fewer than 50 and such owners own, in aggregate, less than 2% of the outstanding securities of that class.

Modifications of Share Rights

Under the OBCA, an amendment to a corporation’s articles in order to add to, remove or change the rights, privileges, restrictions or conditions attached to any class or series of shares is required to be authorized by a special resolution of the shareholders. In addition to a special resolution of the shareholders, the holders of shares of a class or, in certain circumstances, of a series, are to vote separately as a class or series upon a proposal to amend the articles to add to, remove or change the rights, privileges, restrictions or conditions attached to the shares of such class or series, whether or not the shares of such class or series otherwise carry the right to vote.

Under the Articles, Senstar-Ontario has authorized a single class of shares not issuable in series, being the Senstar-Ontario. Accordingly, any such amendment to the Articles will require only a special resolution of the shareholders.

Pursuant to the OBCA, an amendment to the Articles in order to authorize a class of preferred shares requires a special resolution of the holders of Senstar-Ontario Common Shares.

Fully Paid and Nonassessable Shares

All Senstar-Ontario Common Shares to be issued upon the completion of the transactions, and any additional Common Shares subsequently issued, will be fully paid and non-assessable, and will not be subject to capital calls of any kind.

Shareholders are not, as shareholders, liable for any act, default, obligation or liability of the corporation except in certain limited circumstances.

General Meetings of Shareholders

The directors of Senstar-Ontario may at any time call a special meeting of shareholders. Under the OBCA, unless the shareholders of Senstar-Ontario pass a resolution in writing in lieu of a meeting of shareholders, the directors (a) must call an annual meeting of shareholders not later than fifteen months after holding the last preceding annual meeting (being September 12, 2023, the formation date of Senstar-Ontario and the date on which the sole shareholder of Senstar-Ontario passed a resolution in lieu of a meeting of shareholders and relating to ordinary course organizational matters); and (b) may at any time call a special meeting of shareholders.

Under the OBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may require the directors to call a meeting of shareholders. Upon meeting the technical requirements set out in the OBCA for making such a requisition, the directors of Senstar-Ontario must call a meeting of shareholders. If they do not call such meeting within 21 days after receiving the requisition, any shareholder who signed the requisition may call the special meeting. In addition, the By-laws provide that the directors may call special meetings of shareholders at any time.

Notice of the time and place of a meeting of shareholders shall be sent not less than 10 days, but not more than 50 days, before the meeting, to each shareholder entitled to vote at the meeting; to each director; and to the auditor of the corporation.

Under the OBCA, the directors of Senstar-Ontario may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but the record date must not precede by more than 60 days nor less than 30 days the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders will be at the close of business on the day immediately preceding the day on which the notice is given, or if no notice is given, the day on which the meeting is held.

The By-Laws of Senstar-Ontario provide that a quorum of shareholders is present at a meeting of shareholders irrespective of the number of persons actually present at the meeting, if the holders of at least one-third of the shares entitled to vote at the meeting are present in person or represented by proxy, or if at the time to such meeting, Senstar-Ontario is qualified to use the forms of a “foreign private issuer” under applicable securities laws of the United States of America, the holders of at least twenty-five percent (25%) of the shares of Senstar-Ontario entitled to vote at the meeting are present in person or represented by proxy, provided in each case that a quorum shall not be less than two persons. A quorum need not be present throughout the meeting provided that a quorum is present at the opening of the meeting.

Limitations on Rights to Own Common Shares

Neither the By-laws or Articles nor the laws of the Province of Ontario restrict in any way the ownership or voting of our common shares by non-residents of Canada.

Board of Directors

The Articles provide that Senstar-Ontario may have a minimum of three and a maximum of 11 directors.

Under the OBCA, where a special resolution of the shareholders empowers the directors of a corporation the articles of which provide for a minimum and maximum number of directors, such as Senstar-Ontario, to determine the number of directors of the corporation and the number of directors to be elected at the annual meeting of the shareholders, the directors may so determine, but the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders. The shareholder of the Senstar-Ontario has, prior to the consummation of the transactions, empowered the directors of Senstar-Ontario to determine the number of directors within the minimum and maximum number permitted by the Articles.

Under the OBCA, the following persons are disqualified from being a director of a corporation: (a) person who is less than eighteen years of age; (b) a person who has been found under applicable Ontario law to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere; (c) a person who is not an individual; and (d) a person who has the status of bankrupt. The Articles do not impose any mandatory retirement or age limit requirements on the directors and the directors are not required to own shares in the corporation in order to qualify to serve as directors.

Provisions Restricting a Change in Control of the Company

Amalgamations and Arrangements

Under the OBCA, certain amalgamations (other than with certain affiliated corporations), continuances to another jurisdiction and sales, leases or exchanges of all or substantially all of the property of a corporation (other than in the ordinary course of business) and arrangements (if ordered by a court) are required to be approved by special resolution.

The OBCA provides that the corporation may effect fundamental changes by applying to a court for an order approving an arrangement. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is not unusual for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. The court determines to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing and approve or reject the proposed arrangement.

Take-Over Bids

Senstar-Ontario is subject to the Canadian take-over bid regime pursuant to applicable Canadian securities laws. In general, a take-over bid is an offer to acquire voting or equity securities of a class made to one or more persons in a Canadian jurisdiction, where the securities subject to the bid, together with securities beneficially owned, or over which control or direction is exercised, by a bidder and its joint actors, constitute 20% or more of the outstanding securities of that class of securities. Subject to the availability of an exemption, take-over bids in Canada are subject to prescribed rules that govern the conduct of a bid by requiring a bidder to comply with detailed disclosure obligations and procedural requirements. Among other things, a take-over bid must be made to all holders of the class of voting or equity securities being purchased; a bid is required to remain open for a minimum of 105 days subject to certain limited exceptions; a bid is subject to a mandatory, non-waivable minimum tender requirement of more than 50% of the outstanding securities of the class that are subject to the bid, excluding securities beneficially owned, or over which control or direction is exercised, by a bidder and its joint actors; and following the satisfaction of the minimum tender requirement and the satisfaction or waiver of all other terms and conditions, a bid is required to be extended for at least an additional 10-day period.

There are a limited number of exemptions from the formal take-over bid requirements, which include the following: (i) the normal course purchase exemption permits the holder of more than 20% of a class of equity or voting securities to purchase up to 5% of the outstanding securities of a class of securities of the issuer in any 12-month period (when aggregated with all other purchases in that period), if, among other things, there is a “published market” (as defined) for the class of securities that are the subject of the bid and the purchaser does not pay more than the “market price” of the securities (as defined) plus reasonable brokerage fees or commissions actually paid; (ii) the foreign take-over bid exemption exempts a bid from the formal take-over bid requirements if, among other things, less than 10% of the outstanding securities of the class are held by Canadians and the published market on which the greatest volume of trading in securities of the class occurred in the 12 months prior to the bid was not in Canada; and (iii) the de minimis exemption exempts a bid from the formal take-over bid requirements if, among other things, the number of beneficial owners of securities of the class subject to the bid in the Canadian jurisdiction is fewer than 50 and such owners own, in aggregate, less than 2% of the outstanding securities of that class.

Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) contains detailed requirements in connection with transactions with related parties (including “related party transactions”, “business combinations”, “insider bids” and “issuer bids”). A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, consummates one or more specified transactions with a related party, including purchasing or disposing of an asset, issuing securities or assuming liabilities. “Related party” as defined in MI 61-101 includes, among others, (i) directors and senior officers of the issuer and (ii) holders of securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities.

MI 61-101 requires, subject to certain exceptions, specific detailed disclosure in the information circular sent to security holders in connection with a related party transaction where a meeting is required and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in connection therewith, and the inclusion of a summary of the valuation in the proxy circular. MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the disinterested shareholders of the issuer have approved the related party transaction by a simple majority of the votes cast.

As Senstar-Ontario will not, at the closing of the transactions, be a reporting issuer in any jurisdiction in Canada, Senstar-Ontario is not required to comply with the requirements set out in MI 61-101 relating to “related party transactions” and “business combinations”, but it is required to comply with those requirements relating to “insider bids” and “issuer bids”.

Dissent Rights

The OBCA provides that holders of shares of any class or series of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable, among certain other things, in respect of resolutions of the corporation to (a) amend its articles to add, remove or change restrictions on the issue, transfer or ownership of shares of that class or series; (b) amend its articles to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise; (c) amalgamate (with certain exceptions); (d) be continued under the laws of another jurisdiction or certain other Ontario statutes; (e) sell, lease or exchange all or substantially all its property; or (f) certain amendments to the articles of a corporation which require a separate class or series vote by a holder of shares of any class or series entitled to vote on such matters, including in certain cases a class or series of shares not otherwise carrying voting rights; provided that a shareholder is not entitled to dissent if any amendment to the articles is effected by a court order approving a reorganization.

Compulsory Acquisitions and Going Private Transactions

The OBCA provides that, for an offering corporation, if, within 120 days after the date of a take-over bid or an issuer bid, the bid is accepted by the holders of not less than 90% of the securities of any class of securities to which the bid relates, other than securities held at the date of the bid by or on behalf of the offeror, or an affiliate or associate of the offeror, the offeror is entitled to acquire the securities held by holders who did not accept the bid.

Where 90% or more of a class of securities of an offering corporation, other than debt obligations, are acquired by or on behalf of a person, the person’s affiliates and the person’s associates, then the holder of any securities of that class not counted for the purposes of calculating such percentage shall be entitled to require the corporation to acquire the holder’s securities of that class.

In addition, an offering corporation that proposes to carry out a “going private transaction”, which is generally defined as an amalgamation, arrangement, consolidation or other transaction that would cause the interest of a holder of a participating security of the corporation to be terminated without the consent of the holder and without the substitution therefor of an equivalent interest, is required to, among other things, have prepared a valuation for each class of affected securities and include prescribed disclosure relating to such valuation in the management information circular relating to the meeting called to consider that transaction.

As Senstar-Ontario is a non-offering corporation under the OBCA, the compulsory acquisition provisions of the OBCA will not be applicable to Senstar-Ontario unless and until it becomes an offering corporation.

Stock Exchange Listing

We have filed a Company Event Notification Form with Nasdaq to list the Common Shares of Senstar-Ontario and expect that, upon the consummation of the Transaction, the Senstar-Ontario Common Shares will be listed on Nasdaq under the symbol “SNT”, the same symbol under which your Senstar-Israel ordinary shares are currently listed.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares will be Equiniti Trust Company. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

          DESCRIPTION OF SENSTAR-ISRAEL ORDINARY SHARES

The following is a summary of the terms of Senstar-Israel ordinary shares, including certain provisions contained in Senstar-Israel’s Memorandum of Association and Articles of Association and applicable Israeli laws in effect on the date of this proxy statement/prospectus. This summary is qualified by reference to the full text of Senstar-Israel’s Memorandum of Association and Articles of Association, which are incorporated by reference to Senstar-Israel’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated by reference to this proxy statement/prospectus. For more information about the documents incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information.”

Senstar-Israel’s authorized share capital consists of NIS 39,748,000 ordinary shares, par value NIS 1.00 each. All of the Senstar-Israel ordinary shares have the same rights, preferences and restrictions, some of which are detailed below.  At the general meeting of shareholders, the Senstar-Israel Shareholders may, subject to certain provisions detailed below, create different classes of shares, each class bearing different rights, preferences and restrictions.

The rights attached to the ordinary shares are as follows:

Dividend Rights.  Holders of ordinary shares are entitled to participate in the payment of dividends in accordance with the amounts paid‑up or credited as paid up on the nominal value of such ordinary shares at the time of payment (without taking into account any premium paid thereon).  However, under Article 13 of the Senstar-Israel Articles of Association (the “Articles of Association”) no shareholder will be entitled to receive any dividends until the shareholder has paid all calls then currently due and payable on each ordinary share held by such shareholder.

The board of directors may, from time to time, declare, and cause Senstar-Israel to pay dividends as permitted by the ICL.

Voting Rights.  Holders of ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders.  Such voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Generally, resolutions are adopted at the general meeting of shareholders by an ordinary resolution, unless the ICL or the Articles of Association require an extraordinary resolution.  An ordinary resolution, such as a resolution approving the declaration of dividends or the appointment of auditors, requires approval by the holders of a simple majority of the shares represented at the meeting, in person or by proxy, and voting on the matter.  An extraordinary resolution requires approval by the holders of at least a majority of the shares represented at the meeting, in person or by proxy, and voting on the matter.  The primary resolutions required to be adopted by an extraordinary resolution of the general meeting of shareholders are resolutions to:

•	amend the memorandum of association or articles of association;
•	change the share capital, for example by increasing or canceling the authorized share capital or modifying the rights attached to shares; and
•	approve mergers (such as the Merger), consolidations or winding up of the company.

The Articles of Association do not contain any provisions regarding a classified board of directors or cumulative voting for the election of directors.  Pursuant to the Articles of Association, the directors (except the external directors) are elected at the annual general meeting of shareholders by a vote of the holders of a majority of the voting power represented and voting at such meeting and hold office until the next annual general meeting of shareholders and until their successors have been elected.  All the members of the board of directors (except the external directors) may be reelected upon completion of their term of office.

Rights to Share in the Company’s Profits.  Senstar-Israel shareholders have the right to share in the profits distributed as a dividend or any other permitted distributions.

Liquidation Rights.  The Articles of Association provide that upon any liquidation, dissolution or winding-up of the company, Senstar-Israel remaining assets shall be distributed pro-rata to the ordinary shareholders.

Redemption.  Under the Articles of Association, Senstar-Israel may issue redeemable stock and redeem the same.

Capital Calls.  Under Senstar-Israel’s Memorandum of Association and the ICL, the liability of the shareholders is limited to the par value of the shares held by them.

Modifications of Share Rights

The rights attached to a class of shares may be altered by an extraordinary resolution of the general meeting of shareholders, provided the holders of 75% of the issued shares of that class approve such change by the adoption of an extraordinary resolution at a separate meeting of such class, subject to the terms of such class.  The provisions of the Articles of Association pertaining to general meetings of shareholders also apply to a separate meeting of a class of shareholders.  Shares which confer preferential or subordinate rights relating to, among other things, dividends, voting, and payment of capital may be created only by an extraordinary resolution of the general meeting of shareholders.

General Meetings of Shareholders

Under the ICL, a company must convene an annual meeting of shareholders at least once every calendar year and within 15 months of the last annual meeting. Depending on the matter to be voted upon, notice of at least 21 days or 35 days prior to the date of the meeting is required. The Senstar-Israel Board may, in its discretion, convene additional meetings as “special general meetings.” In addition, the Senstar-Israel Board must convene a special general meeting upon the demand of two of the directors, 25% of the nominated directors, one or more shareholders having at least 5% of the outstanding share capital and at least 1% of the voting power in the company, or one or more shareholders having at least 5% of the voting power in the company.

A shareholder present, in person or by proxy, at the commencement of a general meeting of shareholders may not seek the cancellation of any proceedings or resolutions adopted at such general meeting of shareholders on account of any defect in the notice of such meeting relating to the time or the place thereof. Shareholders who are registered in our register of shareholders at the record date may vote at the general meeting of shareholders. The record date is set in the resolution to convene the general meeting of shareholders, provided, however, that such record date must be between 14 to 21 days or, in the event of a vote by ballots, between 28 to 40 days prior the date the general meeting of shareholders is held.

The quorum required for a general meeting of shareholders consists of at least two record shareholders, present in person or by proxy, who hold, in the aggregate, at least twenty-five percent (25%) of the voting power of our outstanding shares. A general meeting of shareholders will be adjourned for lack of a quorum after half an hour from the time appointed for such meeting to the same day in the following week at the same time and place or any other time and place as the Senstar-Israel Board designates in a notice to the shareholders. At such reconvened meeting, if a quorum is not present within half an hour from the time appointed for such meeting, two or more shareholders, present in person or by proxy, will constitute a quorum. The only business that may be considered at an adjourned general meeting of shareholders is the business that might have been lawfully considered at the general meeting of shareholders originally convened and the only resolutions that may be adopted are the resolutions that could have been adopted at the general meeting of shareholders originally convened.

Limitations on the Right to Own Ordinary Shares

Neither the Memorandum of Association or Articles of Association nor the laws of the State of Israel restrict in any way the ownership or voting of our ordinary shares by non-residents, except that the laws of the State of Israel may restrict the ownership of ordinary shares by residents of countries that are in a state of war with Israel.

Board of Directors

The strategic management of Senstar-Israel’s business (as distinguished from the daily management of the  business affairs) is vested in the Senstar-Israel Board, which may exercise all such powers and do all such acts as the company is authorized to exercise and do, and which are not required to be exercised by a resolution of the general meeting of our shareholders. The Senstar-Israel Board may, subject to the provisions of the ICL, delegate some of its powers to committees, each consisting of one or more directors, provided that at least one member of such committee is an external director.

According to the ICL, Senstar-Israel may stipulate in the Articles of Association that the general meeting of shareholders is authorized to assume the responsibilities of the board of directors. In the event the board of directors is unable to act or exercise its powers, the general meeting of shareholders is authorized to exercise the powers of the board of directors, even if the articles of association do not stipulate so. The Senstar-Israel Board has the power to assume the responsibilities of our chief executive officer if he or she is unable to act or exercise his or her powers or if he or she fails to fulfill the instructions of the board of directors with respect to a specific matter.

The Articles of Association do not impose any mandatory retirement or age limit requirements on the directors and the directors are not required to own shares in the company in order to qualify to serve as directors.

Provisions Restricting a Change in Control of the Company

Merger

The ICL requires that mergers between Israeli companies be approved by the board of directors and general meeting of shareholders of both parties to the transaction. The approval of the board of directors of both companies is subject to such boards’ confirmation that there is no reasonable doubt that after the merger the surviving company will be able to fulfill its obligations towards its creditors. Each company must notify its creditors about the contemplated merger. Under the Articles of Association, such merger must be approved by a resolution of the shareholders, as explained above. The approval of the merger by the general meetings of shareholders of the companies is also subject to additional approval requirements as specified in the ICL and regulations promulgated thereunder. For purposes of the shareholders’ approval, the merger shall not be deemed as granted unless the court determines otherwise, if it is not supported by at least the majority of the shares represented and voting at the general meeting.

Full Tender Offer

A person wishing to acquire shares of a public Israeli company and who could as a result hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the ICL to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class).

If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law.

A shareholder who had its shares so transferred may petition the court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court.  However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the tender offer.  If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer.

Special Tender Offer

The ICL Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the ICL provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval, (ii) was from a shareholder holding 25% or more of the voting rights in the company and resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.  A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company.  However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Transfer Agent and Registrar. The transfer agent and registrar for the Senstar-Israel ordinary shares is Equiniti Trust Company.

          COMPARISON OF RIGHTS OF SENSTAR-ISRAEL SHAREHOLDERS AND
SENSTAR-ONTARIO SHAREHOLDERS

This section summarizes certain principal differences between the rights of holders of Senstar-Israel Shares and those of holders of Senstar-Ontario Common Shares.  The following summary of certain provisions of Senstar-Israel’s and Senstar-Ontario’s charter documents is not a complete statement of the rights of shareholders of either of the two companies nor is it a complete description of the specific provisions referred to below.  This summary is qualified in its entirety by reference to the ICL, Senstar-Israel’s charter documents, the OBCA and Senstar-Ontario’s charter documents.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Outstanding Capital Stock
Senstar-Israel has outstanding one class of share capital – ordinary shares, NIS 1.00 par value per share. Holders of Senstar-Israel Shares are entitled to all the rights and obligations provided to ordinary shareholders under the ICL and Senstar-Israel’s Articles of Association.

Senstar-Ontario’s authorized capital will consist of an unlimited number of common shares. Holders of Senstar-Ontario Common Shares will be entitled to all of the rights and obligations provided to shareholders under the OBCA, the Articles and the By-laws.

Authorized Capital	Senstar-Israel’s authorized share capital consists of NIS 39,748,000 ordinary shares, par value NIS 1.00 each..	Senstar-Ontario’s authorized capital will consist of an unlimited number of common shares.
Preferred Stock
Senstar-Israel may, from time to time, if approved by the holders of 75% of the voting power represented at the general meeting of the Senstar-Israel shareholders in person or by proxy and voting thereon, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise. No Preferred Stock is outstanding.

Senstar-Ontario’s authorized capital will not initially consist of any preferred shares.

Pursuant to the OBCA, an amendment to the Articles in order to authorize a class of preferred shares will require a special resolution of the holders of Senstar-Ontario Common Shares (as set out below).

Voting Rights
Holders of Senstar-Israel ordinary shares have one vote for each share held on all matters submitted to a vote of shareholders.
Holders of Senstar-Israel ordinary shares do not have cumulative voting rights.

Holders of Senstar-Ontario Common Shares will be entitled to receive notice of, attend and vote (in person or by proxy) at all meetings of the shareholders of Senstar-Ontario except where holders of another class or series are entitled to vote separately as a class or series provided in the OBCA.

At all meetings for which notice must be given to the holders of Senstar-Ontario Common Shares, each holder of Senstar-Ontario Common Shares is entitled to one vote in respect of each Senstar-Ontario Common Share held by such holder.

Holders of Senstar-Ontario Common Shares will not have cumulative voting rights and all of the members of the board of directors will be elected annually.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Stock Transfer Restrictions Applicable to Shareholders	None.	None.
Dividends
Under Senstar-Israel’s Articles of Association, the board of directors may, from time to time, declare, and cause the Senstar-Israel to pay dividends as permitted by the ICL.

Under the ICL, dividends may be paid only out of a company’s net profits for the two years preceding the distribution of the dividends, or from accumulated retained earnings, calculated in the manner prescribed in the ICL.  Pursuant to the ICL in any distribution of dividends, the Senstar-Israel Board is required to determine that there is no reasonable concern that the distribution of dividends will prevent Senstar-Israel from meeting its existing and foreseeable obligations as they become due.  Senstar-Israel’s Articles of Association provide that no dividends shall be paid otherwise than out of Senstar-Israel’s profits and that any such dividend shall carry no interest.  In addition, upon the recommendation of the Senstar-Israel Board, approved by the shareholders, Senstar-Israel may cause dividends to be paid in kind.

Senstar-Israel shareholders have the right to share in the profits distributed as a dividend and any other permitted distribution, if any.

Under the OBCA, a corporation may pay a dividend by issuing fully paid shares of the corporation. A corporation may also pay a dividend in money or property unless there are reasonable grounds for believing that: (i) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or (ii) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes.

Number of Directors
Under Senstar-Israel’s Articles of Association, the Senstar-Israel Board shall consist of not less than three and not more than 11 directors as shall be determined from time to time by a majority vote at the general meeting of the Senstar-Israel shareholders. The Senstar-Israel Board is currently composed of six directors, including two external directors.

The OBCA provides that a corporation that is not an offering corporation (that is, a corporation which has not filed a prospectus or similar document in Ontario, or had any of its securities listed on a stock exchange in Ontario), such as Senstar-Ontario, shall have at least one director, and that a corporation that is an offering corporation, shall have not fewer than three individuals, at least one-third of whom are not officers or employees of the corporation or its affiliates.

The Articles will provide that Senstar-Ontario may have a minimum of three and a maximum of 11 directors.
Under the OBCA, where a special resolution of the shareholders empowers the directors of a corporation the articles of which provide for a minimum and maximum number of directors, such as Senstar-Ontario, to determine the number of directors of the corporation and the number of directors to be elected at the annual meeting of the shareholders, the directors may so determine, but the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders. The shareholder of the Senstar-Ontario has, prior to the consummation of the transactions, empowered the directors of Senstar-Ontario to determine the number of directors within the minimum and maximum number permitted by the Articles.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Election of Directors
The directors (except the External Directors, as detailed below), are elected by the Senstar-Israel shareholders at the annual general meeting and hold office until the next annual general meeting. Members of the Senstar-Israel Board may be reelected upon completion of their term of office. In accordance with the OCL, the annual general meetings of shareholders are held at least once every calendar year, but not more than 15 months after the last preceding annual general meeting.

In accordance with the ICL and the relevant regulations, Senstar-Israel must also have at least two External Directors who meet the statutory requirements of independence.  An External Director serves for a term of three years, which may be extended for additional three-year terms. An External Director can be removed from office only under very limited circumstances. All of the External Directors must serve on our Audit Committee and Compensation Committee (including one External Director serving as the chair of such committees), and at least one External Director must serve on each committee of the Senstar-Israel Board.

The OBCA and the By-Laws provide that directors will be elected by ordinary resolution passed at an annual meeting of shareholders.

Unlike the ICL, there are no requirements under the OBCA requiring the appointment of External Directors who meet prescribed independence or other requirements for a non-offering corporation such as Senstar-Ontario.

Removal of Directors; Terms of Directors
Senstar-Israel’s Articles of Association further provide that the affirmative vote of a majority of the shares then represented at a general meeting of shareholders shall be entitled to remove director(s), to elect directors instead of directors so removed or to fill any vacancy, however created, in the Senstar-Israel Board. Subject to the foregoing and to early resignation or ipso facto termination of office as provided in Senstar-Israel’s Articles of Association, each director shall serve until the adjournment of the annual general meeting following the general meeting at which such director was elected.

Under the OBCA, provided that articles of a corporation do not provide for cumulative voting (which Senstar-Canada’s articles do not), shareholders of the corporation may, by ordinary resolution passed at a special meeting, remove any director or directors from office.

As the Articles do not provide for cumulative voting, all directors are elected annually.

If holders of a class or series of shares have the exclusive right to elect one or more directors (which Senstar Canada’s articles do not), a director elected by them may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

The Articles do not specify a term for which directors shall hold office. The By-Laws provide that the directors shall hold office from the date of the meeting at which they are elected or appointed until the next annual meeting of shareholders.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Vacancies of the Board of Directors
The Senstar-Israel directors may, at any time and from time to time, appoint a director to temporarily fill a vacancy on the Senstar-Israel Board or in their body (subject to the maximum number of directors in the Senstar-Israel Board as set forth above), except that if the number of directors then in office constitutes less than a majority of the number of directors set by the shareholders, as mentioned above, they may only act in an emergency, or to fill the vacancy up to the minimum number required to effect corporate action or in order to call a general meeting for the purpose of electing directors.

The OBCA and the By-Laws allow a vacancy on the board of directors to be filled by a quorum of directors, except a vacancy resulting from (a) an increase in the number of directors that results in the total number of directors to be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders, or greater than the maximum number of directors, as the case may be, or (b) a failure to elect the number of directors required to be elected at any meeting of shareholders

Action by Written Consent	The ICL prohibits public company shareholder action by written consent.
Under the OBCA, shareholder action without a meeting may be taken by a written resolution signed by all shareholders who would be entitled to vote on the relevant issue at a meeting. In addition, in the case of a non-offering corporation such as Senstar-Ontario, (a) a resolution in writing signed by the holders of at least a majority of the shares or their attorney authorized in writing entitled to vote on that resolution at a meeting of the shareholders is as valid as if it had been passed by ordinary resolution at a meeting of the shareholders, and (b) a resolution in writing dealing with all matters required by the OBCA to be dealt with at a meeting of shareholders where all business to be transacted at the meeting is to be passed by an ordinary resolution, and signed by the holders of at least a majority of the shares or their attorney authorized in writing entitled to vote on that resolution at a meeting of the shareholders, satisfies all the requirements of the OBCA relating to that meeting of shareholders. The foregoing does not apply in circumstances where a written statement is submitted by a director giving reasons for resigning or for opposing any proposed action or resolution, or where representations in writing are made by an auditor in accordance with the OBCA.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Advance Notice Requirements for Shareholder Nominations and Other Proposals
Pursuant to the ICL and the regulations thereunder, the holder(s) of at least 1% of Senstar-Israel’s voting rights may propose any matter appropriate for deliberation at a Senstar-Israel shareholder meeting to be included on the agenda of a Senstar-Israel shareholder meeting, including nomination of candidates for directors, generally by submitting a proposal within seven days of publicizing the convening of a Senstar-Israel shareholder meeting, or, if Senstar-Israel publishes a preliminary notice at least 21 days prior to publicizing the convening of a Senstar-Israel shareholder meeting stating its intention to convene such meeting and the agenda thereof, within 14 days of such preliminary notice. Any such proposal must further comply with the information requirements under applicable law.

Under the OBCA, shareholder proposals, including proposals with respect to the nomination of candidates for election to the board of directors, may be made by certain registered holders of shares entitled to vote or beneficial owners of shares that are entitled to be voted at a meeting of shareholders. In order for a proposal to include nominations of directors, it must be signed by one or more holders of shares representing not less than 5% of the shares or 5% of the shares of a class or series of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented.
If the proposal is submitted at least 60 days before the anniversary date of the last annual meeting, if the matter is proposed to be raised at an annual meeting, or the date of a meeting other than the annual meeting, if the matter is proposed to be raised at a meeting other than the annual meeting, and the proposal meets other specified requirements, then the corporation shall, if the corporation provides a management information circular, set out the proposal in the management information circular or attach the proposal to that circular, or if the corporation does not provide a management information circular, set out the proposal in the notice of meeting for the shareholders’ meeting at which the matter is proposed to be raised or attach the proposal to such notice of meeting. In addition, if so requested by the person submitting the proposal, the corporation shall include in or attach to the management information circular a statement in support of the proposal by the person and the name and address of the person.

If a corporation other than an offering corporation, such as Senstar-Ontario, receives notice of a proposal to be raised at a shareholders’ meeting that complies with the requirements of the OBCA, but the notice of the proposal is received after the corporation has already sent notice of the shareholders’ meeting, the corporation shall send the proposal and, at the request of the person who submitted notice of the proposal, shall also send the person’s statement in support of the proposal and the person’s name and address, to the persons entitled to notice of the shareholders’ meeting, not less than 10 days before the meeting.
If a corporation refuses to include a proposal in a management information circular, the corporation shall send the person notice of the corporation’s intention not to circulate the proposal and a statement of the reasons for the refusal. In any such event, the person submitting the proposal who claims to be aggrieved by a corporation’s refusal may make application to a court and a court may restrain the holding of the meeting to which the proposal is sought to be presented and make any further order it thinks fit. In addition, a corporation or any person aggrieved by a proposal may apply to the court for an order permitting the corporation to omit the proposal from the management information circular, and the court, if it is satisfied that certain specified requirements for omission are met, may make such order as it thinks fit.
In addition, Senstar-Ontario will include certain “advance notice” provisions with respect to the election of directors in the By-laws. These provisions are intended to: (1) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (2) ensure that all shareholders receive adequate notice of board nominations and sufficient information with respect to all nominees; and (3) allow shareholders to vote on an informed basis. Only persons who are nominated by shareholders in accordance with Senstar-Ontario’s advance notice provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors.

Under Senstar-Ontario’s advance notice provisions, a shareholder wishing to nominate a director would be required to provide it with notice, in a prescribed form and within prescribed time periods. These time periods include, (1) in the case of an annual meeting of shareholders (including annual and special meetings), not less than 30 days prior to the date of the annual meeting of shareholders; provided that if the first public announcement of the date of the annual meeting of shareholders, which we refer to as the notice date, is less than 50 days before the meeting date, not later than the close of business on the 10th day following the notice date, and (2) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes electing directors, not later than the close of business on the 15th day following the notice date; provided that, in either instance, if the “notice-and-access” provisions under applicable Canadian securities laws or applicable U.S. securities laws are used for delivery of proxy related materials in respect of a meeting described above, and the notice date in respect of the meeting is not less than 50 days prior to the date of the applicable meeting, the notice must be received not later than the close of business on the 40th day before the applicable meeting.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Senstar-Ontario will also include certain “advance notice” provisions with respect to business other than the election of directors in the By-laws. Such provisions will require any shareholder who wishes to bring any such business before an annual meeting of shareholders to submit a proposal to Senstar-Ontario for inclusion in its management information circular in accordance with the requirements of the OBCA. At special meetings of shareholders, only such business as shall have been brought before the meeting pursuant to Senstar-Ontario’s notice of meeting shall be conducted.

Notice of Shareholder Meeting
Pursuant to the ICL and the regulations thereunder, Senstar-Israel shareholder meetings generally require prior notice of not less than 21 days and, for certain matters specified in the ICL, not less than 35 days.

Under the OBCA, notice of the time and place of a meeting of shareholders shall be sent, in the case of an offering corporation, not less than 21 days and, in the case of any other corporation, such as Senstar-Ontario, not less than 10 days, but, in either case, not more than 50 days, before the meeting, to each shareholder entitled to vote at the meeting; to each director; and to the auditor of the corporation.
Under the OBCA, the directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but the record date must not precede by more than 60 days nor less than 30 days the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders will be at the close of business on the day immediately preceding the day on which the notice is given, or if no notice is given, the day on which the meeting is held.

Under the OBCA, unless the shareholders pass a resolution in writing in lieu of a meeting of shareholders, the directors of a corporation (a) must call an annual meeting of shareholders not later than fifteen months after holding the last preceding annual meeting (being September 12, 2023, the formation date of Senstar-Ontario and the date on which the sole shareholder of Senstar-Ontario passed a resolution in lieu of a meeting of shareholders and relating to ordinary course organizational matters); and (b) may at any time call a special meeting of shareholders.

Amendments to Charter Documents
Senstar-Israel’s Articles of Association provide that all Senstar-Israel shareholder resolutions generally require only a simple majority of the votes cast, other than certain matters that by law require a different majority.

Under the OBCA, an amendment to the articles of incorporation of a corporation generally requires approval by special resolution of the voting shareholders. Specified amendments may also require the approval of other classes or series of shares, as applicable. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote.

Under the OBCA, the board of directors of a corporation may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of the corporation. Where the directors make, amend or repeal a by-law, they are required under the OBCA to submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal. If a by-law or an amendment or repeal of a by-law is rejected by the shareholders, or if the directors do not submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, the by-law, amendment or repeal ceases to be effective, and no subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareholders.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Special Meeting of Shareholders
The ICL provides that a special meeting of shareholders must be called by the board of directors upon the written request of (i) two directors, (ii) one‑fourth of the serving directors, (iii) one or more shareholders who hold(s) at least five percent of the issued share capital and at least one percent of the voting power of Senstar-Israel, or (iv) one or more shareholders who have at least five percent of the voting power of Senstar-Israel. Within 21 days of receipt of such request, the board of directors is required to convene the special meeting for a time no later than 35 days after notice is given to the shareholders. Senstar-Israel’s Articles of Association provide that the Senstar-Israel Board may call a special meeting of the shareholders at any time and shall be obligated to call a special meeting as specified above.

Under the OBCA, the directors of a corporation may at any time call a special meeting of shareholders.
Under the OBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may require the directors to call a meeting of shareholders. Upon meeting the technical requirements set out in the OBCA for making such a requisition, the directors of the corporation must call a meeting of shareholders. If they do not call such meeting within 21 days after receiving the requisition, any shareholder who signed the requisition may call the special meeting. In addition, the By-laws provide that the directors may call special meetings of shareholders at any time.

Quorum
Under Senstar-Israel’s Articles of Association, the required quorum for any general meeting of shareholders and for any class meeting is two or more shareholders present in person or by proxy and holding at least twenty-five percent (25%) of the voting power. The required quorum in a meeting that was adjourned because a quorum was not present, shall be two shareholders present in person or by proxy. Under Senstar-Israel’s Articles of Association, if the original meeting was called as a special meeting, the quorum in the adjourned meeting shall be one or more shareholders, present in person or by proxy and holding the number of shares required to call such a meeting.

The By-Laws provide that a quorum of shareholders is present at a meeting of shareholders, provided that a quorum shall not be less than two persons, if (a) the holders of at least thirty-three and one-third percent (33⅓%) of shares of  Senstar-Ontario entitled to vote at the meeting are present in person or represented by proxy, or (b) if at the time to such meeting, Senstar-Ontario is qualified to use the forms of a “foreign private issuer” under applicable securities laws of the United States of America, the holders of at least twenty-five percent (25%) of the shares of  Senstar-Ontario entitled to vote at the meeting are present in person or represented by proxy. A quorum need not be present throughout the meeting provided that a quorum is present at the opening of the meeting.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Repurchases / Redemptions of Shares
Under the ICL, the repurchase of shares is required to comply with the applicable requirements that apply to dividends.
Israeli law limits the distribution of dividends to the greater of retained earnings or earnings generated over the two most recent years, in either case provided that Senstar-Israel reasonably believes that the dividend will not render it unable to meet its current or foreseeable obligations when due Notwithstanding the foregoing, dividends may be paid with the approval of a court, provided that there is no reasonable concern that such dividend distribution will prevent Senstar-Israel from satisfying its current and foreseeable obligations, as they become due.

Under the OBCA, the purchase or other acquisition by a corporation of its shares is generally subject to a corporation’s articles and to the solvency tests similar to those applicable to the payment of dividends (as set out above). Senstar-Ontario is permitted, under its articles, to acquire any of its shares.

Senstar-Ontario is subject to the Canadian issuer bid regime pursuant to applicable Canadian securities laws. In general, an issuer bid is an offer to acquire or redeem securities (except for certain classes of prescribed securities) of an issuer made by the issuer to one or more persons in a Canadian jurisdiction, and also includes an acquisition or redemption of securities of the issuer by the issuer from those persons. Subject to the availability of an exemption, issuer bids in Canada are subject to prescribed rules that govern the conduct of a bid by requiring a bidder to comply with detailed disclosure obligations and procedural requirements. Among other things, an issuer bid must be made to all holders of the class of securities being purchased; a bid is required to remain open for a minimum of 35 days; and following the satisfaction or waiver of all the terms and conditions of a bid, the issuer must generally take up and pay for the securities deposited under the bid not later than 10 days after the expiry of the bid.

There are a limited number of exemptions from the formal issuer bid requirements, which include the following: (i) the normal course issuer bid exemption permits the issuer to purchase up to 5% of the outstanding securities of a class of securities of the issuer in any 12-month period (when aggregated with all other purchases in that period) if, among other things, the bid is made in the normal course on a “published market” (as defined) and the issuer does not pay more than the “market price” of the securities (as defined) plus reasonable brokerage fees or commissions actually paid; (ii) the foreign issuer bid exemption exempts a bid from the formal issuer bid requirements if, among other things, less than 10% of the outstanding securities of the class are held by Canadians and the published market on which the greatest volume of trading in securities of the class occurred in the 12 months prior to the bid was not in Canada; and (iii) the de minimis exemption exempts a bid from the formal issuer bid requirements if, among other things, the number of beneficial owners of the class of securities subject to the bid in the Canadian jurisdiction is fewer than 50 and such owners own, in aggregate, less than 2% of the outstanding securities of that class.

Exemption and Limitation of Personal Liability of Directors and Officers
Under the ICL, a company may not exempt an office holder from liability with respect to a breach of his or her fiduciary duty, but may exempt in advance an office holder from his or liability to the company, in whole or in part, with respect to a breach of his duty of care.  However, a company may not exculpate in advance a director from his or her liability to the company with respect to a breach of his duty of care in connection with distributions (as defined in the ICL).  Senstar-Israel’s Articles of Association allow it to exempt any office holder to the maximum extent permitted by law, before or after the occurrence giving rise to such exemption.

Senstar-Israel has provided its directors and officers with letters providing them with exemption to the fullest extent permitted under Israeli law (except that Senstar-Israel is not required to exempt its directors and officers from liability for damages caused as a result of a breach of the office holder’s duty of care in transactions in which a controlling shareholder or an office holder has a personal interest).

Under the OBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the corporation; and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Under the OBCA, the directors of a corporation who vote for or consent to a resolution that authorizes (i) the issue of a share for a consideration other than money; (ii) a purchase, redemption or other acquisition of shares contrary to the provisions described in “Repurchases / Redemptions of Shares” above; (iii) a commission to any person in consideration of, or in connection with, a purchase of shares of the corporation, which commission is not reasonable; (iv) a payment of dividend contrary to the provisions described in “Dividends” above; (v) a payment of indemnity contrary to, among other things, the provisions described in “Indemnification of Directors and Officers” below; and (vi) a payment to a shareholder contrary to the provisions of the OBCA with respect to dissent rights and oppression remedies; may be jointly and severally liable to the corporation.

Under the OBCA, a director is not subject to statutory liability for the above acts if the director exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance in good faith on (i) financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation to present fairly the financial position of the corporation, (ii) an interim or other financial report of the corporation represented to the director by an officer of the corporation to present fairly the financial position of the corporation; (iii) a report or advice of an officer or employee of the corporation, where it is reasonable in the circumstances to rely on the report or advice; or (iv) a report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by any such person.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Indemnification of Directors and Officers
Pursuant to the ICL, a company may indemnify an office holder against: (i) a financial obligation imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator’s award approved by court; (ii) reasonable litigation expenses, including attorney’s fees, expended by the office holder as a result of an investigation or proceeding instituted against him by a competent  authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (A) concluded without the imposition of any financial liability in lieu of criminal proceedings or (B) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent; and (iii) expenses, including reasonable litigation expenses and legal fees, incurred by an office holder as a result of a proceeding instituted against such office holder in relation to (A) infringements that may impose financial sanction pursuant to the provisions of Chapter H’3 under the Securities Law, or (B) administrative infringements pursuant to the provisions of Chapter H’4 under the Securities Law, or (C) infringements pursuant to the provisions of Chapter I’1 under the Securities Law.

The indemnification of an office holder must be expressly permitted in the articles of association, under which the company may (i) undertake in advance to indemnify its office holders with respect to certain types of events that can be foreseen at the time of giving such undertaking and up to an amount determined by the board of directors to be reasonable under the circumstances, or (ii) provide indemnification retroactively in amounts deemed to be reasonable by the board of directors.

A company may also procure insurance for an office holder’s liability in consequence of an act performed in the scope of his office, in the following cases: (i) a breach of the duty of care of such office holder, (ii) a breach of fiduciary duty, only if the office holder acted in good faith and had reasonable grounds to believe that such act would not be detrimental to the company, or (iii) a monetary obligation imposed on the office holder for the benefit of another person. Subject to the provisions of the ICL and the Securities Law, a company may also enter into a contract for procurement of insurance for an office holder for (a) expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of a proceeding instituted against such office holder in relation to (A) infringements that may impose financial sanction pursuant to the provisions of Chapter H’3 under the Securities Law or (B) administrative infringements pursuant to the provisions of Chapter H’4 under the Securities Law or (C) infringements pursuant to the provisions of Chapter I’1 under the Securities Law and (b) payments made to the injured parties of such infringement under Section 52ND(a)(1)(a) of the Securities Law.

A company may not indemnify an office holder against, nor enter into an insurance contract which would provide coverage for, any monetary liability incurred as a result of any of the following: (a) a breach by the office holder of his fiduciary duty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company; (b) a breach by the office holder of his duty of care if such breach was performed intentionally or recklessly; (c) any act or omission carried out with the intent to derive an illegal personal gain; and (d) any fine or penalty levied against the office holder as a result of a criminal offense.

Senstar-Israel’s Articles of Association provides that it may indemnify any office holder, to the maximum extent permitted by law, against any liabilities he or she may incur in such capacity, limited with respect (i) to the categories of events that can be foreseen in advance by the Senstar-Israel Board when authorizing such undertaking and (ii) to the amount of such indemnification as determined retroactively by the Senstar-Israel Board to be reasonable in the particular circumstances. Similarly, Senstar-Israel may also agree to indemnify an office holder for past occurrences, whether or not we are obligated under any agreement to provide such indemnification. Senstar-Israel’s Articles of Association also allow it to procure insurance covering any past or present officer holder against any liability which he or she may incur in such capacity, to the maximum extent permitted by law. Such insurance may also cover the company for indemnifying such office holder.  Senstar-Israel has obtained directors’ and officers’ liability insurance covering its officers and directors and those of its subsidiaries for claims. In addition, Senstar-Israel has provided its directors and officers with letters providing them with indemnification to the fullest extent permitted under Israeli law.

Under the OBCA, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity (an "indemnifiable person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, if: (i) the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. An indemnifiable person may require the corporation to indemnify the individual in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation (or other entity, as the case may be) if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfills the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set forth in (i), above.

As permitted by the OBCA, the By-Laws require Senstar-Ontario to indemnify director or officer of Senstar-Ontario, a former director or officer of Senstar-Ontario, or another individual who acts or acted at Senstar-Ontario’s request as a director or officer or an individual acting in a similar capacity of another entity. Senstar-Ontario is authorized to execute agreements in favor of any of the foregoing persons evidencing the terms of the indemnity.

Under the OBCA, a corporation may purchase and maintain insurance for the benefit of an indemnifiable person against any liability incurred by the individual, (i) in the individual’s capacity as a director or officer of the corporation; or (ii) in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request. The By-Laws allow such insurance to be purchased and maintained.

Senstar-Ontario will enter into indemnification agreements with its directors and officers, which will provide them with indemnification to the fullest extent permitted under Ontario law.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Certain Business Combination Restrictions
The ICL provides that an acquisition of shares in a public company, such as ours, must be made by means of a tender offer, if, as a result of the acquisition, the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% percent of the voting rights. Similarly, the ICL provides that an acquisition of the shares must be made by means of a tender offer, if, as a result of the acquisition, a person would become a holder of 45% of the voting rights in the company, unless there is another person holding at that time more than 45% of the voting rights of the company.

The ICL provides for mergers between Israeli companies, if each party to the transaction obtains the appropriate approval of its board of directors and shareholders. For purposes of the shareholder vote of each merging entity, unless a court rules otherwise, the merger requires the approval of a majority of the shares of that entity that are not held by the other entity or are not held by any person who holds 25% or more of the shares or the right to appoint 25% or more of the directors of the other entity. Senstar-Israel’s Articles of Association provide that a merger requires the approval of the holders of a majority of the shares voting thereon.

Upon the request of a creditor of either party to the proposed merger, a court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties of the merger to their creditors.

A merger may not be completed unless at least 50 days have passed from the date that a proposal of the merger was filed with the Israeli Companies Registrar by each merging company and 30 days from the date that shareholder approval of both merging companies was obtained. The Redomiciliation Proposal may be filed once a shareholder meeting has been called to approve the merger.

Under the OBCA, certain fundamental changes such as articles amendments, certain amalgamations (other than with certain affiliated corporations), continuances to another jurisdiction and sales, leases or exchanges of all or substantially all of the property of a corporation (other than in the ordinary course of business) and other extraordinary corporate actions such as liquidations, dissolutions and arrangements (if ordered by a court) are required to be approved by special resolution.

A special resolution is a resolution that is (i) submitted to a special meeting of the shareholders of a corporation duly called for the purpose of considering the resolution and passed, with or without amendment, at the meeting by at least two-thirds of the votes cast, or (ii) consented to in writing by each shareholder of the corporation entitled to vote at such a meeting or the shareholder’s attorney authorized in writing.
In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights (unless in certain cases the share provisions with respect to such class or series of shares otherwise provide).

In addition, the OBCA provides that the corporation may effect fundamental changes by applying to a court for an order approving an arrangement. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is not unusual for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. The court determines to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing and approve or reject the proposed arrangement.

Senstar-Ontario is subject to the Canadian take-over bid regime pursuant to applicable Canadian securities laws. In general, a take-over bid is an offer to acquire voting or equity securities of a class made to one or more persons in a Canadian jurisdiction, where the securities subject to the bid, together with securities beneficially owned, or over which control or direction is exercised, by a bidder and its joint actors, constitute 20% or more of the outstanding securities of that class of securities. Subject to the availability of an exemption, take-over bids in Canada are subject to prescribed rules that govern the conduct of a bid by requiring a bidder to comply with detailed disclosure obligations and procedural requirements. Among other things, a take-over bid must be made to all holders of the class of voting or equity securities being purchased; a bid is required to remain open for a minimum of 105 days subject to certain limited exceptions; a bid is subject to a mandatory, non-waivable minimum tender requirement of more than 50% of the outstanding securities of the class that are subject to the bid, excluding securities beneficially owned, or over which control or direction is exercised, by a bidder and its joint actors; and following the satisfaction of the minimum tender requirement and the satisfaction or waiver of all other terms and conditions, a bid is required to be extended for at least an additional 10-day period.

There are a limited number of exemptions from the formal take-over bid requirements, which include the following: (i) the normal course purchase exemption permits the holder of more than 20% of a class of equity or voting securities to purchase up to 5% of the outstanding securities of a class of securities of the issuer in any 12-month period (when aggregated with all other purchases in that period), if, among other things, there is a “published market” (as defined) for the class of securities that are the subject of the bid and the purchaser does not pay more than the “market price” of the securities (as defined) plus reasonable brokerage fees or commissions actually paid; (ii) the foreign take-over bid exemption exempts a bid from the formal take-over bid requirements if, among other things, less than 10% of the outstanding securities of the class are held by Canadians and the published market on which the greatest volume of trading in securities of the class occurred in the 12 months prior to the bid was not in Canada; and (iii) the de minimis exemption exempts a bid from the formal take-over bid requirements if, among other things, the number of beneficial owners of securities of the class subject to the bid in the Canadian jurisdiction is fewer than 50 and such owners own, in aggregate, less than 2% of the outstanding securities of that class.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) contains detailed requirements in connection with transactions with related parties (including “related party transactions”, “business combinations”, “insider bids” and “issuer bids”). A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, consummates one or more specified transactions with a related party, including purchasing or disposing of an asset, issuing securities or assuming liabilities. “Related party” as defined in MI 61-101 includes, among others, (i) directors and senior officers of the issuer and (ii) holders of securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities.

MI 61-101 requires, subject to certain exceptions, specific detailed disclosure in the information circular sent to security holders in connection with a related party transaction where a meeting is required and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in connection therewith, and the inclusion of a summary of the valuation in the proxy circular. MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the disinterested shareholders of the issuer have approved the related party transaction by a simple majority of the votes cast.

As Senstar-Ontario will not, at the closing of the transactions, be a reporting issuer in any jurisdiction in Canada, Senstar-Ontario is not required to comply with the requirements set out in MI 61-101 relating to “related party transactions” and “business combinations”, but it is required to comply with those requirements relating to “insider bids” and “issuer bids”.

Appraisal Rights; Rights to Dissent	Under Israeli law, holders of Senstar-Israel ordinary shares are not entitled to statutory appraisal rights in connection with a merger.
The OBCA provides that holders of shares of any class or series of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable, among certain other things, in respect of resolutions of the corporation to (a) amend its articles to add, remove or change restrictions on the issue, transfer or ownership of shares of that class or series; (b) amend its articles to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise; (c) amalgamate (with certain exceptions); (d) be continued under the laws of another jurisdiction or certain other Ontario statutes; (e) sell, lease or exchange all or substantially all its property; or (f) certain amendments to the articles of a corporation which require a separate class or series vote by a holder of shares of any class or series entitled to vote on such matters, including in certain cases a class or series of shares not otherwise carrying voting rights; provided that a shareholder is not entitled to dissent if any amendment to the articles is effected by a court order approving a reorganization.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Compulsory Acquisition; Going-Private Transaction
Merger. The ICL requires that mergers between Israeli companies be approved by the board of directors and general meeting of shareholders of both parties to the transaction. The approval of the board of directors of both companies is subject to such boards’ confirmation that there is no reasonable doubt that after the merger the surviving company will be able to fulfill its obligations towards its creditors. Each company must notify its creditors about the contemplated merger. Under the Articles of Association, such merger must be approved by a resolution of the shareholders, as explained above. The approval of the merger by the general meetings of shareholders of the companies is also subject to additional approval requirements as specified in the ICL and regulations promulgated thereunder. For purposes of the shareholders’ approval, the merger shall not be deemed as granted unless the court determines otherwise, if it is not supported by at least the majority of the shares represented and voting at the general meeting.

Full Tender Offer. A person wishing to acquire shares of a public Israeli company and who could as a result hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the ICL to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class).

If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law.

A shareholder who had its shares so transferred may petition the court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court.  However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the tender offer.  If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer.

The OBCA provides that, for an offering corporation, if, within 120 days after the date of a take-over bid or an issuer bid, the bid is accepted by the holders of not less than 90% of the securities of any class of securities to which the bid relates, other than securities held at the date of the bid by or on behalf of the offeror, or an affiliate or associate of the offeror, the offeror is entitled to acquire the securities held by holders who did not accept the bid.

Where 90% or more of a class of securities of an offering corporation, other than debt obligations, are acquired by or on behalf of a person, the person’s affiliates and the person’s associates, then the holder of any securities of that class not counted for the purposes of calculating such percentage shall be entitled to require the corporation to acquire the holder’s securities of that class.

In addition, an offering corporation that proposes to carry out a “going private transaction”, which is generally defined as an amalgamation, arrangement, consolidation or other transaction that would cause the interest of a holder of a participating security of the corporation to be terminated without the consent of the holder and without the substitution therefor of an equivalent interest, is required to, among other things, have prepared a valuation for each class of affected securities and include prescribed disclosure relating to such valuation in the management information circular relating to the meeting called to consider that transaction.
As Senstar-Ontario will be a non-offering corporation under the OBCA, the compulsory acquisition provisions of the OBCA will not be applicable to Senstar-Ontario unless and until it becomes an offering corporation.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Oppression Remedy
The ICL provides that where there is a complaint that the company’s affairs are being conducted in an oppressive manner to some or all of the company’s shareholders, the court may, upon request of a shareholder, issue an order to regulate how the company’s affairs are run in the future or an order for the purchase of shares of any shareholder by other shareholders or by the company in accordance with the applicable requirements that apply to the distribution of dividends under the ICL.

The OBCA provides an oppression remedy that enables a court to make any interim or final order it thinks fit if, upon application by a complainant, the court is satisfied that in respect of a corporation or any of its affiliates, (a) any act or omission of the corporation or any of its affiliates effects or threatens to effect a result; (b) the business or affairs of the corporation or any of its affiliates are, have been or are threatened to be carried on or conducted in a manner; or (c) the powers of the directors of the corporation or any of its affiliates are, have been or are threatened to be exercised in a manner that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation, to rectify the matters complained of.

A “complaint” includes (a) a registered holder or beneficial owner, and a former registered holder or beneficial owner, of a security of a corporation or any of its affiliates, (b) a director or an officer or a former director or officer of a corporation or of any of its affiliates, and (c) any other person who, in the discretion of the court, is a proper person to make such an application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of those legal and equitable rights.

Furthermore, the court may order a corporation or its affiliate to pay the interim costs of a complainant seeking an oppression remedy, but the complainant may be held accountable for interim costs on final disposition of the complaint.

Derivative Actions
Under the ICL, a derivative action allows a plaintiff (a shareholder, a  debtor or a board member) – subject to the approval of the Israeli court – to file a lawsuit on behalf of the company. The court must be persuaded, prima facie, that the lawsuit, and the handling thereof, are to the benefit of the company and that the plaintiff is not acting in bad faith.

The ICL allows the ISA, upon request of a petitioner, to participate in funding a derivative action if it finds that the public has an interest in the lawsuit and that there is a reasonable likelihood that it will be certified as a derivative action.

Disclosure procedures may also be undertaken, both after the filing of a motion to certify a derivative action and before it has been filed. To be granted disclosure, the petitioner must first present prima facie evidence that the lawsuit is to the benefit of the company, and that the petitioner is acting bona fide with respect to the motion.

Under the OBCA, a complainant (as set out above) may, with judicial leave, bring an action in the name and on behalf of a corporation or any of its subsidiaries, or intervene in an action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate.

Under the OBCA, the court may grant leave if the complainant has given fourteen days’ notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court and the court is satisfied that: (i) the directors of the corporation or its subsidiary will not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.
Under the OBCA, the court in a derivative action may make any order it thinks fit. In addition, under the OBCA, a court may order the corporation or its subsidiary to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action.

SENSTAR TECHNOLOGIES LTD.	SENSTAR TECHNOLOGIES CORPORATION

Inspection of Books and Records
Under the ICL, shareholders are entitled to request from the company any document in the company's possession (indicating the purpose of its use) which concerns certain actions or transactions which must be approved by the general meeting of shareholders.

Regarding minutes of general meetings, a company must keep the minutes of the proceedings of the general meetings at its registered office for a period of seven years from the date of the meeting. The minutes are to be open for inspection by its shareholders, and a copy of the minutes is to be sent to any shareholder who requests them.

The shareholders of a company have a right to review and inspect the company's register of shareholders and the company's register of substantial shareholders, as well as any document which the company must file under law with the Israeli Companies Registrar or with the ISA, and which is available for public inspection.

In addition, every shareholder is entitled to request from the company, a copy of the articles of association and a copy of the financial reports.

The company can refuse the request of a shareholder if it believes the application was submitted in bad faith or that the requested documents contain a trade secret or patent, or disclosure of the documents could harm the company.

Under the OBCA, shareholders and creditors of a non-offering corporation, their agents and legal representatives may examine the records (other than a register of individuals with significant control) during the usual business hours of the corporation, and may take extracts from the records, free of charge, and, if the corporation is a distributing corporation, any other person may do so on payment of a reasonable fee.

APPRAISAL RIGHTS

Under Israeli law, holders of Senstar-Israel Shares are not entitled to statutory appraisal rights in connection with the Merger.

LEGAL MATTERS

The validity of the Senstar-Ontario Common Shares to be issued pursuant to the Merger Agreement will be passed upon by Osler, Hoskin & Harcourt LLP, Ontario counsel to Senstar-Ontario.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Senstar-Israel’s Annual Report on Form 20-F for the year ended December 31, 2022 have been audited by Kost, Forer, Gabbay & Kasierer, an independent registered public accounting firm and a member of Ernst & Young Global, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROPOSAL NO 2 – REELECTION OF DIRECTORS

The Senstar-Israel Board currently consists of six directors, including two External Directors (within the meaning of the ICL).  Shareholders are being asked to reelect all of the Company’s current directors who are not External Directors – Gillon Beck, Amit Ben-Zvi, Jacob Berman and Avraham Bigger.

In accordance with the ICL, each of the nominees for reelection to the Senstar-Israel Board (as well as the External Directors) has certified to Senstar-Israel that he or she meets all the requirements of the ICL for reelection as a director of a public company, and possesses the necessary qualifications and has sufficient time, to fulfill his or her duties as a director of Senstar-Israel, taking into account Senstar-Israel’s size and special needs.  The Senstar-Israel Board has determined that each of Jacob Berman and Avraham Bigger, as well as the two External Directors, Limor Steklov and Moshe Tsabari, is an independent director within the meaning of the ICL and the requirements of Nasdaq.

During the past year, all of the Senstar-Israel directors attended more than 75% of our Board meetings and more than 75% of the meetings of each of the Committees of the Board of Directors on which they serve.

Nominees for Director

As permitted by the Nasdaq Rules, Senstar-Israel follows Israeli law and practice rather than the Nasdaq requirement regarding the process for the nomination of directors.  Under Israeli law and practice, directors are elected by the shareholders, unless otherwise provided in a company’s Articles of Association.  Senstar-Israel’s Articles of Association do not provide otherwise.  Senstar-Israel’s practice has been that director nominees are presented in the proxy statement for election at the annual meetings of shareholders.

Accordingly, the Senstar-Israel Board recommends that the following four nominees be reelected to the Senstar-Israel Board at the General Meeting.  If elected at the General Meeting, these nominees will serve until the earlier of (i) the closing of the Merger, (ii) next year’s annual meeting of shareholders, or (iii) their earlier termination or resignation.

Accordingly, it is expected that each of the directors of Senstar-Israel reelected at the General Meeting, shall cease serving as a director of Senstar-Israel as of the effective time of the Merger.

Biographical information concerning each of the director nominees is set forth below.

Gillon Beck has served as a director and Executive Chairman of the Senstar-Israel board of directors since September 2014. Since 2003, Mr. Beck has been a Senior Partner at FIMI Opportunity Funds, the controlling shareholder of Senstar, as well as a Director of the FIMI Opportunity Funds’ General Partners and SPV companies. In addition, Mr. Beck currently serves as Chairman of the Board of ImageSat NV, Emet Computing Ltd. (TASE), Gal-Shvav Ltd, Bet Shemesh Engines Ltd. (TASE: BSEN), Inrom Industries Ltd., Bird Aerosystems Ltd, and is a director of Rafa Laboratories Ltd., Simplivia Ltd., Orbit Technologies Ltd (TASE: ORBI), Carmel Forge Ltd., AITECH Ltd, Stern Engineering Ltd., Utron Ltd. ( TASE) and Unitronics (1989) (RG) Ltd (TASE: UNIT). During the past five years, Mr. Beck had served as a member of the Board of Directors of the following public companies: Overseas Commerce Ltd (TASE: OVRS), Ham-Let Ltd., Inrom Construction Ltd. From 1999 to 2003, Mr. Beck served as Chief Executive Officer and President of Arad Ltd. (TASE Mr. Beck received a Bachelor of Science degree (Cum Laude) in Industrial Engineering in 1990 from the Technion – Israel Institute of Technology, and a Master of Business Administration in Finance in 1992 from Bar-Ilan University.

Amit Ben-Zvi has served as a director since April 2023. Mr. Ben-Zvi has served as a Senior Partner of FIMI Opportunity Fund since 2012. From 1998 to 2012, Mr. Ben-Zvi served in senior executive positions: COO at Top Image Systems (NASDAQ: TASE), CEO at ISYS Operational Management Systems, CEO at Wizcom Technologies (FRANKFURT), GM Europe & Japan at Magic Software Enterprise (NASDAQ: TASE) and CEO at Hermes Logistics Technologies. In his current role at FIMI, Mr. Ben-Zvi currently serves as the Board Chairman of Unitronics (R"G) (1989) Ltd (TASE), Utron Ltd. (TASE), Y. Stern Engineering (1989) Ltd., Din Marketing & Roasting (2021) Ltd., and is a Director of E & M Computing Ltd. (TASE), HIPER Global Ltd. (TASE), Ashot Ashkelon Industries Ltd. (TASE), C. Mer Industries Ltd. (TASE), and Amal Holdings A.D. Ltd.  Mr. Ben-Zvi holds a B.A. degree in Accounting and a LL.B. degree (Bachelor of Law), Cum Laude, from Tel Aviv University.

Jacob Berman has served as a director since November 2013. Since November 2014 until March 2019, Mr. Berman had served as the chairman of the board of directors of Israel Discount Bank of New York and acted as a member of our audit committee and compensation committee between September 2014 and December 2014. Mr. Berman is the President and founder of JB Advisors, Inc., a New York based financial advisory firm with extensive experience in international private banking, real estate investment counseling, and commercial/retail banking since 2002. Mr. Berman was the founder, President and CEO of the Commercial Bank of New York.

Avraham Bigger has served as a director since September 2014. Mr. Bigger has been, since 2010, the owner and a member of the Board of Directors of Bigger Investments Ltd. Mr. Bigger currently serves as the chairman of the board of PCB Technologies Ltd. and of the board at Recha, board member at MCA (car import and distributor), international board member of the Weitzman Science Institute and a board member of the Israel Nature and Heritage Foundation. He formerly served as the Chief Executive Officer and Chairman of the Board of Directors of Adama Ltd. (formerly) Makhteshim Agam Industries Ltd.), Chairman of the Boards of Directors of Supersol Ltd. (TASE:SAE), Caniel Beverages & Caniel Packaging Industries Ltd., the Edmond Benjamin de Rothschild Caesarea Foundation and as managing director of Paz Oil Company Ltd. (TASE:PZOL) and Israel General Bank (U Bank). Mr. Bigger also served as a member of the Boards of Directors of Bank Leumi Le-Israel Ltd. (TASE:LUMI), First International Bank of Israel Ltd. (TASE:FIBI), Strauss Group Ltd. (formerly known as Strauss-Elite Ltd.) (TASE:STRS), Partner Communications Company Ltd. (TASE, NASDAQ:PTNR), Cellcom Israel Ltd. (TASE, NYSE:CEL), El-Al Israel Airlines Ltd., Migdal Insurance and various private companies. Mr. Bigger received a Bachelor of Economics degree and an M.B.A. degree, both from the Hebrew University of Jerusalem.

It is proposed that the following resolutions be adopted at the General Meeting:

RESOLVED, to reelect Gillon Beck to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.

FURTHER RESOLVED, to reelect Amit Ben-Zvi to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.

FURTHER RESOLVED, to reelect Jacob Berman to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.

FURTHER RESOLVED, to reelect Avraham Bigger to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.

Vote Required

The approval of each of the resolutions requires the affirmative vote of holders of at least a majority of the Senstar-Israel ordinary shares present, in person or by proxy, and voting on such proposal (not taking into consideration abstentions).

PROPOSAL NO 3 – REELECTION OF EXTERNAL DIRECTOR

In accordance with the ICL and the relevant regulations, Senstar-Israel must have at least two External Directors who meet the statutory requirements of independence.  An External Director serves for a term of three years, which may be extended for additional three-year terms.  An External Director can be removed from office only under very limited circumstances.  All of the External Directors must serve on the Audit Committee and Compensation Committee (including one External Director serving as the chair of such committees), and at least one External Director must serve on each committee of the Board.

Limor Steklov and Moshe Tsabari are Senstar-Israel’s External Directors under the ICL.  The current term of office of Moshe Tsabari expires in December 2023 and he is standing for reelection at this General Meeting.  The term of office of Limor Steklov expires in 2025, and she is not required to stand for reelection at the General Meeting.

Biographical information concerning Moshe Tsabari is set forth below:

Moshe Tsabari has served as an external director since December 2014. Since 2018 Mr. Tsabari has served as EVP for innovation at ICTS Europe S.A. which is part of Groupe Sofinord S.A. Until 2018 Mr. Tsabari was the owner and had served as the joint CEO of GME Trust, a company that advises on crisis management and improvement of work processes, in Israel and worldwide. Since 2005, Mr. Tsabari has served as the owner and director of Osher – Training & Consulting Ltd. From 2006 to 2011 Mr. Tsabari served as a senior partner in the International Company for Defense and Rescue Ltd. and in QG Company, two companies that are engaged in the provision of consultancy and training projects in the security field in Israel. In addition, Mr. Tsabari is the founder of the International Institute for Researching the Arab World, is a former director in Links Aviation and is the former CEO of SYS-TRY, an electronic equipment development company. Prior to that, Mr. Tsabari served for 15 years, until 2004, in the Israeli Security Agency (ISA) in a number of positions, including Director of Personal in the Human Resources Division, Director of Security Assistance Division (rank in both positions equivalent to Major General) and Head of the Operations Division (rank equivalent to Brigadier). Mr. Tsabari holds a B.Sc. degree in Geodetic Engineering, a M.A. degree in Industrial and Management Engineering and a PhD degree in Science, all from the Technion – The Israeli Institute of Technology. In addition, Mr. Tsabari is an A.M.P. graduate from the Wharton School of the University of Pennsylvania.

Under the Israeli law, the initial term of an External Director of an Israeli public company is three year. The term of office for External Directors of Israeli companies traded on certain non-Israeli stock exchanges, including Nasdaq, may be extended indefinitely in increments of additional three-year terms, provided that the audit committee and the board of directors of the company confirm that, in the light of the external director's expertise and special contribution to the work of the board of directors and its committees, the reelection for such additional requirements is beneficial to the company.

Senstar-Israel’s Audit Committee and Board of Directors determined that Mr. Tsabari meets the legal requirements for being appointed as an External Director and recommends that Mr. Tsabari be reelected as an External Director at the General Meeting for an additional three-year term, and has determined that, in light of the expertise and contribution to the Board and Board committees of Mr. Tsabari and his extensive knowledge of the Company, gained over his many years of service as an External Director, and his extensive prior professional experience, the reelection of Mr. Tsabari as an External Director for an additional three year term would be in the best interest of Senstar-Israel and its shareholders. Senstar-Israel’s Audit Committee and Board of Directors has further found that Mr. Tsabari has all necessary qualifications required under the ICL and the requirements of Nasdaq.  Furthermore, Mr. Tsabari has certified that he meets all other requirements in connection with the election of an External Director under the ICL.

If reelected at the General Meeting, Mr. Tsabari will serve until the earlier of (i) the closing of the Merger, (ii) the three year anniversary of the General Meeting, or (iii) his earlier termination or resignation.

Accordingly, it is expected that Mr. Tsabari, shall cease serving as an External Director of Senstar-Israel as of the effective time of the Merger.

It is proposed that the following resolution be adopted at the General Meeting:

RESOLVED, to reelect Moshe Tsabari to serve as an External Director (within the meaning of the ICL) on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the three year anniversary of the General Meeting, or (iii) his prior termination or resignation.

Vote Required

The approval of the resolution requires the affirmative vote of holders of at least a majority of the Senstar-Israel ordinary shares present, in person or by proxy, and voting on such proposal (not taking into consideration abstentions).  In addition, the shareholders’ approval must either include at least a majority of the Senstar-Israel ordinary shares voted by shareholders who are not controlling shareholders (within the meaning of the ICL) and are not shareholders who have a personal interest (within the meaning of the ICL) in the approval of such proposal (excluding a personal interest that is not related to a relationship with the controlling shareholders), not taking into consideration abstentions, or the total Senstar-Israel ordinary shares of non-controlling shareholders and non-interested shareholders voted against such proposal must not represent more than two percent of the outstanding Senstar-Israel ordinary shares.

Under the ICL, in general, a person will be deemed to be a “controlling shareholder” if the person has the power to direct the activities of Senstar-Israel, other than solely as a result of serving as a director or officer.  A person is presumed to be a controlling shareholder if holding (i) 50% or more of any type of controlling means in Senstar-Israel, or (ii) 25% or more of the voting rights in Senstar-Israel, if no other person holds more than 50% of the voting rights in Senstar-Israel.

Under the ICL, a person is deemed to have a “personal interest” if this person, or certain members of this person’s family or a company that is affiliated with this person or with such members of this person’s family (namely, a company in which this person or any such family member serves as a director or chief executive officer, has the right to appoint a director or the chief executive officer, or owns 5% or more of the outstanding shares) has a personal interest in the adoption of such proposal.  However, a person is not deemed to have a “personal interest” if this person’s interest arises solely from this person’s ownership of Senstar-Israel ordinary shares.  The term “personal interest” also includes a personal interest of an individual voting via a power of attorney given by a third party (even if the empowering shareholder has no personal interest), and the vote of an attorney-in-fact shall be considered a personal interest vote if the empowering shareholder has a personal interest, in each case regardless of whether the attorney-in-fact has the discretion in the voting.

PROPOSAL NO 4 – RATIFICATION OF THE APPOINTMENT AND COMPENSATION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;
REVIEW AND DISCUSSION OF 2022 CONSOLIDATED
FINANCIAL STATEMENTS

Senstar-Israel’s Audit Committee and Board have appointed Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as the independent registered public accountants for the year ending December 31, 2023.

As set forth in Item 16C of Senstar-Israel’s Annual Report on Form 20-F for the year ended December 31, 2022, the following table sets forth the aggregate fees for the audit and other services provided by Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, during the year ended December 31, 2022:

Year ended December 31, 2022
Audit fees (1)	$232,000
Tax fees (2)	56,000
Other fees (3)	4,000
Total	$292,000
_______________________

(1)
Audit fees are for audit services, including fees associated with the annual audit (including audit of internal control over financial reporting), consultations on various accounting issues and audit services provided in connection with other statutory or regulatory filings.

(2)   Tax fees are for professional services rendered by our auditors for tax compliance, tax planning and tax advice on actual or contemplated transactions, tax consulting associated to international taxation, tax assessment deliberation, transfer pricing and withholding tax assessments.

(3)  Other fees primarily relate to out of pocket reimbursement of expenses and primarily traveling expenses of our auditors. These fees also relate to fees associated with the conflict Minerals work plan, due diligence, and the Risk Assessment Service.

Representatives of Kost, Forer, Gabbay & Kasierer will attend the General Meeting and will be invited to make a statement.  They will be available to respond to appropriate questions raised during the General Meeting.  In accordance with Section 60(b) of the ICL, shareholders are invited to discuss the 2022 consolidated financial statements.  Senstar-Israel’s Annual Report on Form 20-F for the year ended December 31, 2022, including its 2022 audited consolidated financial statements, is available at the “Investors” portion of the website, at https://senstartechnologies.com/sec-filings/.

Vote Required

The approval of the resolution requires the affirmative vote of holders of at least a majority of the Senstar-Israel ordinary shares present, in person or by proxy, and voting on such proposal (not taking into consideration abstentions).

OTHER MATTERS

Senstar-Israel is unaware at this time of any other matters that will come before the meeting.  If any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.  Senstar-Israel Shares represented by executed and unrevoked proxies will be voted in accordance with such judgment.

          WHERE YOU CAN FIND MORE INFORMATION

Senstar-Israel files annual and periodic reports and other information with the SEC under the Exchange Act.  You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Senstar-Israel, who file electronically with the SEC.  The address of that site is www.sec.gov.

Investors may also consult the Senstar Group’s website: www.senstartechnologies.com for more information.  Information included on this website is not incorporated by reference into this proxy statement/prospectus.

Senstar-Ontario has filed with the SEC a registration statement of which this proxy statement/prospectus forms a part.  The registration statement registers the issuance of shares of Senstar-Ontario Common Shares to Senstar-Israel shareholders pursuant to the Merger Agreement.  The registration statement, including the attached exhibits, contains additional relevant information about Senstar-Ontario and Senstar-Ontario Common Shares.  The rules and regulations of the SEC allow Senstar-Ontario and Senstar-Israel to omit certain information included in the registration statement from this proxy statement/prospectus.

In addition, the SEC allows Senstar-Ontario and Senstar-Israel to disclose important information to you by referring you to other documents filed separately with the SEC.  This information is considered to be a part of this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below and any future filings made by Senstar-Ontario and/or Senstar-Israel with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any reports on Form 20-F and certain reports on Form 6-K that Senstar-Israel furnishes to the SEC after the date of this proxy statement/prospectus and prior to the meeting (if they state that they are incorporated by reference into this proxy statement/prospectus). These documents contain important information about Senstar-Ontario, Senstar-Israel, each of their respective financial condition and other matters.

•	Senstar-Israel’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on April 20, 2023;

•
Senstar-Israel’s Reports on Form 6-K filed with the SEC on April 24, 2023 (two filings), June 6, 2023, June 15, 2023, July 17, 2023, September 6, 2023, September 27, 2023 (two filings) and November 14, 2023; and

•	Proxy Statement for Senstar-Israel’s Special General Meeting filed with the SEC on June 15, 2023.

You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or Senstar-Israel will provide you with copies of these documents, without charge, upon written or oral request to:

Senstar Technologies Ltd.
10th Floor, Gibor Sport Tower
7 Menachem Begin Road
Ramat Gan 5268102, Israel
Attention: Chief Financial Office
Tel:  +972-74-794-5200

In the event of conflicting information in this proxy statement/prospectus in comparison to any document incorporated by reference into this proxy statement/prospectus, or among documents incorporated by reference, the information in the latest filed document controls.

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus.  This proxy statement/prospectus is dated November 21, 2023.  You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document.  Neither our making available of this proxy statement/prospectus to Senstar-Israel shareholders nor the issuance by Senstar-Ontario of Senstar-Ontario Common Shares pursuant to the Merger Agreement will create any implication to the contrary.

Annex A

Agreement and Plan of Merger

by and among

Senstar Technologies Corporation

Can Co Sub Ltd.

and

Senstar Technologies Ltd.

Dated as of September 26, 2023

Page

ARTICLE I DEFINITIONS & INTERPRETATIONS		A-2
1.1	Certain Definitions	A-2
1.2	Additional Definitions	A-5
1.3	Certain Interpretations	A-6
ARTICLE II THE MERGER		A-7
2.1	The Merger	A-7
2.2	The Effective Time	A-7
2.3	The Closing	A-7
2.4	Effect of the Merger	A-7
2.5	Memorandum and Articles of Association	A-8
2.6	Directors and Officers	A-8
2.7	Effect on Share Capital	A-8
2.8	Exchange Procedures	A-9
2.9	No Liability	A-10
2.10	Distribution of Exchange Fund to Parent	A-10
2.11	No Further Ownership Rights in Company Shares	A-10
2.12	Lost, Stolen or Destroyed Certificates	A-11
2.13	Distributions with Respect to Unexchanged Parent Common Shares	A-11
2.14	Taking of Necessary Action; Further Action	A-11
2.15	Withholding Tax	A-11
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-12
3.1	Organization and Standing	A-12
3.2	Authorization	A-12
3.3	Capitalization	A-13
3.4	Non-contravention; Required Consents	A-13
3.5	No Other Representations or Warranties..	A-13
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-14
4.1	Organization	A-14
4.2	Authorization	A-14
4.3	Non-contravention; Required Consents	A-15
4.4	Capitalization	A-15
4.5	Merger Sub	A-15
4.6	Ownership of Company Shares	A-15
4.7	No Other Representations or Warranties.	A-15
ARTICLE V ADDITIONAL AGREEMENTS		A-16
5.1	Company Board Recommendation	A-16
5.2	Company Shareholders’ Meeting	A-16
5.3	Merger Proposal; Certificate of Merger	A-16
5.4	Form F-4 and Proxy Statement	A-18
5.5	Nasdaq Listing and Israeli Securities Authority Matters	A-18
5.6	Reasonable Best Efforts to Complete	A-18
5.7	Company Options	A-19
5.8	Directors’ and Officers’ Indemnification and Insurance	A-19
5.9	Tax Ruling	A-20
5.10	Stock Exchange Delisting	A-20
ARTICLE VI CONDITIONS TO THE MERGER		A-21
6.1	Conditions to the Obligations of Each Party to Effect the Merger	A-21
6.2	Additional Conditions to the Obligations of Parent and Merger Sub to Effect the Merger	A-21
6.3	Additional Conditions to the Obligations of the Company to Effect the Merger	A-22
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER		A-22
7.1	Termination	A-22
7.2	Notice of Termination; Effect of Termination	A-22
7.3	Fees and Expenses	A-22
7.4	Amendment	A-22
7.5	Extension; Waiver	A-22
ARTICLE VIII GENERAL PROVISIONS		A-23
8.1	Survival of Representations, Warranties and Covenants	A-23
8.2	Notices	A-23
8.3	Assignment	A-23
8.4	Entire Agreement	A-23
8.5	Third Party Beneficiaries	A-23
8.6	Severability	A-23
8.7	Governing Law	A-23
8.8	Jurisdiction	A-23
8.9	Counterparts	A-23

Agreement And Plan Of Merger

This Agreement and Plan of Merger (this “Agreement”) dated as of September 26, 2023, is made by and among Senstar Technologies Corporation, an Ontario corporation (“Parent”), Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of Parent (“Merger Sub”), and Senstar Technologies Ltd., a company organized under the laws of the State of Israel (the “Company,” and together with Parent and Merger Sub, the “Parties”).

RECITALS

Whereas,  the Parties intend to enter into a transaction whereby, to effect a reorganization the purpose of which is to redomicile the Company, to be an entity organized in the Province of Ontario, Canada instead of Israel, Merger Sub will merge with and into the Company (the “Merger”) in accordance with the provisions of Sections 314-327 of the Companies Law, 5759-1999 of the State of Israel (together with the rules and regulations promulgated thereunder, the “ICL”), following which, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent, all upon the terms and subject to the conditions set forth in this Agreement;

Whereas,  it is proposed that upon the consummation of the Merger, each ordinary share, nominal value NIS 1.00 per share, of the Company (each, a “Company Share”), that is issued and outstanding immediately prior to the Effective Time will thereupon be acquired by the Parent in consideration of the issuance by Parent of one (1) validly issued, fully paid and nonassessable Parent Common Share (as defined below) (the “Merger Consideration”), all upon the terms and subject to the conditions set forth herein;

Whereas,  the Board of Directors of the Company (the “Company Board”) unanimously has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair to and in the best interests of the Company and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors; (ii) approved the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, including the Merger, in accordance with the requirements of the ICL and any other Applicable Law, and (iii) resolved to recommend that the Company Shareholders approve this Agreement, the Merger and the other transactions contemplated hereby, all upon the terms and subject to the conditions set forth herein (the “Company Board Recommendation”);

Whereas,  the boards of directors of Parent and Merger Sub have each unanimously approved the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, including the Merger, all upon the terms and subject to the conditions set forth herein and the board of directors of Merger Sub has further (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and are fair to and in the best interests of Merger Sub and its shareholders, (ii) determined that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of Merger Sub to its creditors, and (iii) determined to recommend that the shareholder of Merger Sub approve this Agreement, the Merger and the other transactions contemplated hereby; and

Whereas,  the shareholder of Merger Sub has approved the execution and delivery of this Agreement, and the performance of the Merger and the other transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants and subject to the conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS & INTERPRETATIONS

1.1          Certain Definitions.  For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

(a)          “Antitrust Laws” means applicable Israeli, U.S. and non-U.S. federal, state, local, regional, supranational or other antitrust, competition, premerger notification or trade regulation laws, regulations or Orders.

(b)          “Applicable Law” means, with respect to any Person, any Law that is binding upon or applicable to such Person.

(c)          “Business Day” means each day that is not a Friday, Saturday, Sunday or other day on which the commercial banks in New York, New York or Ontario, Canada, or banking corporations in Israel are authorized or required by Applicable Law to close.

(d)          “Code” means the United States Internal Revenue Code of 1986.

(e)          “Company Options” means any options to purchase Company Shares outstanding, whether (i) granted under any of the Company Plans, (ii) assumed by the Company in connection with any merger, acquisition or similar transaction, or (iii) otherwise issued or granted.

(f)          “Company Plan” means the Company’s 2010 Israeli Share Incentive Plan, as amended from time to time.

(g)          “Company Shareholders” means holders of Company Shares.

(h)          “Exchange Act” means the United States Securities Exchange Act of 1934.

(i)          “Form F-4” means the registration statement on Form F-4 to be filed by Parent with the SEC in connection with the issuance by Parent of the Merger Consideration.

(j)          “Governmental Entity” means any government, any governmental or regulatory entity or body, department, commission, board, agency or instrumentality, or any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of or pertaining to government, and any non-governmental self-regulatory agency to which the respective Person is subject, securities exchange, commission or authority, and any court, tribunal or judicial body, in each case whether supranational, national, foreign, federal, state, county, provincial, territorial or local.

(k)          “IIA” means the Israeli Innovation Authority, formerly known as the Office of the Chief Scientist of the Ministry of Economy of the State of Israel.

(l)          “IIA Notice” means, if required, the written notice to the IIA regarding the change in ownership of the Company effected as a result of the Merger required to be submitted to the IIA in connection with the Merger in accordance with the Innovation Law.

(m)          “Innovation Law” means the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 1984 (formerly known as the Israeli Encouragement of Research and Development in Industry Law, 1984), and all rules and regulations thereunder.

(n)          “ISA” means the Israeli Securities Authority.

(o)          “ISA No-Action Letter” means a letter from the ISA confirming that the ISA shall not initiate proceedings in connection with the requirements of the Securities Law concerning the publication of a prospectus in respect of the Merger Consideration to be issued to Israeli shareholders of the Company or applicable holders of the Company’s securities to whom the Securities Law applies.

(p)          “Law” means any international, national, federal, state, provincial, territorial, local, municipal or other law (statutory, common or otherwise), constitution, treaty, convention, resolution, ordinance, directive, code, edict, decree, rule, regulation, Order, case law, ruling or other similar requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, in each case as amended, unless expressly specified otherwise.

(q)          “Legal Proceeding” means any action, claim, suit, litigation, arbitration or similar proceeding (including any civil, criminal, administrative or appellate proceeding, public or private), hearing, in each case, by or before or otherwise involving any Governmental Entity or any arbitrator or arbitration panel.

(r)          “Lien” means with respect to any asset (including any security) or right, any mortgage, deed of trust, claim, condition, covenant, lien, pledge, hypothecation charge, security interest, preferential arrangement, option or other third party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset or right, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, in each case, with respect to any asset that is a security, other than any restrictions on transfer generally arising out of any securities Laws.

(s)          “Nasdaq” means the Nasdaq Global Market.

(t)          “Order” means, with respect to any Person, any order, judgment, decision, decree, injunction, stipulation, ruling, writ, enacted, adopted, promulgated or applied by any Governmental Entity or arbitrator.

(u)          “Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, and all rules and regulations promulgated thereunder.

(v)          “Parent Common Shares” means Common Shares of Parent.

(w)          “Parent IIA Undertaking” means, if required, the written undertaking in customary form to be bound by and to comply with the provisions of the Innovation Law that Parent is required to execute and deliver to the IIA in connection with the Merger.

(x)          “Permitted Liens” mean any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established on the consolidated financial statements of the Company and its Subsidiaries or Parent and its Subsidiaries, as applicable; and (ii) Liens arising from transfer restrictions under securities Laws.

(y)          “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(z)          “SEC” means the United States Securities and Exchange Commission.

(aa)          “Securities Act” means the United States Securities Act of 1933.

(bb)          “Securities Law” means the Israeli Securities Law of 5728-1968.

(cc)          “Subsidiary” means, with respect to any Person, any other Person with respect to which such first Person (alone or in combination with any of such first Person’s Subsidiaries) owns or controls, directly or indirectly, (i) capital stock or other equity interests having the ordinary voting power to elect 50% or more of the board of directors or other governing body of such Person or (ii) 50% or more of the outstanding voting securities or voting power of such Person.

(dd)          “Tax” means (i) any and all federal, state, provincial, territorial, local and non-U.S. income, profits, license, severance, occupation, windfall profits, capital gains, capital stock, transfer, registration, social security (or similar), national health insurance, franchise, gross receipts, payroll, sales, employment, unemployment, disability, use, property, real property, personal property, city, municipality, land appreciation (‘hetel hashbaha’), land development, excise, value added, estimated, stamp, alternative or add-on minimum, withholding, service, recording, intangibles, net worth, escheat, abandoned property, environmental, or other tax, customs, duties or other amounts imposed by a Governmental Entity in the nature of tax, in each case, including any interest, indexation, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or other group for any period (or being included (or required to be included) in any Tax Return related thereto), and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of being a transferee or successor, by contract, Law or otherwise, or as a result of any indemnification obligation.

(ee)          “Valid Tax Certificate” means a valid certificate, ruling or any other written instructions regarding Tax withholding, issued by the ITA in form and substance reasonably satisfactory to Parent and Exchange Fund Agent specifically addressing the Merger, the conversion of Company Shares and the issuance and allotment of the Parent Common Shares to any Company Shareholder pursuant to this Agreement stating that no withholding, or reduced withholding, of Tax is required under Israeli Law with respect to such consideration or providing other instructions regarding such consideration or withholding (including the deferral of any withholding or other Tax or the transfer of the withholding Tax amount to a trustee).  For purposes of this definition, the 104H Tax Ruling will be considered a Valid Tax Certificate, if they include such instructions, and if the applicable ruling requires the affirmative consent of the relevant holder, such holder consented in writing to join any such applicable ruling.

1.2          Additional Definitions.  The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement in which such terms are defined, for reference purposes as set forth opposite each of the capitalized terms below:

Term	Section Reference

104H Tax Ruling	5.9(b)
Agreement	Preamble
Approvals	5.6(a)
Bankruptcy and Equity Exceptions	3.2(a)
Certificate of Merger	2.2
Certificates	2.7(a)(i)
Charter Documents	3.1
Closing	2.3
Closing Date	2.3
Companies Registrar	2.2
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Recitals
Company Share	Recitals
Company Shareholders’ Meeting	5.2
Competition Law	5.6(b)
Consent	3.4(b)
Covered Persons	5.8(a)
D&O Insurance	5.8(c)
Effective Time	2.2
Exchange Fund	2.8(b)
Exchange Fund Agent	2.8(b)
Exchanged Options	5.7(a)
ICA	5.6(b)
ICL	Recitals
Indemnification Agreements	5.8(a)
Interested Public	5.9
ITA	2.15(a)
Merger	Recitals
Merger Consideration	Recitals
Merger Proposal	5.3(a)(i)
Merger Proposal Submission Date	5.3(a)(iii)
Merger Sub	Preamble
Parent	Preamble
Parent Charter Documents	4.1
Parties	Preamble
Proxy Statement	5.4(a)
Regulatory Approvals	6.1(b)
Requisite Shareholder Approval	3.3(c)
Substantial Creditors	5.3(a)(iii)(D)
Surviving Company	2.1
Uncertificated Shares	2.7(a)(i)
Withholding Amount	2.15(a)
Withholding Drop Date	2.15(c)

1.3          Certain Interpretations.

(a)          References to this Agreement.  Unless otherwise indicated, when a reference is made in this Agreement to an Article, Section, Schedule, Annex or Exhibit, that reference is to an Article, Section, Schedule, Annex or Exhibit to this Agreement, as applicable.

(b)          Hereof, Including, etc.  When used in this Agreement, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation”; and (iii) the phrase “in the ordinary course of business” will be deemed to be followed by the words “consistent with past practices”.

(c)          Dollars.  When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(d)          NIS.  When used in this Agreement, references to “NIS” are references to Israeli New Shekels.

(e)          Gender and Number.  The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders.  Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.  All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or document.

(f)          References to Parties.  When reference is made to any Party to this Agreement or any other agreement or document, such reference includes that Party’s successors and permitted assigns.  References to any Person include the successors and permitted assigns of that Person.

(g)          Legislation.  A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as of a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date.

(h)          Headings.  The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

(i)          Calculation of Time Periods.  Unless otherwise indicated, (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded; (ii) if the last day of such period is a non-Business Day, then the period in question will end on the next Business Day; (iii) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date; and (iv) if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).  References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

ARTICLE II
THE MERGER

2.1          The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the ICL, at the Effective Time, Merger Sub (as the target company (Chevrat Ha’Ya’ad) in the Merger) shall be merged with and into the Company (as the absorbing company (HaChevra Ha’Koletet) in the Merger).  As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving company of the Merger (the “Surviving Company”) and shall, (a) become a direct wholly owned Subsidiary of Parent; (b) continue to be governed by the Laws of the State of Israel; (c) maintain a registered office in the State of Israel; and (d) succeed to and assume all of the rights, properties and obligations of Merger Sub and the Company in accordance with the ICL.

2.2          The Effective Time.  As soon as practicable after the determination of the date on which the Closing is to take place in accordance with Section 2.3, each of the Company and Merger Sub shall (and Parent shall cause Merger Sub to), in coordination with each other, deliver to the Registrar of Companies of the State of Israel (the “Companies Registrar”) a notice of the contemplated Merger and the proposed date of the Closing, in which notice the Parties shall request that the Companies Registrar issue a certificate evidencing the Merger in accordance with Section 323(5) of the ICL (the “Certificate of Merger”) on the date that the Parties shall provide further notice to the Companies Registrar that the Closing has occurred, and the Parties shall deliver such further notice to the Companies Registrar on the Closing Date.  The Merger shall become effective upon the issuance by the Companies Registrar of the Certificate of Merger in accordance with Section 323(5) of the ICL (the time at which the Merger becomes effective is referred to herein as the “Effective Time”).

2.3          The Closing.  Unless this Agreement shall have been terminated in accordance with Article VII, the consummation of the Merger shall take place at a closing (the “Closing”) to occur at the offices of Naschitz, Brandes, Amir & Co., Advocates, Tel Aviv, Israel, at 10:00 a.m. (Israel local time) on the third Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VI (other than those conditions that by their terms can only be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), or at such other location, date and time as Parent and the Company shall mutually agree upon in writing (the date upon which the Closing shall actually occur pursuant hereto being referred to herein as the “Closing Date”). For the avoidance of doubt, and notwithstanding any provision of this Agreement to the contrary, it is the intention of the Parties that the Merger being declared effective and that the issuance by the Companies Registrar of the Certificate of Merger in accordance with Section 323(5) of the ICL shall both occur on the Closing Date.

2.4          Effect of the Merger.  The Merger shall have the effects set forth in the applicable provisions of the ICL and this Agreement.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, by virtue of, and simultaneously with, the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Company Shareholder, (a) Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Company; (b) all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company; (c) all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company; and (d) all the rights, privileges, immunities, powers and franchises of the Company (as the Surviving Company) shall continue unaffected by the Merger in accordance with the ICL.

2.5          Memorandum and Articles of Association.  At the Effective Time, the memorandum of association of the Company, as in effect immediately prior to the Effective Time, shall be the memorandum of association of the Surviving Company, until duly amended as provided therein, herein and by Applicable Law. At the Effective Time, the articles of association of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of association of the Surviving Company, except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Company, until duly amended as provided therein, herein and by Applicable Law.

2.6          Directors and Officers.

(a)          Directors.  The Parties shall take all actions necessary so that the director or directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be appointed and serve as the only director or directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(b)          Officers.  At the Effective Time, the officers of the Company as of immediately prior to the Effective Time shall be the only officers of the Surviving Company, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

2.7          Effect on Share Capital

(a)          Share Capital.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any of the following securities, the following shall occur:

(i)          Company Shares.  Each Company Share issued and outstanding immediately prior to the Effective Time shall automatically be acquired by the Parent in consideration  of the issuance by Parent of the Merger Consideration, without interest and less applicable Taxes required to be withheld, in each case in the manner provided in Section 2.8 and Section 2.15 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.12).  Each Company Share to be so acquired in consideration of the right of the holder thereof immediately prior to the Effective Time to receive the Merger Consideration as provided in this Section 2.7 shall be automatically registered in the name of the Parent, and the holders of certificate or certificates (the “Certificates”) or book-entry shares (“Book-Entry Shares” or “Uncertificated Shares”), which immediately prior to the Effective Time represented such Company Shares, shall cease to have any rights with respect to such Company Shares other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 2.8, the Merger Consideration. No certificate or scrip representing fractional Parent Common Shares shall be issued upon the surrender for exchange of Certificates or with respect to Book-Entry Shares, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent.

(ii)          Company Options. All Company Options outstanding immediately prior to the Effective Time, whether vested or unvested, and the Company Plan itself (other than the Section 102 of the Ordinance related provision), shall be assumed by the Parent in accordance with Section  5.7.

(iii)          Share Capital of Merger Sub.  By virtue of the Merger, the one ordinary share, nominal value NIS 1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and shall have no further effect.

(iv)          Parent Common Share. Each Parent Company Share held by any direct or indirect wholly owned Subsidiary of the Company, in each case, immediately prior to the Effective Time, if any, shall no longer be outstanding and shall automatically be surrendered to the Parent and cancelled, and shall cease to exist, and no consideration or payment shall be made with respect thereto.

(b)          Adjustment to Merger Consideration.

(i)          Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, the Company should split, combine or otherwise reclassify the Company Shares, or make a distribution or dividend in shares of Company Shares (including any distribution or dividend of securities convertible into Company Shares), or engage in a reclassification, reorganization, recapitalization or exchange or other like change, then (without limiting any other rights of Parent or Merger Sub hereunder), the Merger Consideration shall be ratably adjusted to reflect fully the effect of any such change.

(ii)          Without limiting the other provisions of this Agreement, the Merger Consideration shall automatically be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities of a Subsidiary of Parent or of securities convertible into Parent Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Parent Common Shares.

2.8          Exchange Procedures.

(a)          Exchange Fund Agent.  Prior to the Effective Time, Parent shall (i) select a bank or trust company acceptable to the Company (the “Exchange Fund Agent”) to act as the exchange agent for the delivery of the Merger Consideration as provided in Section 2.7(a)(i); and (ii) select an information agent reasonably acceptable to the Company (the “Information Agent”) to assist in obtaining any requisite residency certificate or other declaration for Israeli Tax withholding purposes.

(b)          Exchange Fund.  On the Closing Date, Parent shall deposit (or cause to be deposited) with the Exchange Fund Agent, for payment to the holders of Company Shares, evidence of the Parent Common Shares issuable pursuant to Section 2.7(a)(i) in book-entry form sufficient to issue the aggregate Merger Consideration (the “Exchange Fund”).  Parent shall cause the Exchange Fund Agent to make, and the Exchange Fund Agent shall make, payments of the Merger Consideration and any amounts payable in respect of dividends or distributions on Parent Common Shares in accordance with Section 2.13 out of the Exchange Fund in accordance with this Agreement and the Certificate of Merger.  In the event the Exchange Fund shall at any time be insufficient to make the payments contemplated by Article II, Parent shall promptly deposit, or cause to be deposited, additional Parent Common Shares with the Exchange Fund Agent in an amount which is equal to the deficiency in the amount required to make such payments. The Exchange Fund shall not be used for any other purpose.

(c)          Payment Procedures With Respect to Company Shares.

(i)          Promptly following the Effective Time, Parent and the Surviving Company shall cause the Exchange Fund Agent to mail to each holder of record, as of immediately prior to the Effective Time, of (x) a Certificate or Certificates that immediately prior to the Effective Time represented outstanding Company Shares and (y) Uncertificated Shares, in each case whose shares were acquired by Parent and represent the right to receive the Merger Consideration pursuant to Section 2.7(a)(i), (A) a letter of transmittal in such form as the Company and Parent may reasonably agree (a “Letter of Transmittal”), which shall specify that delivery shall be effected, and risk of loss and title to such Company Shares shall pass, only upon (1) delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.12) to the Exchange Fund Agent, or (2) an acknowledgment of the conversion of such holder’s Uncertificated Shares into the right to receive the Merger Consideration to the Exchange Fund Agent, (B) a declaration in which the beneficial owner of Company Shares provides certain information necessary for Parent to determine whether any amounts need to be withheld from the Merger Consideration payable to such beneficial owner pursuant to the terms of the Ordinance (in each case, subject to the provisions of this Section 2.8, Section 2.15 and Section 5.9), the Code, or any applicable provision of state, local, Israeli, U.S. or other Tax Law; and (C) instructions for use in effecting the surrender of the Certificates and/or Book-Entry Shares or acknowledging the conversion of the Uncertificated Shares into the right to receive the Merger Consideration payable in respect thereof pursuant to the provisions of this Article II including, in the case of the Uncertificated Shares, instructions for identifying the deposit account through which such Uncertificated Shares are held.  Upon delivery to the Exchange Fund Agent of the Letter of Transmittal and the declaration for Tax withholding purposes or a Valid Tax Certificate (and such other documents, if any, as the Exchange Fund Agent may reasonably request consistent with customary practice), duly completed and validly executed in accordance with the instructions thereto (and if applicable, deliver to Exchange Fund Agent the Withholding Amount), and, if applicable, surrender of Certificates (or affidavit of loss in lieu thereof as provided in Section 2.12) for cancellation to the Exchange Fund Agent, the holders of such Certificates or Uncertificated Shares, as applicable, shall be entitled to receive in exchange therefor that number of whole Parent Common Shares representing the Merger Consideration to which the holder thereof is entitled pursuant to Section 2.7(a)(i), and any dividends or other distributions to which the holder thereof is entitled pursuant to Section 2.13.  Parent shall cause the Exchange Fund Agent to accept such Certificates or acknowledgments of the conversion of the Uncertificated Shares upon compliance with the foregoing exchange procedures.

(ii)          Until surrendered, in the case of a Certificate, or paid, in the case of a Book-Entry Share, in each case, as contemplated by this Section 2.8(c), each Certificate or Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration as contemplated by this Section 2.8(c).  The Exchange Fund Agent shall accept such Certificates (or affidavits of loss in lieu thereof) and make such deliveries with respect to Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Fund Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.  No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable hereunder.  Parent shall cause the Exchange Fund Agent to accept such Certificates and transferred Book-Entry Shares upon compliance with the foregoing exchange procedures.

(d)          Transfers of Ownership.  In the event that a transfer of ownership of Company Shares is not registered in the share transfer books or ledger of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Certificates surrendered in exchange therefor or applicable Uncertificated Shares are registered in the share transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificates so surrendered or applicable Uncertificated Shares are registered in the share transfer books or ledger of the Company only if such Certificate is properly endorsed or otherwise in proper form for surrender and transfer or if the appropriate acknowledgment for the conversion of such Uncertificated Shares into the right to receive the Merger Consideration has been delivered and the Person requesting such payment has paid any Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Uncertificated Shares, or established to the reasonable satisfaction of Parent that such Taxes have been paid or are otherwise not payable. Until surrendered as contemplated by this Section 2.8(d), each Company Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Section 2.8.

2.9          No Liability.  Notwithstanding anything to the contrary set forth in this Agreement, none of the Exchange Fund Agent, Parent, Merger Sub, Surviving Company or the Company, or any employee, officer, director, agent or affiliate of any of the foregoing, shall be liable to a holder of Company Shares in respect of any part of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.  Any Merger Consideration remaining unclaimed by holders of any such shares immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by Applicable Law, become the property of the Surviving Company, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

2.10          Distribution of Exchange Fund to Parent.  Any portion of the Exchange Fund that remains undistributed to the former holders of the Company Shares on the date that is six months after the Effective Time shall be delivered to Parent upon demand, and any former holders of Company Shares that were issued and outstanding immediately prior to the Merger who have not theretofore exchanged their Certificates representing such Company Shares or delivered to the Exchange Fund Agent the acknowledgment of the conversion of their Uncertificated Shares for exchange for the Merger Consideration pursuant to the provisions of this Section 2.10 shall thereafter look only to Parent, as general creditors thereof, for any payment of and claim with respect thereto.  If any Certificate shall not have been surrendered or Uncertificated Share not paid, in each case, in accordance with Section 2.8(c)(i), immediately prior to the date on which any Merger Consideration in respect of such Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration in respect of such Certificate or Uncertificated Share shall, to the extent permitted by Applicable Law, become the property of Parent free and clear of all claims or interest of any Person previously entitled thereto.

2.11          No Further Ownership Rights in Company Shares.  From and after the Effective Time, all issued and outstanding Company Shares shall automatically be acquired by the Parent and registered in the name of the Parent, and each holder of a Certificate or Uncertificated Share theretofore representing any Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor upon the surrender or acknowledgment of the conversion thereof in accordance with the provisions of Section 2.8.  The Merger Consideration paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares.  If, after the Effective Time, for any reason (a) Certificates are presented to the Surviving Company, or (b) acknowledgments are delivered to the Exchange Fund Agent of the conversion of any Uncertificated Shares, such Certificates or Uncertificated Shares, as the case may be, shall be deemed acquired by the Parent and the holder thereof shall be entitled to receive the Merger Consideration, in each case as provided for, and in accordance with the procedures set forth, in this Article II.

2.12          Lost, Stolen or Destroyed Certificates.  If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Fund Agent or Parent, the posting by such Person of a bond in such reasonable amount as the Exchange Fund Agent or Parent may require, as indemnity against any claim that may be made against Parent with respect to such Certificate, the Exchange Fund Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to which the holder thereof is entitled pursuant to this Article II.

2.13          Distributions with Respect to Unexchanged Parent Common Shares.  No dividends or other distributions with respect to Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Uncertificated Shares for which the applicable acknowledgment has not been delivered to the Exchange Fund Agent with respect to the Parent Common Shares that the holder thereof is entitled to receive upon the surrender or acknowledgment of the conversion thereof, as applicable, in each case until the holder of such Certificate shall have surrendered such Certificate or the holder of such Uncertificated Shares shall have delivered such acknowledgment of the conversion of such Uncertificated Shares, in each case in accordance with this Article II.  Following the surrender of any Certificate or acknowledgment of the conversion of any Uncertificated Shares, there shall be paid to the holder of the Parent Common Shares issued in exchange therefor, without interest, in accordance with the procedures set forth in this Article II (a) at the time of such surrender or acknowledgment, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Parent Common Shares, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender or acknowledgment and a payment date subsequent to such surrender or acknowledgment payable with respect to such Parent Common Shares.  For purposes of dividends or other distributions in respect of Parent Common Shares, all Parent Common Shares to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

2.14          Taking of Necessary Action; Further Action.  If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Company to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company with respect to the Merger, the officers and managers of Parent shall be fully authorized (in the name of Merger Sub, the Company, the Surviving Company and otherwise) to take such action.

2.15          Withholding Tax.

(a)          Without derogating from the provisions of Section 2.8(c)(i) and in addition thereto, the Merger Consideration issuable to each Company Shareholder shall be delivered to each such Company Shareholder only following: (i) the issuance by the ITA of the 104H Tax Ruling (and if such ruling requires the affirmative consent of such Company Shareholder, such holder consented in writing to join such ruling); or (ii) delivery by such Company Shareholder to Parent and Exchange Fund Agent of a Valid Tax Certificate, and if such Valid Tax Certificate does not provide for full exemption from withholding of Israeli Tax or clarifies that no such obligation exists, delivery by such Company Shareholder of  immediately available funds in an amount sufficient in order to fulfil any such withholding Tax liability and any other Tax withholding liability that may apply under any provision of applicable Tax Law (the “Withholding Amount”).

(b)          With respect to withholding of Israeli Tax, in the event any Company Shareholder  provides the Parent or Exchange Fund Agent with a Valid Tax Certificate at least five (5) Business Days prior to delivery of the Merger Consideration, then the withholding of any amounts under the Ordinance or any other provision of Israeli Law or requirement, if any, from the Merger Consideration deliverable to such Company Shareholder shall be made only in accordance with the provisions of such Valid Tax Certificate (subject, if applicable to delivery by such Company Shareholder of the Withholding Amount(.  The Withholding Amount so collected shall be paid over to the appropriate Governmental Entity prior to the last day on which such payment is required to be paid to such Governmental Entity.

(c)          With respect to Israeli Taxes, in the event that the 104H Tax Ruling shall not be obtained for any reason whatsoever, the Merger Consideration deliverable to each Company Shareholder shall be retained by the Exchange Fund Agent for the benefit of each such Company Shareholder for a period of up to 180 days from Closing (the “Withholding Drop Date”) (during which time the Merger Consideration shall not be delivered and no withholding for Israeli Taxes therefrom shall be made, except as provided below and during which time each Company Shareholder may obtain a Valid Tax Certificate).  If a Company Shareholder delivers, no later than five (5) Business Days prior to the Withholding Drop Date a Valid Tax Certificate to the Exchange Fund Agent, then the Exchange Fund Agent shall act in accordance with such Valid Tax Certificate, subject to delivery by such Company Shareholder concurrently with such certificate of the Withholding Amount, if and to the extent required under such Valid Tax Certificate (such Withholding Amount to be increased by interest plus linkage differences, as defined in Section 159A(a) of the Ordinance, for the period between the 15th day of the calendar month following the month during which the Closing occurs and the time that the Merger Consideration is delivered, as determined by Parent and the Exchange Fund Agent. If any Company Shareholder does not provide the Exchange Fund Agent with a Valid Tax Certificate by no later than five Business Days before the Withholding Drop Date or provides by such date with a Valid Tax Certificate that is not providing for full exemption from withholding of Israeli Tax or clarifying that no such obligation exists, and fails to deliver the applicable Withholding Amount by such date, then the provisions of Section 2.10 shall apply, mutatis mutandis.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except as disclosed in any Company SEC Reports filed with or furnished to the SEC by the Company on EDGAR, the Company represents and warrants to Parent and Merger Sub as follows:

3.1          Organization and Standing.  The Company (i) is a legal entity duly organized and validly existing under the Laws of the State of Israel and (ii) has all requisite corporate power and authority to own, lease and operate its properties, rights and assets and to carry on its business as presently conducted.  Each Subsidiary of the Company is a legal entity duly organized and validly existing under the Laws of its jurisdiction of incorporation or organization and has all corporate, limited liability company or otherwise comparable power and authority (as applicable) to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not, individually or in the aggregate, have a material adverse effect on the Company.  The Company and each of its Subsidiaries is qualified to do business in and, to the extent the concept of good standing or a similar concept is recognized under Applicable Law, is in good standing in, each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification pursuant to Applicable Law, except as would not, individually or in the aggregate, have a material adverse effect on the Company. The Company and its Subsidiaries are in compliance with the provisions of their respective memorandum of association, articles of association, certificates of incorporation, bylaws or equivalent organizational or governing documents or other constituent documents (the “Charter Documents”) in all material respects.

3.2          Authorization

(a)          The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject in the case of the Merger to obtaining the Requisite Shareholder Approval and the filing and recordation of appropriate merger documents as required by the ICL, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of the Company, and no additional corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby (including the Merger), other than, in the case of the Merger, obtaining the Requisite Shareholder Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Laws, now or hereafter in effect, affecting or relating to creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief (regardless of whether enforceability is considered in a proceeding in equity or at Law) (the “Bankruptcy and Equity Exceptions”).

(b)          At a meeting duly called and held prior to the execution of this Agreement, the Company Board has, by unanimous vote, (i) duly and validly authorized and approved the execution and delivery of this Agreement and the other transactions contemplated hereby in accordance with the requirements of the ICL and declared advisable the consummation of the Merger and the other transactions contemplated hereby, (ii) determined that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors, (iii) directed that the Merger and the other transactions contemplated hereby be submitted for consideration at the Company Shareholders’ Meeting and (iv) resolved to recommend the Company Board Recommendation and to include such recommendation in the Proxy Statement.  As of the date of this Agreement, none of the actions described in this Section 3.2(b) has been amended, rescinded or modified in any respect.

(c)          The affirmative vote (in person, by voting card or by proxy) of the holders of at least a majority of the outstanding Company Shares (excluding (i) any absentee votes and (ii) Company Shares held by Parent or deemed to be held by Parent, if any, pursuant to the ICL) (the “Requisite Shareholder Approval”) is the only vote of the holders of any Company Shares necessary (under Applicable Law or otherwise) to consummate the transactions contemplated by this Agreement, including the Merger.

3.3          Capitalization. All outstanding Company Shares have been duly authorized and validly issued in compliance in all material respects with all Applicable Law, and are fully paid and nonassessable and free of any preemptive rights.

3.4          Non-contravention; Required Consents.

(a)          The execution, delivery or performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby (including the Merger) and the compliance by the Company with any of the provisions hereof do not and will not (i) violate or conflict with any provision of the Charter Documents of the Company or any of its Subsidiaries; (ii) subject to obtaining the Consents set forth in Section 3.4(a) of the Company Disclosure Letter, violate, conflict with, or result in the breach of or constitute a default (or an event that with the lapse of time or provision of notice, or both, would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, revocation or acceleration under, or result in the loss of any benefit or the imposition of any additional payment or other liability under, or result in the creation of any Lien (other than Permitted Liens), upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any contract to which the Company or its Subsidiaries are a party or by which any of them or their respective properties or assets may be bound or affected; or (iii) assuming compliance with the matters referred to in Section 3.4(b) and, in the case of the consummation of the Merger, subject to obtaining the Requisite Shareholder Approval, violate or conflict with any Applicable Law or Order, except in the case of each of clauses (ii) through (iii) above, for such violations, conflicts, defaults, terminations, revocations, accelerations, liabilities or Liens which, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b)          No consent, approval, Order, authorization or permit of, or filing or registration with, or notification to (each of the foregoing, a “Consent”), any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Merger), except (i) the IIA Notice (if required); (ii) the filing of the Merger Proposal with the Companies Registrar and all such other notices or filings required under the ICL with respect to the consummation of the Merger and the issuance of the Certificate of Merger by the Companies Registrar; (iii) the filings and other Consents as may be required under the rules and regulations of the Nasdaq and any other applicable stock exchanges; (iv) the application for and receipt of the ISA No-Action Letter; (v) certain ordinary course corporate filing as required under applicable law in connection with the Merger; (vi) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Securities Act and Exchange Act; (vii) the filings and approvals as may be required by any applicable Antitrust Laws, including compliance with any applicable requirements of the Competition Law and any other applicable Antitrust Laws; and (viii) such other Consents, the failure of which to obtain, individually or in the aggregate, would not have a material adverse effect on the Company.

3.5          No Other Representations or Warranties.  Except for the representations and warranties contained in this Article III, neither the Company nor any other Person on behalf of the Company or its Subsidiaries makes any other express or implied representation or warranty with respect to the Company or its Subsidiary or with respect to any other information provided by or on behalf of the Company or its Subsidiaries to Parent or Merger Sub in connection with the transactions contemplated by this Agreement, including the accuracy, completeness or timeliness thereof. The Company acknowledges that, except for the representations and warranties contained in Article IV, none of Parent, Merger Sub, or any Person on behalf of the Parent or Merger Sub, makes (and the Company is not relying on) any representation or warranty, express or implied, to the Company in connection with the Merger and the other transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

4.1          Organization.  Each of Parent and Merger Sub (i) is a legal entity duly organized, validly existing and (to the extent such concept is applicable) in good standing under the Laws of its jurisdiction of organization; and (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.  Except as would not, individually or in the aggregate, have a material adverse effect on Parent, each of Parent and Merger Sub is qualified to do business and, to the extent the concept of good standing or a similar concept is recognized under Applicable Law, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification.  All of the issued and outstanding share capital of Merger Sub is owned directly by Parent.  Parent and Merger Sub are in compliance with the memorandum of association, articles of association, certificate of incorporation, bylaws or equivalent organizational or governing documents or other constituent documents in all material respects.

4.2          Authorization

(a)          Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder.  The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby (including the Merger).  This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.

(b)          At meetings duly called and held prior to the execution of this Agreement, the board of directors of each of Parent and Merger Sub has, by unanimous vote, duly and validly authorized the execution and delivery of this Agreement and declared advisable the consummation of the Merger and the other transactions contemplated hereby.  As of the date of this Agreement, none of the actions described in this Section 4.2(b) has been amended, rescinded or modified in any respect.

4.3          Non-contravention; Required Consents.

(a)          The execution, delivery or performance by Parent and Merger Sub of this Agreement, the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) and the compliance by Parent and Merger Sub with any of the provisions hereof do not and will not (i) violate or conflict with any provision of the Parent Charter Documents or (ii) assuming compliance with the matters referred to in Section 4.3(b), violate or conflict with any Applicable Law or Order, except in the case of clause (ii) above, for such violations or conflicts which, individually or in the aggregate, would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

(b)          No Consent of any Governmental Entity is required on the part of Parent or Merger Sub in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger), except (i) the filing of the Merger Proposal with the Companies Registrar and all such other notices or filings required under the ICL with respect to the consummation of the Merger and the issuance of the Certificate of Merger by the Companies Registrar; (ii) the filings and other Consents as may be required under the rules and regulations of the Nasdaq or any other applicable stock exchange; (iii) the application for and receipt of the ISA No-Action Letter; (iv) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Securities Act and Exchange Act; (v) compliance with any applicable requirements of the Competition Law and any other Antitrust Laws; (vi) the execution by Parent of an undertaking in customary form in favor of the IIA as a foreign interested party (if required); (vii) certain ordinary course corporate filing as required under applicable law in connection with the Merger; and (viii) such other Consents, the failure of which to obtain, individually or in the aggregate, would not would not have a material adverse effect on the Company.

4.4          Capitalization.

The Parent Common Shares to be issued pursuant to the Merger in accordance with Section 2.8 will be, immediately prior to (or concurrently with) the Effective Time, (i) duly authorized, validly issued, fully paid and nonassessable, (ii) registered under the Securities Act and the Exchange Act and (iii) approved for listing on the Nasdaq, subject to official notice of issuance.

4.5          Merger Sub.  Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and, prior to the Effective Time, and except for immaterial obligations or liabilities incurred in connection with its incorporation or organization or the consummation of this Agreement and the transactions contemplated hereby, including the Merger, Merger Sub has not incurred any liabilities, has not engaged in any business or activities of any type or kind whatsoever.

4.6          Ownership of Company Shares.  None of Parent, Merger Sub or any entity controlled, directly or indirectly, by Parent owns (beneficially or otherwise) any Company Shares (or any other economic interest through derivative securities or otherwise in the Company or its Subsidiary).

4.7          No Other Representations or Warranties.  Except for the representations and warranties contained in this Article IV, none of Parent, Merger Sub nor any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or its Subsidiaries or with respect to any other information provided by or on behalf of Parent or its Subsidiaries to the Company in connection with the transactions contemplated by this Agreement, including the accuracy, completeness or timeliness thereof. Each of Parent and Merger Sub acknowledges that, except for the representations and warranties contained in Article III, none of the Company nor any other Person on its behalf makes (and Parent and Merger Sub are not relying on) any representation or warranty, express or implied, to Parent or Merger Sub in connection with the Merger and the other transactions contemplated by this Agreement.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1          Company Board Recommendation. At any time and for any reason, whether  in response to any event, occurrence or development that is material to the Company and its Subsidiaries (whether known or unknown or reasonably foreseeable to the Company Board on or prior to the date of this Agreement), the Company Board may modify or qualify or withdraw the Company Board Recommendation and/or terminate this Agreement pursuant to Section 7.1(b).

5.2          Company Shareholders’ Meeting.  Subject to the earlier termination of this Agreement in accordance with Article VII hereof, as soon as practicable after the Form F-4 is declared effective under the Securities Act, the Company shall establish a record date for, duly call, give notice of, convene and hold a special meeting of the Company Shareholders (together with any adjournment or postponement thereof, the “Company Shareholders’ Meeting”) for the purpose of seeking (i) the Requisite Shareholder Approval and (ii) the approval of the Company Shareholders for all other transactions contemplated by this Agreement and related to the Merger, and shall submit such proposals to such holders at the Company Shareholders’ Meeting.

5.3          Merger Proposal; Certificate of Merger.

(a)          Subject to the ICL, the Company and Merger Sub shall (and Parent shall cause Merger Sub to), as applicable, take the following actions within the timeframes set forth in this Section 5.3(a); provided, however, that any such actions or the timeframes for taking such actions shall be subject to any amendment in the corresponding applicable provisions of the ICL (and, in case of an amendment thereto, such amendment shall automatically apply so as to amend this Section 5.3(a) accordingly):

(i)          as promptly as practicable following the date hereof, cause a merger proposal (in the Hebrew language) in a form reasonably satisfactory to Parent and the Company (the “Merger Proposal”) to be executed in accordance with Section 316 of the ICL;

(ii)         within three days after calling of the Company Shareholders’ Meeting in accordance with the terms of this Agreement, deliver and file the Merger Proposal with the Companies Registrar in accordance with Section 317(a) of the ICL;

(iii)        following the date on which the Merger Proposal is submitted to the Companies Registrar (the “Merger Proposal Submission Date”), to the extent applicable with respect to each of the Company and Merger Sub:

A.          publish a notice to their respective creditors, stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, the Company’s registered office or Merger Sub’s registered office, as applicable, and at such other locations as the Company or Merger Sub, as applicable, may determine, (x) in two daily Hebrew newspapers that are widely distributed in Israel on the Merger Proposal Submission Date, and (y) in a widely distributed newspaper in New York within three business days after the Merger Proposal Submission Date as may be required by Applicable Law;

B.          within three days after the Merger Proposal Submission Date, cause a copy of the Merger Proposal to be delivered to their respective secured creditors, if any;

C.          within three business days after the Merger Proposal Submission Date, send to the Company’s and Merger Sub’s “employees committee” (Va’ad Ovdim), if any, or display in a prominent place at the Company’s and, if applicable, Merger Sub’s, premises a copy of the notice published in a daily Hebrew newspaper that is widely distributed in Israel in accordance with clause 5.3(a)(iii)A(x); and

D.          within four (4) business days after the Merger Proposal Submission Date, send a notice by registered mail to all of the “Substantial Creditors” (as such term is defined in the regulations promulgated under the ICL) that the Company or Merger Sub, as applicable, is aware of, which shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were identified in the notice referred to in clause 5.3(a)(iii)A;

(iv)         promptly after the Company and Merger Sub, as applicable, shall have complied with the preceding clause (iii), but in any event no more than three days following the date on which the notice referred to above was sent to their respective secured creditors, if any, the Company and Merger Sub shall inform the Companies Registrar, in accordance with Section 317(b) of the ICL, that notice was given to such respective creditors, if any, under Section 318 of the ICL;

(v)          not later than three days after (A) the date on which the Requisite Shareholder Approval is received, the Company shall inform the Companies Registrar of such approval, and (B) the date on which the sole shareholder of Merger Sub approves the Merger, Merger Sub shall inform the Companies Registrar of such approval, in each case in accordance with Section 317(b) of ICL; and

(vi)          in accordance with the customary practice of the Companies Registrar, the Company and Merger Sub shall (and Parent shall cause Merger Sub to), as promptly as practicable after the determination of the date on which the Closing is expected to take place in accordance with Section 2.3, in coordination with each other, deliver to the Companies Registrar the notice of the contemplated Merger and the proposed date of the Closing and the subsequent notice of the occurrence of the Closing, including final affidavits signed by an authorized officer of Company and Merger Sub, as applicable, stating that no shareholder or creditor of the Company or Merger Sub, as applicable, nor any antitrust authority has objected to the Merger.  For the avoidance of doubt, it is the intention of the Parties that the Merger shall be declared effective and the Certificate of Merger shall be issued on the Closing Date.

(b)          Solely for purposes of Section 5.3, “business day” shall have the meaning set forth in the Merger Regulations, 2000 promulgated under the ICL.

(c)          Merger Sub shall (in accordance with Section 317(b) of the ICL and the regulations thereunder) inform the Companies Registrar of such approval in accordance with Section 5.3(a)(v).

5.4          Form F-4 and Proxy Statement

(a)          As soon as reasonably practicable following the date of this Agreement, (i) the Company shall prepare (with Parent’s reasonable cooperation) a proxy statement to be made available to the Company Shareholders relating to the Company Shareholders’ Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) and, as soon as practicable after the Form F-4 is declared effective under the Securities Act, cause it to be furnished to the SEC on Form 6-K and to be sent or otherwise made available to the Company Shareholders relating to the Company Shareholders’ Meeting in compliance with Applicable Law, including the ICL, the Exchange Act and the Securities Law; and (ii) Parent shall prepare (with the Company’s reasonable cooperation) and cause to be filed with the SEC the Form F-4, in which the Proxy Statement will be included as a prospectus.  Parent and the Company shall use their respective reasonable best efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form F-4 effective for so long as necessary to complete the Merger and ensure that it complies in all material respects with Applicable Law, including the provisions of the Exchange Act and the Securities Act. Each of the Company and Parent shall also take any other action required to be taken under the Securities Act, the Exchange Act, the ICL, the Securities Law, the Nasdaq or any other applicable non-U.S. or state securities or “blue sky” Laws in connection with the Merger and the issuance of the Merger Consideration.

5.5          Nasdaq Listing and Israeli Securities Authority Matters

(a)          The Parties shall use reasonable best efforts to (i) cause the Parent Common Shares to be issued in the Merger to be approved for listing on the Nasdaq immediately prior to or on the Closing Date and consistent with customary practices, and (ii) in connection therewith, cause the Parent Common Shares to be issued in the Merger to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Effective Time.

(b)          The Parties shall prepare and file with the ISA an application for the ISA No-Action Letter.

5.6          Reasonable Best Efforts to Complete

(a)           Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party or Parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement (including the Merger), including using reasonable best efforts to:  (i) cause the conditions to the Merger set forth in Article VI to be satisfied or fulfilled as promptly as reasonably practicable; (ii) obtain all necessary actions or non-actions, waivers, consents, approvals, Orders and authorizations from Governmental Entities, as may be required under any applicable Antitrust Laws or otherwise, including the expiration or termination of any applicable waiting periods and making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any); (iii) take such steps as may be necessary to avoid a Legal Proceeding by, any Governmental Entity or other Person in connection with the consummation of the transactions contemplated by this Agreement, including the Merger; (iv) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; and (vi) obtain the other Consents required under Section 3.4(b) (collectively, the “Approvals”) as promptly as practicable following the date of this Agreement.

(b)          Without limiting the generality of Section 5.6(a), as soon as may be reasonably practicable following the execution and delivery of this Agreement, and if required, (x) each of Parent and the Company shall file with the Israeli Competition Authority (“ICA”) a Merger Notification relating to this Agreement and the transactions contemplated hereby as required by the Economic Competition Law, 5748-1988 (the “Competition Law”), as well as the applicable pre-merger notification filings, forms and submissions with each of the non-Israeli Governmental Entities, if any, (y) the Company shall submit to the IIA the IIA Notice and Parent shall submit to the IIA the Parent IIA Undertaking, and (z) the Company shall deliver any notices and make any filings that may be required in order to obtain each of the Approvals.

(c)          Without limiting the generality of the foregoing, Parent shall, and shall cause Merger Sub, to use reasonable best efforts to take any and all actions necessary to obtain each Consent required under or in connection with any applicable Antitrust Law, and to enable all waiting periods under any applicable Antitrust Law to expire or terminate, and to avoid or eliminate any impediment under any applicable Antitrust Law that may be asserted by any Governmental Entity so as to enable the consummation of the Merger as promptly as practicable, and in any event prior to the Termination Date.

5.7          Company Options

(a)          Exchange of Company Options. At the Effective Time, each Company Option outstanding immediately prior to the Effective Time (each, an “Exchanged Option”), whether or not vested, shall by virtue of the Merger be assumed by the Parent and exchanged into an option to purchase, and will be solely exercisable (or will become exercisable in accordance with its terms) for, one Parent Common Share. Each Company Option so assumed by the Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time, including the same exercise price, vesting provisions, termination date, any repurchase rights and provisions regarding the acceleration of vesting on certain transactions.

(b)          The Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of Parent Common Shares for delivery upon exercise of all Company Options pursuant to the terms set forth in this Section 5.7.

(c)          Treatment of Company Plan. As soon as practicable following the date of this Agreement, the Company and Parent shall adopt any resolutions and take any actions that are necessary for Parent to assume the Company Plan itself (other than the Section 102 of the Ordinance related provisions), as of the Effective Time.

(d)          Necessary Actions; Form S-8.  The Company shall take all actions reasonably necessary to effect the transactions contemplated by this Section 5.7 under all Company Plans, including delivering all required notices, obtaining all necessary consents, and making any determinations and/or resolutions of the Company Board or a committee thereof.  Promptly after the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) relating to the Parent Common Shares issuable with respect to, or underlying, the Exchanged Options under this Section 5.7 that are not already subject to a registration statement on Form S-8 (or other appropriate form).

5.8          Directors’ and Officers’ Indemnification and Insurance

(a)          For a period beginning at the Effective Time and ending no earlier than seven years after the Effective Time, the Surviving Company and Parent shall indemnify and hold harmless all past and present directors and officers of the Company and its Subsidiaries (collectively, the “Covered Persons”) to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to Applicable Law, the Charter Documents of the Company or its Subsidiaries, and the indemnification agreements, and, solely in the case of the Surviving Company (and not Parent), any other indemnification agreements, if any, in existence on the Effective Time (collectively, the “Indemnification Agreements”) arising out of acts or omissions in their capacity as directors or officers of the Company or any of its Subsidiaries occurring at or prior to the Effective Time (including in connection with the adoption and approval of this Agreement and the consummation of the transactions contemplated hereby), in each case, to the extent permitted by Applicable Law. The Surviving Company and Parent shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Legal Proceeding with respect to the matters subject to indemnification pursuant to this Section 5.8 in accordance with the procedures (if any) set forth in the Charter Documents of the Company or any of its Subsidiaries, any Indemnification Agreements and any other requirements under Applicable Law, in each case, to the extent permitted by Applicable Law.  Notwithstanding anything herein to the contrary, if any Legal Proceeding (whether arising before, at or after the Effective Time) is made against such persons with respect to matters subject to indemnification hereunder on or prior to the seventh anniversary of the Effective Time, the provisions of this Section 5.8(a) shall continue in effect until the final disposition or final resolution of such Legal Proceeding. Notwithstanding anything contained in this Section 5.8(a) or otherwise, Parent and the Surviving Company (i) shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (ii) shall not have any obligation hereunder to any Covered Person if it is ultimately decided in a final, non-appealable judgment by a court of competent jurisdiction that such indemnification is prohibited by Applicable Law, in which case the Covered Person shall promptly refund to Parent or the Surviving Company the amount of all such expenses theretofore advanced pursuant hereto.

(b)          For a period of seven (7) years from the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain in effect in its Charter Documents provisions relating to exculpation, indemnification and advancement of expenses in favor of Covered Persons that are no less favorable than the provisions of the Charter Documents of the Company and any Subsidiary in effect immediately prior to the Effective Time with respect to acts or omissions occurring prior to the Effective Time, in each case, to the extent permitted by Applicable Law.

(c)          Prior to the Effective Time, the Company may, or, if the Company is unable to, Parent shall cause the Surviving Company as of or after the Effective Time to, purchase a seven (7)-year prepaid “tail” policy or enter into similar arrangement, that provides coverage with respect to matters arising on or before the Effective Time (including in connection with this Agreement and the transactions or actions contemplated by this Agreement) (the “D&O Insurance”), with terms, conditions, retentions and limits of liability that are no less favorable in the aggregate than the coverage provided under the Company’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance. If prepaid policies have been obtained prior to the Effective Time providing the level of insurance coverage as described in the preceding sentence, the Surviving Company shall, and Parent shall cause the Surviving Company to maintain such policy in full force and effect, and cause all obligations thereunder to be honored, in each case, to the extent required by this Agreement.

(d)          The obligations under this Section 5.8 shall not be terminated or modified in any manner that is adverse to the Covered Persons (and their respective successors and assigns), it being expressly agreed that the Covered Persons (including successors and assigns) shall be third party beneficiaries of, and may enforce, this Section 5.8.

5.9          Tax Ruling. As soon as practicable following the date of this Agreement, the Company shall prepare and file with the ITA an application for a ruling (or an interim ruling) for permitting Company Shareholders who are  part of the “Interested Public” under such ruling (i.e., a Company Shareholder who purchased all of his/her/its Company Shares in the ordinary course trading on NASDAQ and satisfies all the conditions stated in such ruling) (the “Interested Public”) to defer any applicable Israeli tax with respect to the Merger Consideration that such Interested Public will receive pursuant to this Agreement (i.e., the exchange of the Company Shares for Parent Common Shares) until the sale, transfer or other conveyance for cash of such Common Shares comprising the Merger Consideration by such Interested Public or such other date set forth in Section 104H of the Israeli Tax Ordinance, and exempting Parent, the Exchange Fund Agent, the Surviving Company and their respective agents from any obligation to withhold Israeli Tax from the Merger Consideration, or clarifying that no such obligation exists(the “104H Tax Ruling”).

5.10          Stock Exchange Delisting(a). Prior to the Closing Date, the Company shall use reasonable best efforts to facilitate, in accordance with Applicable Laws and rules and policies of the Nasdaq, the delisting by the Surviving Company of the Company Shares from the Nasdaq, and the deregistration of the Company Shares under the Exchange Act, in each case, as of the Effective Time or as promptly as practicable thereafter.

ARTICLE VI
CONDITIONS TO THE MERGER

6.1          Conditions to the Obligations of Each Party to Effect the Merger.  The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible under Applicable Law) by mutual written agreement of Parent and the Company prior to the Closing of each of the following conditions:

(a)          Requisite Shareholder Approval.  The Requisite Shareholder Approval shall have been obtained.

(b)          Antitrust and Other Governmental Approvals.  All (i) applicable waiting periods (and extensions thereof) under any applicable Antitrust Law relating to the consummation of the Merger (if any), shall have expired or been terminated, and (ii) any affirmative exemption or approval of a Governmental Entity required to be obtained under any Antitrust Law (if any) shall have been obtained (collectively, the “Regulatory Approvals”).

(c)          No Legal Prohibition.  No Governmental Entity of competent jurisdiction shall have (i) enacted, promulgated or issued after the date of this Agreement any Applicable Law that is then in effect and has the effect of enjoining, making unlawful or otherwise prohibiting the consummation of the Merger; or (ii) issued or granted after the date of this Agreement any Order (whether temporary, preliminary or permanent) that is then in effect which has the effect of enjoining, making unlawful or otherwise prohibiting the consummation of the Merger.

(d)          Listing.  The Parent Common Shares issuable as Merger Consideration pursuant to this Agreement shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(e)          Israeli Statutory Waiting Periods.  At least fifty (50) days shall have elapsed after the filing of the Merger Proposal with the Companies Registrar and thirty (30) days shall have elapsed after the approval of the Merger by the Company Shareholders at the Company Shareholders’ Meeting.

(f)          IIA Submission. If required, the submission by the Parent to the IIA of the Parent IIA Undertaking.

(g)          Form F-4.  The Form F-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC that have not been withdrawn.

(h)          Israeli Offering Exemption.  The Parties shall have obtained the ISA No-Action Letter.

6.2          Additional Conditions to the Obligations of Parent and Merger Sub to Effect the Merger.  The obligations of Parent and Merger Sub to consummate the Merger shall be further subject to the satisfaction or waiver (where permissible under Applicable Law) prior to the Closing of each of the following conditions, any of which may be waived (in writing) exclusively by Parent and Merger Sub:

(a)          Representations and Warranties.  The representations and warranties of the Company contained shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), except for such failures to be true and correct that would not reasonably be expected to have a material adverse effect on the Company.

(b)          Covenants and Agreements.  The Company shall have complied with and performed in all material respects all obligations under this Agreement required to be complied with and performed by it at or prior to the Closing.

6.3          Additional Conditions to the Obligations of the Company to Effect the Merger.  The obligations of the Company to consummate the Merger shall be further subject to the satisfaction or waiver (where permissible under Applicable Law) prior to the Closing of each of the following conditions, any of which may be waived (in writing) exclusively by the Company:

(a)          Representations and Warranties. The representations and warranties of Parent and Merger Sub shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), except for such failures to be true and correct that would not reasonably be expected to have a material adverse effect on Parent and Merger Sub.

(b)          Covenants and Agreements.  Each of Parent and Merger Sub shall have complied with and performed in all material respects all obligations under this Agreement required to be complied with and performed by each of them at or prior to the Closing.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

7.1          Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Requisite Shareholder Approval (except as provided below), only as follows:

(a)          by mutual written agreement of Parent and the Company by action of their respective boards of directors;

(b)          by Company, at any time, if the Company Board modifies, qualifies or withdraws the Company Board Recommendation.

7.2          Notice of Termination; Effect of Termination.  In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, written notice thereof shall be given to the other Party or Parties, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall become null and void and of no further force or effect without liability of any Party (or any stockholder, director, officer, employee, agent or other representative of such Party) to the other Party, as applicable; provided that (a) the terms of this Section 7.2, and Section 7.3 and Article VIII, shall each survive the termination of this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the Governmental Entity to which they were made.

7.3          Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the Merger), shall be paid by the Company, whether or not the Merger is consummated.

7.4          Amendment.  This Agreement may be amended by mutual agreement of the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company, except that if this Agreement has been approved by the Company Shareholders in accordance with Israeli law, no amendment shall be made to this Agreement that requires the approval of the Company Shareholders without such approval.

7.5          Extension; Waiver.  At any time and from time to time prior to the Effective Time, any Party or Parties may, to the extent legally permitted and except as otherwise set forth in this Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other Party or Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party or Parties contained herein or in any document delivered pursuant hereto; or (c) waive compliance with any of the agreements or conditions for the benefit of such Party or Parties contained herein.  Any agreement on the part of a Party or Parties to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party or Parties, as applicable.  Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE VIII
GENERAL PROVISIONS

8.1          Survival of Representations, Warranties and Covenants.  The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall so survive the Effective Time.

8.2          Notices.  All notices and other communications pursuant to this Agreement shall be delivered to the respective addresses of the Parties set forth on the signature page.

8.3          Assignment.   No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

8.4          Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

8.5          Third Party Beneficiaries.  Except as set forth in or contemplated by Section 5.8, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

8.6          Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties.  The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.7          Governing Law.  This Agreement and any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, the negotiation, execution, existence, validity, enforceability or performance of this Agreement, or for the breach or alleged breach hereof (whether in contract, in tort or otherwise) shall be governed by and construed and enforced solely in accordance with the Laws of the State of Israel, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Israel or any other jurisdiction) that would cause application of the law of any jurisdiction other than the State of Israel.

8.8          Jurisdiction.  Each of the Parties (i) irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of competent jurisdiction located in Tel Aviv-Jaffa, Israel, in any action or Legal Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and (ii) irrevocably and unconditionally waives, to the fullest extent permitted by Law, and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

8.9          Counterparts.  This Agreement and any amendments hereto may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.  Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature page follows]

IN WITNESS WHEREOF, the Parties are executing this Agreement as of the date first written above.

Senstar Technologies Corporation

By:	/S/ GILLON BECK /S/FABIEN HAUBERT
Gillon Beck, Chairman
Fabien Haubert, Chief Executive Officer

Notice Details:	119 John Cavanaugh Drive
Ottawa, ON
Canada K0A 1L0
Attn: CEO

Can Co Sub Ltd.

By:	/S/ GILLON BECK
Gillon Beck, Director

Notice Details:	10th F. Gibor Sport Tower
7 Menachem Begin Road
Ramat Gan 5268102, Israel
Attn: CEO

Senstar Technologies Ltd.

By:	/S/ GILLON BECK /S/FABIEN HAUBERT
Gillon Beck, Chairman
Fabien Haubert, Chief Executive Officer

Notice Details:	10th F. Gibor Sport Tower
7 Menachem Begin Road
Ramat Gan 5268102, Israel
Attn: CEO

[Signature page to Agreement and Plan of Merger]

Annex B

SENSTAR TECHNOLOGIES LTD.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE
SPECIAL AND ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 27, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Gillon Beck and Tomer Hay and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote, on behalf of the undersigned, all of the ordinary shares, par value NIS 1.00 per share, of Senstar Technologies Ltd. (the “Company”), which the undersigned would be entitled to vote as fully as the undersigned could if personally present at the Special and Annual General Meeting of Shareholders of the Company to be held on December 27, 2023 at 3:00 p.m. (Israel time) at the offices of the Company, 10th Floor, Gibor Sport Tower, 7 Menachem Begin Road, Ramat Gan 5268102, Israel, and at any and all adjournments or postponements thereof (the “Meeting”), hereby revoking any prior proxies to vote the said shares, upon the following matters, which are more fully described in the Notice of Special and Annual General Meeting of Shareholders (the “Notice”) and Proxy Statement (the “Proxy Statement”) relating to the Meeting. Each term used herein and not defined shall have the meaning ascribed to such term in the Notice and/or the Proxy Statement (receipt of which is hereby acknowledged).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.

(Continued and to be signed on the reverse side)

SPECIAL AND ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

SENSTAR TECHNOLOGIES LTD.

December 27, 2023

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REDOMICILIATION PROPOSAL (PROPOSAL 1) AND “FOR” THE APPROVAL OF PROPOSALS 2 THROUGH 4.

PLEASE BE CERTAIN TO COMPLETE ITEM 3A BELOW AS WELL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1.
To approve (i) the Agreement and Plan of Merger dated as of September 26, 2023 (as it may be amended from time to time, the “Merger Agreement”) by and among Senstar Technologies Ltd. (“Senstar-Israel”), a newly established Ontario corporation known as Senstar Technologies Corporation (“Senstar-Ontario”), and Can Co Sub Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Senstar-Ontario (“Merger Sub”); (ii) the merger of Merger Sub with and into Senstar-Israel in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999 (the “ICL”), following which Merger Sub will cease to exist as a separate legal entity and Senstar-Israel will become a wholly-owned subsidiary of Senstar-Ontario (the “Merger”); (iii) the right to receive one (1) validly issued, fully paid and nonassessable common share of Senstar-Ontario, subject to applicable withholding taxes, for each ordinary share, par value NIS 1.00 per share, of Senstar-Israel held by Senstar-Israel’s shareholders as of immediately prior to the effective time of the Merger; and (iv) all other transactions contemplated by the Merger Agreement and related to the Merger, as detailed in Senstar-Israel’s proxy statement/prospectus for the General Meeting (collectively, the “Redomiciliation Proposal”).
	☐	☐	☐
	FOR	AGAINST	ABSTAIN
2.1.
To reelect Gillon Beck to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.
	☐	☐	☐
	FOR	AGAINST	ABSTAIN
2.2.
 To reelect Amit Ben-Zvi to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.
	☐	☐	☐
	FOR	AGAINST	ABSTAIN
2.3.
To reelect Jacob Berman to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.
	☐	☐	☐
	FOR	AGAINST	ABSTAIN
2.4.
To reelect Avraham Bigger to serve as a director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the 2024 annual general meeting of shareholders, or (iii) his prior termination or resignation.
	☐	☐	☐
	FOR	AGAINST	ABSTAIN
3.
To reelect Moshe Tsabari to serve as an External Director on the Board of Directors of Senstar-Israel until the earlier of (i) the closing of the Merger, (ii) the three year anniversary of the General Meeting, or (iii) his prior termination or resignation.
	☐	☐	☐
	YES	NO
3A.
 By marking the “YES” box, you confirm that you are not a “controlling shareholder” and do not have a “personal interest” (each as defined in the ICL) in the approval of Proposal 3. If you cannot make such confirmation, please check the “NO” box.
	☐	☐
	FOR	AGAINST	ABSTAIN
4.
To approve the appointment and compensation of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, as Senstar-Israel’s independent public accountants for the year ending December 31, 2023, and for such additional period until the next annual general meeting of shareholders.
	☐	☐	☐

IMPORTANT INSTRUCTION: If you are unable to make the aforesaid confirmations for any reason or have questions about whether you have a personal interest, please contact the Company’s Chief Financial Officer at telephone number: +972-74-794-5200, or email tomer.hay@senstar.com or, if you hold your shares in “street name”, you may also contact the representative managing your account, who could then contact the Company’s General Counsel and Corporate Secretary on your behalf.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Shareholder ___________ Date ________          Signature of Shareholder ____________ Date _____

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If the signer is a partnership, please sign in partnership name by authorized person.

Annex C

Ministry of Public and Business Service Delivery Ministère des Services au public et aux entreprises

Certificate of Incorporation	Certificat de constitution

Business Corporations Act	Loi sur les sociétés par actions

SENSTAR TECHNOLOGIES CORPORATION

Corporation Name / Dénomination sociale

1000650589

Ontario Corporation Number / Numéro de société de I'Ontario

This is to certify that these articles are effective on	La présente vise à attester que ces statuts entreront en vigueur le

September 12, 2023 /12 septembre 2023

Director / Directeur

Business Corporations Act / Loi sur les sociétés par actions

The Certificate of Incorporation is not complete without the Articles of Incorporation. Certified a true copy of the record of the Ministry of Public and Business Service Delivery. Director/Registrar	Le certificat de constitution n'est pas complet s'il ne contient pas les statuts constitutifs.

Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

Directeur ou registrateur

BCA-Articles of Incorporation - SENSTAR TECHNOLOGIES CORPORATION - OCN:1000650589 - September 12, 2023

Ministry of Public and Business Service Delivery

Articles of Incorporation

Business Corporations Act

1.  Corporation Name

SENSTAR TECHNOLOGIES CORPORATION

2. Registered Office Address

119 John Cavanaugh Drive, Ottawa, Ontario, Canada, K0A 1L0

3. Number of Directors Minimum/Maximum	Min 3/Max 11

4. The first director(s) is/are: Full Name Resident Canadian Address for Service	GILLON BECK No 119 John Cavanaugh Drive, Ottawa, Ontario, Canada, K0A 1L0

Full Name Resident Canadian Address for Service	FABIEN HAUBERT Yes 119 John Cavanaugh Drive, Ottawa, Ontario, Canada, K0A 1L0

Full Name Resident Canadian Address for Service	BRIAN RICH Yes 119 John Cavanaugh Drive, Ottawa, Ontario, Canada, K0A 1L0

The endorsed Articles of Incorporation are not complete without the Certificate of Incorporation.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery	Page 2 of 4

BCA-Articles of Incorporation - SENSTAR TECHNOLOGIES CORPORATION - OCN:1000650589 - September 12, 2023

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter “None”:

None

6.  The classes and any maximum number of shares that the corporation is authorized to issue:

An unlimited number of common shares.

7.  Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors' authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter  “Not Applicable”:

Not applicable

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter “None”:

None

9. Other provisions, if any. Enter other provisions, or if no other provisions enter “None”:

None

10. The name(s) and address(es) of incorporator(s) are: Full Name Address for Service	BRIAN RICH 119 John Cavanaugh Drive, Ottawa, Ontario, Canada, K0A 1L0

Full Name Address for Service	FABIEN HAUBERT 119 John Cavanaugh Drive, Ottawa, Ontario, Canada, K0A 1L0

Full Name Address for Service	GILLON BECK 119 John Cavanaugh Drive, Ottawa, Ontario, Canada, K0A 1L0

The articles have been properly executed by the required person(s).

The endorsed Articles of Incorporation are not complete without the Certificate of Incorporation.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery	Page 3 of 4

BCA-Articles of Incorporation - SENSTAR TECHNOLOGIES CORPORATION - OCN:1000650589 - September 12, 2023

Supporting Information - Nuans Report Information
Nuans Report Reference #	121970267
Nuans Report Date	August 01, 2023

The endorsed Articles of Incorporation are not complete without the Certificate of Incorporation.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery	Page 4 of 4

Annex D

GENERAL BY-LAWS OF

SENSTAR TECHNOLOGIES CORPORATION

(the “Corporation”)

1 - DEFINITIONS	D-1
1.1	Definitions	D-1
1.2	Interpretation	D-2
1.3	Execution in Counterpart, by Facsimile and by Electronic Signature	D-2

2 - GENERAL BUSINESS	D-2
2.1	Registered Office	D-2
2.2	Seal	D-2
2.3	Fiscal Year	D-2
2.4	Execution of Instruments	D-2
2.5	Banking Arrangements	D-3
2.6	Voting Rights in Other Bodies Corporate	D-3

3 - DIRECTORS	D-3
3.1	Duties of Directors	D-3
3.2	Qualifications of Directors	D-3
3.3	Number of Directors	D-3
3.4	Quorum	D-4
3.5	Election and Term	D-4
3.6	Advance Notice for Nomination of Directors	D-4
3.7	Removal of Directors	D-9
3.8	Cessation of Office	D-9
3.9	Resignation	D-9
3.10	Vacancies	D-9
3.11	Borrowings	D-10
3.12	Action by the Board	D-10
3.13	Delegation	D-10
3.14	Resolution in Writing	D-10
3.15	Meetings by Telephone, Electronic or other Communication Facility	D-10
3.16	Place of Meetings	D-11
3.17	Calling of Meetings	D-11
3.18	Notice of Meetings	D-11
3.19	First Meeting of New Board	D-11
3.20	Adjourned Meeting	D-11
3.21	Votes to Govern	D-11
3.22	Chairperson and Secretary	D-11
3.23	Remuneration and Expenses	D-12
3.24	Conflict of Interest	D-12
3.25	Dissent	D-12

- i -

4 - COMMITTEES	D-13
4.1	Committees of the Board	D-13
4.2	Procedure	D-13
4.3	Audit Committee	D-13

5 - OFFICERS	D-13
5.1	Appointment of Officers	D-13
5.2	Agents and Attorneys	D-13
5.3	Disclosure of Interest	D-13
5.4	Mandate	D-14
5.5	Employment Conditions and Remuneration	D-14

6 - PROTECTION OF DIRECTORS AND OFFICERS	D-14
6.1	Indemnity of Directors and Officers	D-14
6.2	Insurance	D-15

7 - MEETINGS OF SHAREHOLDERS	D-15
7.1	Annual Meetings	D-15
7.2	Special Meetings	D-15
7.3	Place of Meetings	D-15
7.4	Participation in Meetings by Electronic, Telephonic or Other Means	D-15
7.5	Notice of Meetings	D-16
7.6	Waiver of Notice	D-16
7.7	Record Date for Notice	D-16
7.8	Chair and Secretary	D-16
7.9	Persons Entitled to be Present	D-17
7.10	Quorum	D-17
7.11	Persons Entitled to Vote	D-17
7.12	Proxies and Representatives	D-17
7.13	Time for Deposit of Proxies	D-18
7.14	Joint Shareholders	D-18
7.15	Votes to Govern	D-18
7.16	Casting Vote	D-18
7.17	Show of Hands	D-18
7.18	Ballots	D-19
7.19	Advance Notice for Proposals	D-19
7.20	Adjournment and Termination	D-20

8 - SECURITIES AND CERTIFICATES	D-20
8.1	Issuance of Securities	D-20
8.2	Payment of Shares	D-20
8.3	Securities Register	D-20
8.4	Register of Transfer	D-21
8.5	Registration of Transfer	D-21
8.6	Registered Ownership	D-21
8.7	Security Certificates	D-22
8.8	Certificated Securities	D-22
8.9	Electronic, Book-Based or Other Non-Certificated Registered Positions	D-22
8.10	Replacement of Securities Certificates	D-22
8.11	Joint Shareholders	D-23
8.12	Deceased Securityholders	D-23

- ii -

9 - DIVIDENDS AND RIGHTS	D-23
9.1	Dividends	D-23
9.2	Dividend Cheques	D-23
9.3	Non-receipt or Loss of Cheques	D-24
9.4	Record Date for Dividends and Rights	D-24
9.5	Unclaimed Dividends	D-24

10 - NOTICES	D-24
10.1	Notice to Shareholders	D-24
10.2	Notice to Joint Shareholders	D-25
10.3	Computation of Time	D-25
10.4	Undelivered Notices	D-25
10.5	Omissions and Errors	D-25
10.6	Persons Entitled by Death or Operation of Law	D-25
10.7	Waiver of Notice	D-25
10.8	Applicable Forum	D-26

- iii -

1 - DEFINITIONS

1.1	Definitions

In this By-law, and all other By-laws of the Corporation, unless the context indicates otherwise:

a)	“Act” means the Business Corporations Act (Ontario), or any statute which may be substituted therefor, including the regulations made thereunder as amended from time to time;

b)
“Applicable Canadian Securities Laws” means the applicable securities legislation of each relevant province of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province of Canada;

c)	“Applicable Securities Laws” means the Applicable U.S. Securities Laws and, if and to the extent applicable to the Corporation at the relevant time, the Applicable Canadian Securities Laws;

d)	“Applicable U.S. Securities Laws” means all applicable U.S. federal securities laws;

e)	“Articles” shall mean the articles of the Corporation and includes any amendments thereto;

f)	“Board” means the board of directors of the Corporation;

g)	“By-laws” means this by-law and all other by-laws of the Corporation in force and effect from time to time, and any amendments which may be made to such By-laws from time to time;

h)	“Director” means a director of the Corporation as defined in the Act;

i)	“non-business day” means Saturday, Sunday and any other day on which banks are not open for business in Ottawa, Ontario;

j)	“Offering Corporation” means an offering corporation as defined in the Act;

k)	“Officer” means an officer of the Corporation as defined in the Act;

l)
“Person” includes an individual, a sole proprietorship, a partnership, an association, a labour organization, an organization, a trust, a body corporate and all individuals acting as a trustee, executor, curator or as any other legal representative;

m)
“Public Announcement” shall mean disclosure in a press release reported by a national news service in Canada and the United States, or in a document publicly filed or furnished by the Corporation under its profile on the Electronic Data Gathering, Analysis, and Retrieval system at https://www.sec.gov/edgar/search-and-access, if required by Applicable U.S. Securities Laws, and filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval Plus at https://www.sedarplus.ca, if required by Applicable Canadian Securities Laws; and

n)	“Shareholders Meeting” means an annual meeting of shareholders or a special meeting of shareholders.

1.2	Interpretation

a)	words importing the singular number also include the plural and vice-versa; words importing the masculine gender include the feminine and vice-versa;

b)	all words used in this By-law and defined in the Act shall have the meanings given to such words in the Act or in the related parts thereof;

c)
this By-law is adopted pursuant to the Act, and is subject to, and must be read in conjunction with the Act. In the event of an inconsistency between a provision of this By-law and a provision of the Act, the latter shall prevail.

1.3	Execution in Counterpart, by Facsimile and by Electronic Signature

Subject to the Act, any notice, resolution, requisition, statement or other document required or permitted to be executed for the purposes of the Act, may be signed by way of electronic signature, by way of a facsimile signature or by way of signing several documents of like form by one or more Persons, and those documents, when duly signed by all Persons required or permitted to sign, as appropriate, shall constitute a single document for the purposes of the Act.

2 - GENERAL BUSINESS

2.1	Registered Office

The registered office of the Corporation shall be in the municipality or geographical township within Ontario specified in the Articles or in a special resolution and at such location therein as the Board may from time to time determine.

2.2	Seal

The Corporation may have a seal, which shall be adopted and may be changed by the Board. The absence of a seal on a document of the Corporation does not render the document invalid.

2.3	Fiscal Year

Until changed by resolution of the Board, the financial year of the Corporation shall end on the 31st day of December in each year.

2.4	Execution of Instruments

The Board may from time to time direct, by resolution, the manner in which, and the individual or individuals by whom, any particular instrument or class of instruments may or shall be signed. Until otherwise resolved by the Board, deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Corporation by any Director or Officer of the Corporation.

Notwithstanding the foregoing, the Corporate Secretary or any other Officer or any Director may sign certificates and similar instruments (other than share certificates) on the Corporation’s behalf with respect to any factual matters relating to the Corporation’s business and affairs, including certificates verifying copies of the Articles, By-laws, resolutions and minutes of meetings of the Corporation.

2.5	Banking Arrangements

The banking business of the Corporation, or any part or division of the Corporation, shall be transacted with such bank, trust company or other firm or body corporate as the Board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more Officers or other individuals as the Board may designate, direct or authorize from time to time and to the extent thereby provided.

2.6	Voting Rights in Other Bodies Corporate

The Board may from time to time direct the manner in which and the individuals by whom any particular voting rights or class of voting rights attaching to any securities held by the Corporation may or shall be exercised. Subject to the foregoing, no Officer or Director may execute and deliver proxies nor take any other steps to exercise on behalf of the Corporation any such voting rights.

3 - DIRECTORS

3.1	Duties of Directors

The Board shall manage, or supervise the management of the business and affairs of the Corporation.

3.2	Qualifications of Directors

No Person shall be a Director if he or she: (a) is less than 18 years of age; (b) has been found under the Substitute Decisions Act, 1992, S.O. 1992, c. 30, as from time to time amended or under the Mental Health Act R.S.O. 1990, c. M. 7, as from time to time amended, to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere; (c) is not an individual; or (d) has the status of bankrupt. A Director is not required to hold shares of the Corporation. If the Corporation is an Offering Corporation then at least one-third of the Directors shall not be Officers or employees of the Corporation or any of its affiliates.

3.3	Number of Directors

The Board shall consist of such number of Directors as shall be set out in the Articles or as may from time to time be determined in accordance with the Act.  If the Board is empowered by special resolution to determine the number of Directors within a range set out in the Articles:

a)
the Board may appoint additional Directors provided that after such appointment the total number of Directors would not be greater than one and one-third times the number of Directors required to have been elected at the last annual meeting nor greater than the maximum number set out above; and

b)	the number of Directors to be elected at the annual meeting shall be the number of Directors last determined by the Board.

3.4	Quorum

A majority of the Directors in office constitutes a quorum at any meeting of the Board. If the Corporation has fewer than three Directors, all Directors must be present at any meeting to constitute a quorum at any meeting of the Board. A quorum of Directors may exercise all the powers of the Board despite any vacancy on the Board. No business shall be transacted at a meeting of the Board unless the requisite quorum is present when the meeting proceeds to business.

3.5	Election and Term

Directors shall be elected by the shareholders at the first Shareholders Meeting and at each subsequent annual meeting at which an election of Directors is required, by an ordinary resolution adopted by a majority of the votes cast by shareholders able to vote on such resolution, and shall hold office until the next annual Shareholders Meeting or, if elected for an expressly stated term, for a term expiring not later than the close of the third annual Shareholders Meeting following the election. The election need not be by ballot unless a ballot is demanded by any shareholder or required by the chairperson in accordance with section 7.17. If an election of Directors is not held at an annual Shareholders Meeting at which such election is required, the incumbent Directors shall continue in office until their resignation, replacement or removal.

3.6	Advance Notice for Nomination of Directors

a)
Subject only to the Act and the Articles, only individuals who are nominated in accordance with the procedures set out in this section 3.6 and who, at the discretion of the Board, satisfy the qualifications of a Director as set out in the Articles and By-laws of the Corporation shall be eligible for election as Directors of the Corporation. Nominations of individuals for election to the Board may be made at any annual Shareholders Meeting or at any special Shareholders Meeting if one of the purposes for which the special Shareholders Meeting was called was the election of directors. Such nominations may be made in the following manner:

i)	by or at the direction of the Board, including pursuant to a notice of meeting;

ii)
by or at the direction or request of one or more shareholders of the Corporation pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of meeting of the shareholders of the Corporation made in accordance with the provisions of the Act; or

iii)
by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving of the notice provided below in this section 3.6 and on the record date for notice of such meeting, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this section 3.6.

b)
In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation.

c)	To be timely, a Nominating Shareholder’s notice to the Corporate Secretary of the Corporation must be made:

i)
in the case of an annual Shareholders Meeting, not less than 30 days prior to the date of the annual Shareholders Meeting; provided, however, that in the event that the annual Shareholders Meeting is to be held on a date that is less than 50 days after the date on which the first Public Announcement (the “Notice Date”) of the date of the annual Shareholders Meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and

ii)
in the case of a special Shareholders Meeting (which is not also an annual Shareholders Meeting) called for the purpose of electing Directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first Public Announcement of the date of the special Shareholders Meeting was made, provided that, in either instance, if the notice-and-access provisions of Applicable U.S. Securities Laws or Applicable Canadian Securities Laws are used for delivery of proxy related materials in respect of a meeting described in Section 3.6(c)(i) or 3.6(c)(ii), and the Notice Date in respect of the meeting is not less than 50 days before the date of the applicable meeting, the notice must be received not later than the close of business on the 40th day before the date of the applicable meeting.

d)	To be in proper written form, a Nominating Shareholder’s notice to the Corporate Secretary of the Corporation must set forth:

i)	the identity of the Nominating Shareholder and the number of voting securities held by the Nominating Shareholder;

ii)
if the Nominating Shareholder is not the beneficial owner of all of those voting securities, the identity of the beneficial owner and the number of voting securities beneficially owned by that beneficial owner;

iii)
a declaration signed by the Nominating Shareholder declaring that all of the information that is required to be provided to the Company under applicable law (including Applicable Securities Laws) in connection with such matter has been provided to the Company;

iv)	with respect to the Nominating Shareholder and, if applicable, any beneficial owner referred to in Section 3.6(d)(ii), the following:

(1)
the class or series and number of any securities in the capital of the Corporation which are controlled, or over which control or direction is exercised, directly or indirectly, by the Nominating Shareholder or beneficial owner, and each person acting jointly or in concert with any of them (and for each such person any options or other rights to acquire shares in the capital of the Corporation, any derivatives or other securities, instruments or arrangements for which the price or value or delivery, payment or settlement obligations are derived from, referenced to, or based on any such shares, and any hedging transactions, short positions and borrowing or lending arrangements relating to such shares) as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(2)
any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the Nominating Shareholder or beneficial owner has a right to vote any shares in the capital of the Corporation on the election of directors;

(3)
a representation that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination;

(4)
in the case of a special Shareholders Meeting called for the purpose of electing Directors, a statement as to whether the Nominating Shareholder or beneficial owner intends to send an information circular and form of proxy to any shareholders of the Corporation in connection with the individual’s nomination; and

(5)
any other information relating to the Nominating Shareholder or beneficial owner that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of Directors pursuant to the Act and Applicable Securities Laws; and

v)	as to each individual whom the Nominating Shareholder proposes to nominate for election as a Director:

(1)	the name, age, citizenship, business address and residential address of the individual;

(2)	the principal occupation or employment of the individual, both presently and for the past five years;

(3)
the class or series and number of securities in the capital of the Corporation which are beneficially owned, or over which control or direction is exercised, directly or indirectly, by such individual as of the record date for the Shareholders Meeting (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(4)
a declaration signed by the individual that he or she consents to be named in the Corporation’s notices and proxy materials and that he or she, if elected, consents to serve on the Board and to be named in the Corporation’s disclosures and filings;

(5)	a duly completed personal information form in respect of the individual in the form prescribed by the principal stock exchange on which the securities of the Corporation are then listed for trading;

(6)
a declaration signed by the individual declaring that all of the information that is required to be provided to the Corporation under applicable law (including Applicable Securities Laws) in connection with such an appointment has been provided (including, information in respect of the individual as would be provided in response to the applicable disclosure requirements under Form 20-F (or Form 10-K, if applicable) or any other applicable form prescribed by the U.S. Securities and Exchange Commission;

(7)
any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the individual or any of his or her affiliates and the Nominating Shareholder, any person acting jointly or in concert with the Nominating Shareholder or any of their respective affiliates; and

(8)
any other information relating to the individual that would be required to be disclosed in a dissident’s proxy circular or other filings to be made in connection with solicitations of proxies for election of Directors pursuant to the Act and Applicable Securities Laws.

e)	A Nominating Shareholders’ notice to the Corporate Secretary of the Corporation must also state:

i)
whether, in the opinion of the Nominating Shareholder and the proposed nominee, the proposed nominee would qualify to be an independent Director of the Corporation under sections 1.4 and 1.5 of National Instrument 52-110 Audit Committees of the Canadian Securities Administrators (“NI 52-110”), if applicable, and Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Securities and Exchange Act of 1934, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation as a result of a listing of its securities on any additional stock exchanges; and

ii)
whether, with respect to the Corporation, the proposed nominee has one or more of the relationships described in sections 1.4(3), 1.4(8) or 1.5 of NI 52-110, if applicable, Sections 5605(a)(2) and 5605(c)(2) of the Nasdaq Listing Rules and the commentary relating thereto and Rule 10A-3(b) under the Securities and Exchange Act of 1934, as well as any other applicable independence criterion of a stock exchange or regulatory authority that may be applicable to the Corporation as a result of a listing of its securities on any additional stock exchanges.

f)
In addition to the provisions of this section 3.6, a Nominating Shareholder and any individual nominated by the Nominating Shareholder must satisfy and comply with all of the applicable requirements of the Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.

g)
Except as otherwise provided by the special rights or restrictions attached to the shares of any class or series of the Corporation, no individual shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of the by-laws of the Corporation; provided, however, that nothing in this section 3.6 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of Directors) at a Shareholders Meeting of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded. A duly appointed proxyholder of a Nominating Shareholder shall be entitled to nominate at a Shareholders Meeting the Directors nominated by the Nominating Shareholder, provided that all of the requirements of this section 3.6 have been satisfied.

h)
In addition to the provisions of this section 3.6, a Nominating Shareholder and any individual nominated by the Nominating Shareholder shall also comply with all of the applicable requirements of the Act, Applicable Securities Laws and applicable stock exchange rules regarding the matters set forth herein.

i)
Notwithstanding any other provision of this section 3.6, notice given to the Corporate Secretary of the Corporation may only be given by personal delivery to 119 John Cavanaugh Drive, Ottawa, Ontario, K0A 1L0, and shall be deemed to have been given and made only at the time it is served by personal delivery to the Corporate Secretary of the Corporation at the address of the principal executive offices of the Corporation, or sent by email to such email address (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Ottawa time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this section 3.6. For greater certainty, nothing in this section 3.6 shall limit the right of the Directors to fill a vacancy among the Directors in accordance with section 3.10.

3.7	Removal of Directors

Subject to the Act, the shareholders may, by ordinary resolution passed by a majority of votes cast at a Shareholders Meeting, remove any Director or Directors and may at that meeting elect a qualified individual for the unexpired term of his or her predecessor.

A Director whose removal is to be proposed at a Shareholders Meeting must be informed of the time and place of the meeting within the same delays as those prescribed for the calling of such meeting. Such Director may attend the meeting and be heard or, if not in attendance, may explain, in a written statement read by the individual presiding over the meeting or made available to the shareholders before or at the meeting, why he or she opposes the resolution proposing his or her removal. In addition, any vacancy created by the removal of a Director may be filled by a resolution of the shareholders at the Shareholders Meeting at which the Director is removed or, if it is not, at a subsequent meeting of the Board.

3.8	Cessation of Office

A Director ceases to hold office when he dies, resigns, is removed or becomes disqualified from holding office.

3.9	Resignation

A Director may resign from office by delivering or sending a written notice to the Corporation and such resignation becomes effective at the time the Director’s written resignation is received by the Corporation or at the time specified in the notice, whichever is later. A Director will immediately cease to hold office when such Director no longer meets the requirements to hold office as specified by the Act.

3.10	Vacancies

Subject to the Act and to the Articles, a quorum of Directors may fill a vacancy on the Board, except a vacancy resulting from:

a)	an increase in the number of Directors otherwise than pursuant to a special resolution empowering the Board to fix the number of Directors within a range set out in the Articles;

b)	an increase in the maximum number of Directors set out in the Articles; or

c)	a failure to elect the number of Directors required to be elected at any Shareholder Meeting.

If there is no quorum of Directors, or if there has been a failure to elect the number or minimum number of Directors required by the Articles, the Directors then in office shall forthwith call a special Shareholders Meeting to fill the vacancies on the Board. If the Directors refuse or fail to call a meeting or if there are no Directors then in office, the meeting may be called by any shareholder.

A Director appointed or elected to fill a vacancy holds office for the unexpired term of his or her predecessor.

3.11	Borrowings

The Board may, on behalf of the Corporation:

a)	borrow money upon the credit of the Corporation;

b)	issue, reissue, sell or pledge debt obligations of the Corporation;

c)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any Person; and

d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

3.12	Action by the Board

Subject to the Act, the Board shall exercise its powers by or pursuant to a resolution passed at a meeting of the Board at which a quorum is present or approved in writing by all Directors in office.

3.13	Delegation

Subject to the Act, the Articles and any By-laws, the Board may from time to time delegate to a Director, a committee of the Board or an Officer all or any of the powers conferred on the Board by the Act to such extent and in such manner as the Board shall determine at the time of each such delegation.

3.14	Resolution in Writing

A resolution in writing, signed by all the Directors entitled to vote thereon is as valid as if it had been passed at a meeting of the Board or, as the case may be, of a committee of the Board. A copy of the resolution must be kept with the minutes of the meetings and the resolutions of the Board and its committees. Any such resolution may be signed in counterparts and if signed as of any date, shall be deemed to have been passed on such date.

3.15	Meetings by Telephone, Electronic or other Communication Facility

A Director may, if all of the Directors present or participating at a meeting consent, participate in a meeting of the Board or of a committee of the Board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A Director who participates in such meeting by such means is deemed to be present at that meeting.

3.16	Place of Meetings

Meetings of the Board are held at the registered office of the Corporation or at any other place within or outside of Ontario, and in any financial year of the Corporation a majority of the meetings of the Board need not be held in Canada.

3.17	Calling of Meetings

Meetings of the Board shall be held from time to time at such place, on such day and at such time as the Board, the chairperson of the Board, the President, the Corporate Secretary or any two Directors may determine. Meetings are called by the chairperson of the Board, the President or two Directors or by the Corporate Secretary upon being asked to call such a meeting by the chairperson of the Board, the President or two Directors for the transaction of any business, the general nature of which is specified in the notice calling the meeting.

3.18	Notice of Meetings

The notice stating the time and place of the meeting and specifying any matter to be dealt with relating to powers which the Board may not delegate, shall be given to each Director at least 48 hours before the meeting is to occur. This notice does not have to be given in writing.

Any Director may waive his or her right to receive notice of a meeting of the Board. Attendance of a Director at a meeting of the Board constitutes a waiver of such Director’s right to receive notice of such meeting unless such Director attends such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called.

3.19	First Meeting of New Board

Provided a quorum of Directors is present, each newly elected Board may without notice hold its first meeting following the Shareholders Meeting at which such Board is elected.

3.20	Adjourned Meeting

Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.21	Votes to Govern

Subject to the Act, at all meetings of the Board, any question shall be decided by a majority of the votes cast on the question and, in the case of an equality of votes, the chairperson of the meeting shall not be entitled to a second or casting vote.  Any question at a meeting of the Board shall be decided by a show of hands unless a ballot is required or demanded.

3.22	Chairperson and Secretary

The chairperson of the Board or, in the chairperson’s absence, the President shall be chairperson of any meeting of the Board.  If none of these Officers are present, the Directors present shall choose one of their number to be chairperson.  The Corporate Secretary of the Corporation shall act as secretary at any meeting of the Board and, if the Corporate Secretary is absent, the chairperson of the meeting shall appoint an individual, who need not be a Director, to act as secretary of the meeting.

3.23	Remuneration and Expenses

The Directors shall be paid such remuneration for their services as Directors as the Board may from time to time authorize. In addition, the Board may authorize, by resolution, a special remuneration to a Director who executes specific or additional duties on behalf of the Corporation. The Directors shall also be entitled to be paid in respect of travelling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof or in otherwise serving the Corporation. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.24	Conflict of Interest

Subject to and in accordance with the provisions of the Act, a Director or Officer of the Corporation who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, or is a director or an officer of, or has a material interest in, any Person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of Directors the nature and extent of such interest, and any such Director shall not attend any part of a meeting of Directors during which the contract or transaction is discussed and shall refrain from voting in respect thereof unless otherwise permitted by the Act. If no quorum exists for the purpose of voting on such a resolution only because a Director is not permitted to be present at the meeting due to a conflict of interest, the remaining Directors shall be deemed to constitute a quorum for the purposes of voting on the resolution.

3.25	Dissent

A Director who is present at a meeting of the Board or a committee of the Board is deemed to have consented to any resolution passed or action taken thereat unless:

a)	the Director requests that his or her dissent is entered in the minutes of the meeting;

b)	the Director sends a written dissent to the secretary of the meeting before the meeting is terminated; or

c)	the Director sends a dissent by registered mail or delivers it to the registered office of the Corporation immediately after the meeting is terminated.

A Director is not entitled to dissent after voting for or consenting to a resolution.

A Director who was not present at a meeting at which a resolution was passed is deemed to have consented thereto unless within seven days after becoming aware of the resolution of the Director,

a)	causes his or her dissent to be placed within the minutes of the meeting; or

b)	sends his or her dissent by registered mail or delivers it to the registered office of the Corporation.

4 - COMMITTEES

4.1	Committees of the Board

The Board shall establish an audit committee and may, by resolution, create one or more additional committees comprised of Directors and, subject to the limitations prescribed by the Act, may delegate to any such committee any of the powers of the Board.

4.2	Procedure

Subject to the Act and unless otherwise determined by a resolution of the Board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairperson and to regulate its procedure. Each committee must provide the Board with a report concerning its activities if the Board makes such a request. The Board may cancel or modify any decision made by the committee.

4.3	Audit Committee

The Board shall appoint annually from among its number an audit committee to be composed of not fewer than three Directors, to hold office until the next annual Shareholders Meeting.  In addition to the powers and duties provided in section 4.1, the audit committee shall have the powers and duties provided in the Act and other applicable laws.

5 - OFFICERS

5.1	Appointment of Officers

The Board may from time to time appoint a President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Corporate Secretary of the Corporation, or an individual holding a similar position, or any other individual designated as an Officer by a resolution of the Board. The Board may specify the duties of such Officers and, in accordance with this By-law and subject to the Act, delegate to such Officers powers to manage, or supervise the management of, the business and affairs of the Corporation other than any of the powers that may not be delegated as prescribed by the Act. An Officer may but need not be a Director and any individual may hold more than one office.

5.2	Agents and Attorneys

The Board shall have the power from time to time to appoint agents or attorneys for the Corporation in or out of the Province of Ontario with such powers of management or otherwise (including the power to sub-delegate) as the Board may determine.

5.3	Disclosure of Interest

An Officer must disclose the nature and extent of any interest he or she has in a contract or transaction to which the Corporation is a party, in the same way that a Director must disclose such an interest pursuant to section 3.24. In the case of an Officer who is not a Director, disclosure must be made:

a)	forthwith after the Officer becomes aware that the contract or transaction or proposed contract or transaction is to be considered or has been considered at a meeting of Directors;

b)	if the Officer becomes interested after a contract is made or a transaction is entered into, forthwith after he or she becomes so interested; or

c)	if an individual who is interested in a contract or transaction later becomes an Officer, forthwith after he or she becomes an Officer.

5.4	Mandate

The Board may, at its own discretion, remove any Officer of the Corporation. Each Officer appointed by the Board will remain in office until his resignation, replacement, removal or death.

5.5	Employment Conditions and Remuneration

The Board shall fix, from time to time, by resolution, the terms of employment and the remuneration of the Officers it appoints.

6 - PROTECTION OF DIRECTORS AND OFFICERS

6.1	Indemnity of Directors and Officers

a)
The Corporation shall indemnify a Director or Officer of the Corporation, a former Director or Officer of the Corporation or another individual who acts or acted at the Corporation’s request as a Director or Officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative or investigative action or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

b)
The Corporation shall advance monies to such individual for the costs, charges and expenses of a proceeding referred to in paragraph (a) provided such individual agrees in advance, in writing, to repay the monies if the individual does not fulfill the conditions of paragraph (c).

c)	The Corporation may not indemnify an individual under paragraph (a) unless the individual:

i)
acted honestly and in good faith with a view to the best interests of the Corporation or other entity for which the individual acted as a Director or Officer or in a similar capacity at the Corporation’s request, as the case may be; and

ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

d)
The Corporation shall also seek the approval of a court to indemnify an individual referred to in paragraph (a), or advance monies under paragraph (b) in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which such individual is made a party because of the individual’s association with the Corporation or other entity as described in paragraph (a), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in paragraph (c).

6.2	Insurance

The Corporation may purchase and maintain insurance for the benefit of an individual referred to in section 6.1(a) against any liability incurred by the individual:

a)	in the individual’s capacity as a Director or Officer of the Corporation; or

b)	in the individual’s capacity as a Director or Officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the Corporation’s request.

7 - MEETINGS OF SHAREHOLDERS

7.1	Annual Meetings

The annual Shareholders Meeting shall be held at such time in each year as the Board may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual Shareholders Meeting, electing Directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

7.2	Special Meetings

The Board shall have the power to call a special Shareholders Meeting at any time, such meeting to be held on such day and at such time as the Board may determine. Any special Shareholders Meeting may be combined with an annual Shareholders Meeting.

7.3	Place of Meetings

Shareholders Meetings shall be held at such place as the Board may determine from time to time, provided that the Board may in its sole discretion determine that a meeting shall not be held at any place, but may instead be held entirely by means of a telephonic, electronic or other communication facility pursuant to section 7.4.

7.4	Participation in Meetings by Electronic, Telephonic or Other Means

A meeting may be held solely by means of equipment enabling all participants to communicate adequately at the meeting. In addition, any Person entitled to attend a Shareholders Meeting may participate in the meeting by means of any equipment enabling all participants to communicate adequately at the meeting. A Person participating in a meeting by such means is deemed present at the meeting. Any shareholder participating in a Shareholders Meeting by means of equipment enabling all participants to communicate adequately at the meeting may vote by any means enabling votes to be cast in a way that allows them to be verified afterwards.

7.5	Notice of Meetings

Any notice of a Shareholders Meeting specifying the time and place of the meeting must be sent, in writing and by any means providing proof of the date of receipt, to each Person entitled to vote at the meeting, each Director, and the auditor of the Corporation not less than 10 days and not more than 50 days before the meeting.

Notice of a Shareholders Meeting at which special business is to be transacted shall state or be accompanied by a statement of the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and the text of any special resolution or By-law to be submitted to the meeting. All business transacted at a special meeting of the shareholders and all business transacted at an annual Shareholders Meeting, except consideration of the financial statements and auditor’s report, the appointment of the auditor and the election of Directors, is deemed to be special business.

7.6	Waiver of Notice

A shareholder and any other Person entitled to attend a Shareholders Meeting may in any manner and at any time waive notice of a Shareholders Meeting, and attendance of any such Person at a Shareholders Meeting is a waiver of notice of the meeting, except where such Person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

7.7	Record Date for Notice

The Board may fix, in conformity with Applicable Securities Law requirements, in advance, not less than 30 days and not more than 60 days before the meeting, a record date for the purpose of determining the shareholders entitled to receive a notice of the meeting or entitled to vote at the meeting.  Where no such record date for notice is fixed by the Board, the record date for notice shall be the close of business on the day immediately preceding the day on which notice is given.

Notice of any such record date fixed by the Board shall be given in the manner required by the Act.

7.8	Chair and Secretary

The chairperson of the Board or, if the chairperson is not present or if he or she declines or is unable to act, the President or, if the President is not present or if he or she declines or is unable to act, an individual designated by the Board shall preside as chair at any Shareholders Meeting, but, if no such individual is present within fifteen minutes after the time appointed for the holding of the meeting, the shareholders present shall choose an individual from their number to be the chair.  The Corporate Secretary shall act as secretary at any Shareholders Meeting or, if the Corporate Secretary is not present or if he or she declines or is unable to act, the chairperson of the meeting shall appoint some individual, who need not be a shareholder, to act as secretary of the meeting.  If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairperson.

7.9	Persons Entitled to be Present

The only Persons entitled to be present at a Shareholders Meeting shall be those entitled to vote thereat, the Directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or By-laws to be present at the meeting. Any other Person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

7.10	Quorum

A quorum of shareholders is present at a Shareholders Meeting, provided that a quorum shall not be less than two Persons, if (a) the holders of at least thirty-three and one-third percent (33⅓%)  of the shares of the Corporation entitled to vote at the meeting are present in person or represented by proxy, or (b) if at the time of such Shareholders Meeting, the Corporation is qualified to use the forms of a “foreign private issuer” under Applicable Securities Laws of the United States of America, the holders of at least twenty-five percent (25%) of the shares of the Corporation entitled to vote at the meeting are present in person or represented by proxy. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting. If a quorum is not present at the time appointed for a Shareholders Meeting, or within such reasonable time thereafter as the shareholders present may determine, the chairperson of the Board or the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business.

7.11	Persons Entitled to Vote

The Persons entitled to vote at any meeting of shareholders shall be the Persons entitled to vote in accordance with the Act. The Board or chair of any Shareholders Meeting may, but need not, at any time (including prior to, at or subsequent to the meeting), ask questions of, and request the production of evidence from, a shareholder (including a beneficial owner), the transfer agent or such other person as they, he or she considers appropriate for the purposes of determining a person’s share ownership position as at the relevant record date and authority to vote.  For greater certainty, the Board or the chair of any Shareholders Meeting of shareholders may, but need not, at any time, inquire into the legal or beneficial share ownership of any person as at the relevant record date and the authority of any person to vote at the meeting and may, but need not, at any time, request from that person production of evidence as to such share ownership position and the existence of the authority to vote.

7.12	Proxies and Representatives

Every shareholder entitled to vote at a Shareholders Meeting may, by means of a proxy, appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, as the shareholder’s nominee to attend and act at the meeting in the manner, to the extent authorized and with the authority conferred by the proxy. A proxy shall be (a) signed in writing or by electronic signature by the shareholder or an attorney who is authorized by a document that is signed in writing or by electronic signature; or (b) if the shareholder is a body corporate, by an officer or attorney of the body corporate duly authorized. The chair of any Shareholders Meeting of shareholders may, but need not, at his or her sole discretion, make determinations as to the acceptability of proxies deposited for use at the Shareholders Meeting, including the acceptability of proxies which may not strictly comply with the requirements of these by-laws or otherwise, and any such determination made in good faith shall be final and conclusive.

Unless otherwise indicated, a proxy lapses one year after the date it is given. It may be revoked at any time in accordance with the Act.

A proxyholder or an alternate proxyholder has the same rights as the shareholder who appointed him or her to speak at a meeting of shareholders in respect of any matter, to vote by way of ballot at the meeting and, except where a proxyholder or an alternate proxyholder has conflicting instructions from more than one shareholder, to vote at such a meeting in respect of any matter by way of a show of hands.

7.13	Time for Deposit of Proxies

The Board may by resolution fix a time not exceeding 48 hours, excluding non-business days, preceding any meeting or adjourned Shareholders Meeting before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting.  A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it shall have been received prior to the time of voting by the Corporate Secretary or by the chairperson of the meeting or any adjournment thereof. Notwithstanding any specified time limits for the deposit of proxies by shareholders, the chair of any Shareholders Meeting or the chairperson of the Board may, but need not, at his, her or their sole discretion, waive the time limits for the deposit of proxies by shareholders, including any deadline set out in the notice calling the Shareholders Meeting or in any proxy circular and any such waiver made in good faith shall be final and conclusive. A proxy is valid only in respect of the meeting in respect of which it is given, including any adjournment or postponement thereof.

7.14	Joint Shareholders

If two or more Persons hold shares jointly, one of those holders present at a Shareholders Meeting may in the absence of the others vote the shares, but if two or more of those Persons who are present, in person or by proxy, they shall vote as one on the shares jointly held by them.

7.15	Votes to Govern

Except as otherwise required by the Act and the Articles, all questions proposed for the consideration of shareholders at a Shareholders Meeting shall be determined by a majority of the votes cast by all who are entitled to vote.

7.16	Casting Vote

In case of an equality of votes at any meeting of shareholders, regardless of the manner of voting, the chairperson of the meeting shall not be entitled to a second or casting vote.

7.17	Show of Hands

Any question at a Shareholders Meeting shall be decided by a show of hands, unless a ballot is required or demanded as hereinafter provided. Upon a show of hands, every Person who is present and entitled to vote thereon shall have one vote.  Whenever a vote by any means other than by ballot is taken, a declaration by the chairperson of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

7.18	Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairperson may require, or any shareholder or proxyholder may demand, a ballot. A ballot so required or demanded shall be taken in such manner as the chairperson shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot.  If a ballot is taken each Person present shall be entitled, in respect of the shares which the Person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

7.19	Advance Notice for Proposals

a)
No business may be transacted at an annual Shareholders Meeting, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual Shareholders Meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual Shareholder Meeting by any shareholder of the Corporation who complies with the proposal procedures set forth in this section 7.19. For business to be properly brought before an annual Shareholder Meeting by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation’s management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of Directors shall be submitted to the Corporation in accordance with the requirements set forth in section 3.6.[1] The Corporation shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Act.

b)
At a special Shareholders Meeting, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board may be made at a special Shareholders Meeting at which Directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to and in compliance with section 3.6.

1 Note to CLM: In Canada, it is conventional for advance notice provisions relating to matters other than the nomination of directors (which is separately covered in Section 3.6, above) to refer to the requirements of Section 99 of the OBCA. While Section 23(a) of the Senstar-Israel Articles of Association stipulate a list of information required to be provided by the proposing shareholder, Section 99 of the OBCA is a fairly comprehensive code and it may not be lawful for a corporation to further restrict through its by-laws. Section 99 of the OBCA has been included in our cover email, for reference.

7.20	Adjournment and Termination

The chair of the Shareholders Meeting or the chairperson of the Board may adjourn the meeting from time to time and from place to place and may terminate the Shareholders Meeting on completion of the business for which it was called as set out in the notice of meeting. If a Shareholders Meeting is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a Shareholders Meeting is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

8 - SECURITIES AND CERTIFICATES

8.1	Issuance of Securities

Subject to the Articles, the Act and any pre-emptive right granted to shareholders, the Board may from time to time issue or grant options to purchase or rights to acquire unissued shares of the Corporation at such times and to such Persons and for such consideration as the Board shall determine. The Board may, by resolution, accept subscriptions, issue and allot unissued shares from the Corporation’s share capital and grant exchange rights, options or acquisition rights with respect to those shares.

8.2	Payment of Shares

A share shall not be issued until the consideration for the share is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money that the Corporation would have received if the share had been issued for money. Shares may only be considered paid if consideration equal to the issue price determined by the Board has been paid to the Corporation.

A promissory note or a promise to pay made by a Person to whom shares are issued, or a Person who does not deal at arm's length, within the meaning of that expression in the Income Tax Act (Canada), with a Person to whom shares are issued does not constitute consideration for the shares.

8.3	Securities Register

The Corporation or its transfer agent shall prepare and maintain at its registered office, or at any other place in Ontario designated by the Board, a securities register of the Corporation in which it records the securities issued by it in registered form, showing with respect to each class or series of securities:

a)	the names, alphabetically arranged, of Persons who,

(i)
are or have been within six years registered as shareholders of the Corporation, the address including the street and number, if any, and an e-mail address if one is provided, of every such Person while a holder, and the number and class of shares registered in the name of such holder;

(ii)
are or have been within six years registered as holders of debt obligations of the Corporation, the address including the street and number, if any, and an e-mail address if one is provided, of every such Person while a holder, and the class or series and principal amount of the debt obligations registered in the name of such holder; or

(iii)
are or have been within six years registered as holders of warrants of the Corporation, other than warrants exercisable within one year from the date of issue, the address including the street and number, if any, and an e-mail address if one is provided, of every such Person while a registered holder, and the class or series and number of warrants registered in the name of such holder; and

b)	the date and particulars of the issue of each security and warrant.

8.4	Register of Transfer

The Corporation shall cause to be kept a register of transfers in which all transfers of securities issued by the Corporation in registered form and the date and other particulars of each transfer shall be set out.

Subject to the Act, the transfer of securities is governed by the Securities Transfer Act, 2006 (Ontario).

8.5	Registration of Transfer

Subject to the Act, no transfer of a share shall be registered in a securities register of the Corporation except: (a) upon presentation of the certificates (or, where applicable, other evidence of electronic, book-based, direct registration service or other non-certificated entry of position on the applicable register of securityholders) representing such share with an endorsement or completed transfer power of attorney which complies with the Act made thereon or delivered therewith duly executed by an appropriate Person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the Board or the Corporation’s transfer agent may from time to time prescribe; (b) upon payment of all applicable taxes and reasonable fees prescribed by the Board, if any; (c) upon compliance with such restrictions on transfer as are authorized by the Articles, if any; (d) upon satisfaction of any lien on such shares; and (e) upon compliance with and satisfaction of such other requirements as the Corporation or its transfer agent may reasonably impose.

8.6	Registered Ownership

Subject to the Act, the Corporation may treat the registered holder of a security as the Person exclusively entitled to vote, to receive notices, to receive any interest, dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of a holder of the security. The Corporation may, however, treat as the registered holder any executor, administrator, heir, legal representative, guardian, committee, trustee, curator, tutor, liquidator or trustee in bankruptcy who furnishes appropriate evidence to the Corporation establishing his, her or its authority to exercise the rights relating to a security of the Corporation.

8.7	Security Certificates

A security issued by the Corporation may be represented by a security certificate or may be an uncertificated security. A certificated security is represented by a paper certificate in registered form, and an uncertificated security is represented by an entry in the securities register in the name of the securityholder.

Unless otherwise provided in the Articles, the Directors of a Corporation may provide by resolution that any or all classes and series of its shares or other securities shall be uncertificated securities, provided that such resolution shall not apply to securities represented by a certificate until such certificate is surrendered to the Corporation.

8.8	Certificated Securities

In the case of certificated securities, the Corporation shall issue to the securityholder, without charge, a certificate in registered form.

Security certificates shall be in such form as the Board may from time to time approve in accordance with the requirements of the Act.

Subject to any resolution of the Board providing otherwise, the security certificates of the Corporation shall be signed by at least one of the following persons: (a) a Director or Officer of the Corporation; (b) a registrar, transfer agent or branch transfer agent of the Corporation, or an individual on their behalf; or (c) a trustee who certifies it in accordance with a trust indenture. The signature may be printed or otherwise mechanically reproduced on the security certificate.

In the absence of any evidence to the contrary, the certificate is proof of the securityholder's title to the security represented by the certificate.

Share certificates need not be under corporate seal.

8.9	Electronic, Book-Based or Other Non-Certificated Registered Positions

A registered securityholder may have such securityholder’s holdings of securities of the Corporation evidenced by an electronic, book-based, direct registration service or other noncertificated entry or position on the applicable register of securityholders to be kept by the Corporation in place of a physical security certificate pursuant to a registration system that may be adopted by the Corporation in conjunction with its applicable agent. The Corporation and its applicable agent may adopt such policies and procedures, appoint such other persons and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a securities registration system by electronic, book-based, direct registration system or other non-certificated means.

8.10	Replacement of Securities Certificates

Subject to the provisions of the Act, the Board or any Officer or agent designated by the Board may in the discretion of the Board or that Person direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate for a certificated security claimed to have been lost, apparently destroyed or wrongfully taken on payment of such fee, prescribed by or in accordance with the Act, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

8.11	Joint Shareholders

If two or more Persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such Persons shall be sufficient delivery to all of them.  Any one of such Persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.12	Deceased Securityholders

In the event of the death of a holder, or of one of the joint holders, of any security, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by the Act and upon compliance with the reasonable requirements of the Corporation or it transfer agent.

9 - DIVIDENDS AND RIGHTS

9.1	Dividends

Subject to the provisions of the Act and the Articles, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid, in whole or in part, in money or property or by issuing fully paid shares or options or rights to acquire fully paid shares of the Corporation.

If shares of the Corporation are issued in payment of a dividend, the Corporation may add all or part of the value of those shares to the stated capital account of the Corporation maintained or to be maintained for the shares of the class or series issued in payment of the dividend.

The Corporation may not declare and pay a dividend, except by issuing shares or options or rights to acquire shares, if there are reasonable grounds for believing that (a) the Corporation is, or would after the payment be, unable to pay its liabilities as they become due; or (b) the realizable value of the Corporation’s assets would thereby be less than the aggregate of (i) its liabilities; and (ii) its stated capital of all classes.

The Corporation may deduct from the dividends payable to a shareholder any amount due to the Corporation by the shareholder, on account of calls for payment or otherwise.

9.2	Dividend Cheques

A dividend payable in cash may be paid by cheque drawn on the Corporation’s banks or by electronic means to the order of each registered holder of shares of the class or series in respect of which it has been declared. Cheques may be sent by prepaid ordinary mail to such registered holder at such holder’s address recorded in the Corporation’s securities register, unless in each case such holder otherwise directs.  In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and, if more than one address is recorded in the Corporation’s securities register in respect of such joint holding, the cheque shall be mailed to the first address so appearing.  The mailing of such cheque, in such manner, unless the cheque is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3	Non-receipt or Loss of Cheques

In the event of non-receipt or loss of any dividend cheque by the Person to whom it is sent, the Corporation shall issue to such Person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt or loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

9.4	Record Date for Dividends and Rights

The Board may fix, in advance, in accordance with Applicable Securities Law requirements, a record date for the determination of the shareholders entitled to receive dividends.

9.5	Unclaimed Dividends

Any dividend unclaimed after a period of one year from the date on which the dividend has been declared to be payable shall be forfeited and shall revert to the Corporation.

10 - NOTICES

10.1	Notice to Shareholders

Unless the Act or these By-laws provide otherwise, any notice, document or other information required or permitted by the Act, the regulations, the Articles or these By-laws to be sent to a shareholder, may be sent by any one of the following methods: (i) by hand delivery, through the mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of fax, e-mail, or other form of electronic transmission, (iii) by providing or posting the notice, document or other information on or making it available through a generally accessible electronic source and providing notice of the availability and location of the notice, document or other information to the shareholder via any of the methods specified in (i) and (ii) above, including by mail, delivery, fax, e-mail or other form of electronic transmission, or (iv) by any other method permitted by applicable law. A notice to a shareholder shall be deemed to be received as follows: (A) if given by hand delivery, when actually received by the shareholder; (B) if sent through the mail addressed to the shareholder at the shareholder’s address appearing on the share register of the Corporation, at the time it would be delivered in the ordinary course of mail; (C) if sent for next day delivery by a nationally recognized overnight delivery service addressed to the shareholder at the shareholder’s address appearing on the share register of the Corporation, when delivered to such service; (D) if faxed, when sent to a number at which the shareholder has consented to receive notice and evidence of delivery confirmation is received by sender’s facsimile device; (E) if by e-mail, when sent to an e-mail address at which the shareholder has consented to receive notice; (F) if sent by any other form of electronic transmission, when sent to the shareholder; (G) if sent by posting it on or making it available through a generally accessible electronic source referred to in subsection 10.1 (iii), on the day such Person is sent notice of the availability and location of such notice, document or other information is deemed to have been sent in accordance with (A) through (F) above; or (H) if sent by any other method permitted by applicable law, at the time that such Person is deemed to have received such notice pursuant to applicable law. If a shareholder has consented to a method for delivery of a notice, document or other information, the shareholder may revoke such shareholder’s consent to receiving any notice, document or information by fax or e-mail by giving written notice of such revocation to the Corporation.

10.2	Notice to Joint Shareholders

If two or more Persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such Persons shall be sufficient notice to all of them.

10.3	Computation of Time

In computing the date when notice must be sent under any provision requiring a specified period of days’ notice of any meeting or other event, the period of days shall commence on the day following the sending of such notice and shall terminate on the day preceding the date of the meeting or other event provided that the last day of the period shall not be a non-business day.

10.4	Undelivered Notices

If any notice given to a shareholder pursuant to section 10.1 is returned on three consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notice to such shareholder until such shareholder informs the Corporation in writing of the shareholder’s new address.

10.5	Omissions and Errors

The accidental omission to give or send any notice to any shareholder, Director, Officer or auditor, or the non-receipt of any notice by any such Person or any error in any notice not affecting the substance thereof, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise based thereon.

10.6	Persons Entitled by Death or Operation of Law

Every Person who, by operation of law, transfer, death of a securityholder or any other means whatsoever, shall become entitled to any share or other security, shall be bound by every notice in respect of such security which shall have been duly given or sent to the securityholder from whom the Person derives title to such share prior to that Person’s name and address being entered on the securities register (whether such notice was given or sent before or after the happening of the event upon which that Person becomes so entitled) and prior to that Person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

10.7	Waiver of Notice

Any shareholder (or shareholder’s duly appointed proxyholder), Director, Officer or auditor may at any time waive the giving or sending of any notice, or waive or abridge the time for any notice, required to be given to that Person under any provision of the Act, the Articles, the By-laws or otherwise and such waiver or abridgement shall cure any default in the giving or sending or in the time of such notice, as the case may be.  Any such waiver or abridgement shall be in writing or given by electronic signature and may be sent by electronic means in accordance with the Electronic Commerce Act, 2000, except a waiver of notice of a Shareholders Meeting or meeting of the Board which may be given in any manner. A shareholder and any other Person entitled to attend a Shareholders Meeting may in any manner and at any time waive notice of a Shareholders Meeting, and attendance of any such Person at a Shareholders Meeting is a waiver of notice of the meeting, except where such Person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.8	Applicable Forum

Unless the Corporation consents in writing to the selection of an alternative forum, the courts of the Province of Ontario and the appellate courts therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action or proceeding asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation; (c) any action or proceeding asserting a claim arising out of any provision of the Act or the articles or the by-laws of the Corporation (as either may be amended from time to time); or (d) any action or proceeding asserting a claim or otherwise related to the affairs of the Corporation. Unless the Corporation consents in writing to the selection of an alternative forum, and without limiting the generality of the foregoing sentence, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint filed in the United States asserting a cause of action arising under the U.S. Securities Act of 1933, as amended.  If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed other than with the designated court (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (x) the personal jurisdiction of the court in connection with any action or proceeding brought in in any such court to enforce the preceding sentence, and (y) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. Any person or entity purchasing or otherwise acquiring any interest in common shares in the capital of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.8.

The foregoing By-law was adopted by the Board of Directors of the Corporation pursuant to the provisions of the Business Corporations Act (Ontario), on September 12, 2023 and ratified by the shareholders on September 12, 2023.